Exhibit 99.1

Exhibit 99.1

2013

Sands Macao The Venetian Macao The Plaza Macao Sands Cotai Central The Parisian Macao

May, 2004 August, 2007 August, 2008 April, 2012 2015

Stock code : 1928

ANNUAL REPORT

FROM FABULOUS RESTAURANTS AND LUXURIOUS HOTEL SUITES TO WORLD-CLASS MICE AND ENTERTAINMENT, COME AND DISCOVER EVERYTHING

SANDS CHINA LTD.

CONTENTS

1. Overview 4

1.1 Financial Highlights 4

1.2 Highlights of 2013 4

1.3 Chairman’s Statement 12

1.4 Directors and Senior Management 14

1.5 Business Overview 20

1.6 Our Properties 24

Management

2. Discussion and 31

Analysis

Stakeholder

3. 45

Information

3.1 Our Shareholders 45

3.2 Our Lenders 46

3.3 Our Customers 48

3.4 Our Employees 49

3.5 Our Commitment to the Community 52

3.6 Preserving Environment 55

Corporate

4. 59

Governance Report

4.1 Chairman’s Introduction 59

4.2 Good Governance 60

4.3 The Board 60

4.4 Key Roles 63

4.5 Activity 65

4.6 The Committees 66

4.7 Risk and Internal Control 70

4.8 Shareholders 71

4.9 Compliance Disclosures and 73

Other Matters

4.10 Directors’ Report 75

5. Financial Statements 93

5.1 Independent Auditor’s Report 93

5.2 Financial Statements 95

5.3 Notes to the Consolidated Financial 102

Statements

5.4 Financial Summary 183

6. Corporate Information 184

7. Contact Us 185

8. Glossary 186

This Annual Report is prepared in English and Chinese. In case of inconsistency, please refer to the English version as it shall prevail.

OUR LUXURIOUS HOTEL ROOMS AND SUITES AWAIT YOU.

SANDS CHINA LTD. Annual Report 2013

INTRODUCTION

Sands China operates the largest collection of integrated resorts in Macao. As at December 31, 2013, we had 9,277 hotel rooms and suites, 121 restaurants, 1.4 million square feet of retail, 1.5 million square feet of meeting space, permanent theaters, a 15,000-seat arena and some of the world’s largest casinos. With the completion of the second Sheraton tower of Sands Cotai Central in January 2013, along with our other development plans on Cotai, Sands China is uniquely positioned to be a major driver of Macao’s economic diversification for years to come.

003

1. OVERVIEW

1.1 FINANCIAL HIGHLIGHTS

Net revenues were US$8,907.9 million (HK$69,079.9 million) for the year ended December 31, 2013, an increase of US$2,396.5 million (HK$18,613.3 million), or 36.8%, compared to US$6,511.4 million (HK$50,466.6 million) for the year ended December 31, 2012.

Operating expenses were US$6,617.7 million (HK$51,319.6 million) for the year ended December 31, 2013, an increase of US$1,387.5 million (HK$10,782.9 million), or 26.5%, compared to US$5,230.2 million (HK$40,536.7 million) for the year ended December 31, 2012.

Adjusted EBITDA for the year ended December 31, 2013 was US$2,900.5 million (HK$22,493.1 million), an increase of US$922.8 million (HK$7,164.9 million), or 46.7%, compared to US$1,977.7 million (HK$15,328.2 million) for the year ended December 31, 2012.

Profit for the year ended December 31, 2013 was US$2,214.9 million (HK$17,176.3 million), an increase of US$979.2 million (HK$7,599.0 million), or 79.2%, compared to US$1,235.7 million (HK$9,577.3 million) for the year ended December 31, 2012. Excluding pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao for the year ended December 31, 2012, adjusted profit increased 46.4% to US$2,220.7 million (HK$17,221.3 million) for the year ended December 31, 2013, compared to US$1,516.5 million (HK$11,753.6 million) for the year ended December 31, 2012.

Note: The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7549 (2012: US$1.00 to HK$7.7505) for the purposes of illustration only.

1.2 HIGHLIGHTS OF 2013

Business

We successfully opened the second Sheraton tower of Sands Cotai Central, which is the largest integrated resort development in the Company’s history.

Our CotaiJet services carried 7.4 million passengers in 2013 — an average of 20,300 per day. We provided an average of approximately 39 daily round trip sailings in 2013.

We entered into a multiyear franchise agreement with DreamWorks Animation SKG, Inc. to open Asia’s first DreamWorks Experience creating a new level of family entertainment at Sands Cotai Central.

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SANDS CHINA LTD. Annual Report 2013

Net Revenues
(US$Million)

36.8%


$6,511
$8,908
2012
2013

Adjusted EBITDA
(US$Million)

46.7%


30.4%
32.5%
$1,978
$2,900
2012
2013
Adjusted EBITDA as a % of Net Revenues

Profit
(US$Million)

79.2%


19.0%
24.9%
$1,236
$2,215
2012
2013
Profit as a % of Net Revenues

- We participated in tradeshows and launched roadshow product seminars to educate the Travel Trade and Meetings sectors about our Cotai Strip Resorts Macao and new developments, visiting 9 cities in China including Changsha, Wuhan, Shanghai, Beijing, Xiamen, Chengdu, Guangzhou, Hangzhou and Shenzhen. These seminars introduced the new brand positioning of Cotai Strip Resorts Macao and our integrated product offerings of The Venetian Macao, Sands Cotai Central, The Plaza Macao and Sands Macao, highlighting the retail and entertainment offerings of our integrated resorts. There was also a strong emphasis on the new DreamWorks Experience at Cotai Strip Resorts Macao featuring live entertainment with characters from various DreamWorks animated feature films including Kung Fu Panda, Madagascar, Shrek and How to Train your Dragon.

- Destination events continue to drive increased visitation with some 500,000 visitors experiencing the diversified events across our integrated resorts. These events included Chinese New Year celebrations, Carnevale, Macau Wine & Dine Festival, The Human Bodies Exhibition, Titanic The Exhibition, Ice World Exhibition, Cotai Jazz & Blues Festival, DreamWorks Experience, character dining, regional movie premiers and the return of Winter at Cotai Strip celebrations for the second year.

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1. OVERVIEW

The Venetian Macao hosted for the second time the International Indian Film Academy (IIFA) Awards with the event broadcasted in 110 countries to 880 million viewers worldwide.

Cotai Strip Resorts Macao hosted 574 travel industry and meeting planner familiarization events in order to showcase the integrated resorts under a common destination umbrella. Such events took place with buyers from Asia, Australia, India, Europe and North America highlighting the increased demand for Macao as an ideal meetings and leisure tourism destination.

Sales converted 3,416 group enquires in 2013 to 922 bookings (27%). Enquiry demand increased from South East Asia Pacific to 26%, followed by China 21%, Hong Kong 14% and India 12%.

The Venetian Macao and Sands Cotai Central together hosted 668 events including exhibitions, tradeshows, conferences, social and government events as well as incentive groups, attracting 1,717,000 visitors.

The Company hosted 81 live international entertainment events attracting more than 396,000 visitors including the single largest ticket revenue event ever held in the Cotai Arena with “Pacquiao-Rios: The Clash in Cotai”, which was heralded as the biggest boxing event in Asia since Ali-Frazier, and “Rihanna-Diamonds World Tour”, which achieved the highest total ticket sales ever for a two-day event. Across 12 broadcast events, our total audience footprint in China alone was over 900 million viewers.

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SANDS CHINA LTD. Annual Report 2013

Attendance

Sands China’s properties are among the most visited destinations in Macao, attracting families, business visitors and entertainment seekers from around the world. More than 30% of our hotel guests are families with children and business travelers attending corporate meetings, conventions, and exhibitions.

In 2013, all four of our properties, The Venetian Macao, Sands Cotai Central, The Plaza Macao and Sands Macao, attracted a combined total of 62.9 million visitors (2012: 46.4 million) or approximately 172,400 (2012: 126,800) visitors per day.

Entertainment

Entertainment is at the heart of our business. Since opening in 2007, our 15,000-seat Cotai Arena has established itself as one of the top live-entertainment venues in Southern China. It is the only venue in Asia ranked in Pollstar’s Top 100 Arena Venues worldwide, based on ticket sales. The live entertainment program at our properties, from concerts to sporting events to awards ceremonies, is a key traffic and revenue driver, and has established the Company as the leader in the field of tourism and leisure activities.

The diversity of entertainment offered by the Company sets it apart from other gaming destinations. Our entertainment offerings include lounge acts, dancers, singers, gondoliers and street performers, all of whom contribute to the overall customer experience at our properties.

The Cotai Arena, Venetian Theatre, Sands Theatre and Venetian and Sands Cotai Central ballrooms hosted a total of 81 different live entertainment events over 140 event days in 2013, which attracted more than 396,000 visitors. The Cotai Arena hosted major entertainment events during the year including concerts by top stars such as Rihanna, Justin Bieber and Super Junior, as well as hosting the Voice of China and the Clash in Cotai event.

Meetings, Incentives, Conventions and Exhibitions

As at December 31, 2013, Sands China’s properties boasted 1.5 million square feet of MICE space specifically designed to meet the needs of meeting planners, corporate events and trade show organizers from around the world. The CotaiExpo is one of the largest exhibition centers in Asia and has hosted some of the region’s biggest trade shows. Our experience and expertise in this industry continues to drive business and leisure tourism to Macao.

With the opening of Sands Cotai Central, our meeting and convention capabilities continue to expand and we are proud to provide the same guaranteed expertise and service in our new facilities that has made CotaiExpo the region’s MICE leader. With hotel brands Conrad, Holiday Inn and Sheraton, MICE organizers now have an expanded selection of accommodation choices to meet a wider demographic of event attendees. With the implementation of our “Green Meetings” initiative through the global ECO360° program, we will be continuing our goal of having one of the most sustainable and environmentally friendly conference centers in Asia.

The Venetian Macao and Sands Cotai Central together attracted 1,717,000 visitors to Macao for MICE events throughout the year. This compares to a 2012 figure of 1,364,000 visitors, a 26% increase year over year. This represents 1,567,000 visitors attending our 52 exhibitions and trade shows and 150,000 conference and corporate visitors attending 616 meeting and incentive events.

CotaiExpo continues to host some of the region’s biggest trade shows and events. It remains one of the largest exhibition centers in Asia and our experience and expertise continues to drive business and leisure tourism to Macao.

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1. OVERVIEW

Particular highlights during the year include:

More than 275,000 people over a six-month period visited Titanic The Exhibition, which featured 400 authentic artifacts that have been recovered from the wreck site of Titanic, and The Human Bodies Exhibition, which offers an intimate and informative view into the human body.

The 2013 China (Macau) International Automobile Expo was the largest single show hosted at The Venetian Macao since its opening, welcoming 161,000 guests over just three days.

Groups that came back to CotaiExpo in 2013 include:

18th Macao International Trade & Investment Fair (MIF): 116,000 visitors, an increase in attendance of more than 11% over 2012.

Global Gaming Expo Asia (G2E Asia) 2013

The Spring and Autumn sections of Hong Kong Trendy Buying Expo 2013 attracted more than 181,000 visitors this year.

The Macao International Environmental Co-operation Forum & Exhibition (MIECF), organized annually by the Macao Government, the Macao Trade and Investment Promotion Institute (IPIM) and the Environment Council, once again attracted over 10,000 delegates from around the world to The Venetian Macao.

6th Computer & Digital Product Expo: over 77,000 attendees

Other notable events held throughout 2013 include:

International Food Expo 2013: over 108,000 attendees

Dinosaur LIVE at The Venetian: 68,000 attendees

Macao International Travel Expo 2013

6th Christmas Shopping Festival

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SANDS CHINA LTD. Annual Report 2013

Awards

Sands China’s properties, and in particular The Venetian Macao, continue to set the standard in customer service, MICE, business, and leisure travel. Since the opening of The Venetian Macao in 2007, we have received prestigious awards for being Asia’s leading integrated resort for business and leisure tourism as well as for our commitment to environmental practices. Awards given to our properties in 2013 include:

The Venetian Macao

Trip Advisor Travelers’ Choice 2013 Awards Certificate of Excellence 2013

Macau Government Tourist Office

5 Star rating

2013 Forbes Travel Guide Four-Star Hotels The Venetian Macao Resort Hotel

India’s Best Awards by Travel + Leisure India & South Asia The Best Luxury Resort in the World

TTG China Travel Awards 2013

Best Meetings & Conventions Hotel in Macau

World Travel Awards 2013

Asia’s Leading Fully Integrated Resort Asia’s Leading Resort

Michelin Guide to Restaurants and Hotels, Hong Kong & Macau 2014 edition One Star Rating — The Golden Peacock

NOW Travel Asia Magazine’s Awards 2013 Top 5 Family Hotels in Asia

Conrad Macao, Cotai Central

Trip Advisor Travelers’ Choice 2013 Awards

#1 Hotel in Macau — 2013 Certificate of Excellence

Macau Government Tourist Office

5 Star rating

2013 Forbes Travel Guide Four-Star Hotels Conrad Macao, Cotai Central, Macau

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1. OVERVIEW

Travel + Leisure China Travel Awards 2013 Best Green Hotels

World Travel Awards 2013 2013 Asia’s Leading Green Hotel 2013 World’s Leading Green Hotel

World Luxury Hotel Awards 2013 Best Luxury Suite Hotel’ in Asia

TTG China Travel Awards 2013 Best New Hotel in Macau

The Hurun Report’s ‘Best of The Best’ Awards 2013 Best New Arrival

NOW Travel Asia Magazine’s Awards 2013 Top 5 Leisure Hotels in Asia

City Traveler Magazine Awards 2013 Best Luxury Hotel

Smart Travel Asia 2013

Top 25 Conference Hotels in Asia

Golf Vacation + Lifestyle Magazine

Vacationist Most Favoured Hotels of the Year

Michelin Guide to Restaurants and Hotels, Hong Kong & Macau 2014 edition Listed on the Guide

Wine Spectator Magazine 2013 Award of Excellence — Dynasty 8

Hong Kong Tatler 2013

Hong Kong & Macau’s Best Restaurants — Dynasty 8

World Luxury Spa Awards

Most Popular Hotel Spa — Bodhi Spa

Best Luxury Emerging Spa in Asia — Bodhi Spa Best Luxury Day Spa in Macao — Bodhi Spa

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SANDS CHINA LTD. Annual Report 2013

Holiday Inn Macao, Cotai Central

Trip Advisor Travelers’ Choice 2013 Awards Certificate of Excellence 2013

Macau Government Tourist Office

4 Star rating

NOW Travel Asia Magazine’s Awards 2013 Top 5 Family Hotels in Asia

2013–2014 City Traveler Best Hotel Awards The Best Mid-Range Business Hotel Award

Sheraton Macao Hotel, Cotai Central

Macau Government Tourist Office

5 Star rating

10th Golden-Pillow Award of China Hotels

2013 China’s Top 10 Most Popular Newly Opened Hotels

Hurun Presidential Suite Awards Hot New Hotels 2013

India’s Best Awards by Travel + Leisure India & South Asia Best New Hotel — World

The Plaza Macao

Macau Government Tourist Office

5 Star Deluxe rating

2013 Forbes Travel Guide Four-Star Hotels Four Seasons Hotel Macao, Cotai Strip

2013 Forbes Travel Guide Four-Star Spas

The Spa at Four Seasons Hotel Macao, Cotai Strip

Sands Macao

Macau Government Tourist Office

5 Star Deluxe rating

011

1.3 CHAIRMAN’S

STATEMENT

SANDS CHINA’S PROFIT FOR THE YEAR ENDED DECEMBER 31, 2013 WAS

US$2,214.9 MILLION,

UP FROM

US$1,235.7

MILLION IN 2012, AN INCREASE OF

79.2%

Dear Shareholders

On behalf of the Board of Directors of Sands China Ltd., I am pleased to report to you at the conclusion of another very successful year for the Company. During the year, we achieved many important financial and operating objectives and delivered robust, market-leading growth in Macao, the world’s largest and most profitable gaming market. We set records during the year for revenues, adjusted EBITDA and earnings while also generating significant returns for Shareholders. The strong balance sheet and financial performance of the Company allowed the Board of Directors to declare dividends per share of HK$1.33 in 2013 for a total of over HK$10.7 billion in cash returned to Shareholders.

The Company’s adjusted EBITDA reached a record US$2.90 billion with adjusted EBITDA margin reaching 32.5% on US$8.91 billion in net revenues in the 2013 year. The Venetian Macao, our flagship property on Cotai, and The Plaza Macao each generated record adjusted EBITDA during the year. The Sands Macao, which will celebrate its ten year anniversary in May, also delivered solid operating results for the year. Strong growth in non-gaming revenue from our hotel, retail, mall and convention businesses, coupled with robust mass gaming volumes throughout our portfolio of properties, contributed to the record financial results and reflect the inherent benefits of our integrated resort business model.

Sands Cotai Central, our latest development on Cotai and the largest integrated resort development in the Company’s history, opened its first phase in April 2012. We opened additional offerings and amenities at Sands Cotai Central in 2012 and throughout 2013. Sands Cotai Central has added approximately 5,800 hotel rooms, expansive retail shopping, food and beverage, meeting and convention, entertainment and gaming capacity to Cotai and further solidified our position as the leading integrated resort developer and operator in Macao.

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SANDS CHINA LTD. Annual Report 2013

Our properties continue to generate market-leading visitation and in 2013 we welcomed nearly 63 million visitors to our properties, including over 6 million in the month of December alone. We are incredibly proud to be contributing to the increasing visitation to Macao and Cotai from across the region. Importantly, the benefits of our integrated resort business model extend far beyond our own financial success. The Company’s properties and service offerings enhance Macao’s appeal as a business and leisure tourism destination, helping to diversify Macao’s economy and to provide meaningful employment opportunities for the people of Macao. Looking ahead, I am confident that the introduction of The Parisian Macao, our next development on Cotai, which we are targeting to open by late 2015, will meaningfully contribute to Macao’s position as the leading business and leisure destination in Asia.

We could not have achieved our record financial results without the hard work and dedication of Sands China’s more than 28,000 team members. I thank them for their efforts and I look forward to their continued contributions in the years ahead.

Our Sands China business strategy remains straightforward: complete the successful execution of our Cotai Strip development strategy by leveraging our integrated resort business model and world-class amenities to generate market-leading revenue and cash flow growth while continuing to increase the return of capital to Shareholders. We look forward to sharing the Company’s continued success with you and other stakeholders at the upcoming Sands China annual general meeting.

I thank you again for the confidence that you have placed in us.

Sheldon G. Adelson

Chairman of the Board

March 14, 2014

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1.4 DIRECTORS AND SENIOR MANAGEMENT

DIRECTORS

Our Board of Directors consists of twelve Directors (and one Alternate Director), five of whom are Independent Non-Executive Directors. The following table sets forth certain information concerning our Directors:

Name	Age	Title
Sheldon Gary Adelson	80	Chairman of the Board and Non-Executive Director
Edward Matthew Tracy	61	President, Chief Executive Officer and Executive Director
Toh Hup Hock	48	Chief Financial Officer, Executive Vice President and Executive Director
Michael Alan Leven	76	Non-Executive Director
Irwin Abe Siegel	73	Non-Executive Director
Jeffrey Howard Schwartz	54	Non-Executive Director
Lau Wong William	70	Non-Executive Director
Iain Ferguson Bruce	73	Independent Non-Executive Director
David Muir Turnbull	58	Independent Non-Executive Director
Chiang Yun	46	Independent Non-Executive Director
Victor Patrick Hoog Antink	60	Independent Non-Executive Director
Steven Zygmunt Strasser	65	Independent Non-Executive Director
David Alec Andrew Fleming	67	General Counsel, Company Secretary and Alternate Director to Mr. Michael Alan Leven

Chairman and Non-Executive Director

Sheldon Gary Adelson

aged 80, is the Chairman of our Board, a Non-Executive Director and the Chairman of the Nomination Committee. Mr. Adelson has been the Chairman of the board of LVS, Chief Executive Officer and a director of LVS since August 2004. Mr. Adelson has been the Chairman of the board, Chief Executive Officer and a director of Las Vegas Sands, LLC (or its predecessor) since April 1988, when Las Vegas Sands, LLC was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has extensive experience in the convention, trade show and tour and travel businesses. Mr. Adelson also has investments in other business enterprises. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world's largest computer show in the 1990s. COMDEX was sold to Softbank Corporation in April 1995. Mr. Adelson also created and developed the Sands Expo Center, which he grew into one of the largest privately owned convention and trade show destinations in the United States, before transferring it to LVS in July 2004. He has been President and Chairman of the board of Interface Group Holding Company, Inc. since the mid-1970s and Chairman of the board of LVS's affiliate Interface-Group Massachusetts, LLC and its predecessors since 1990. Mr. Adelson was appointed Chairman and Non-Executive Director on August 18, 2009.

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SANDS CHINA LTD. Annual Report 2013

Executive Directors

Edward Matthew Tracy

aged 61, is our President and Chief Executive Officer, an Executive Director and a member of the Sands China Capital Expenditure Committee. Mr. Tracy is also a director of some of our subsidiaries. Mr. Tracy served as the President and Chief Operating Officer of the Company from July 27, 2010 until July 27, 2011 and served as a Special Advisor on the Sands China Capital Expenditure Committee from March 1, 2011 until July 27, 2011. Mr. Tracy has over twenty years of hands on management and development experience in the gaming and hospitality industry. His extensive experience includes serving as Chairman and Chief Executive Officer of Capital Gaming, a multi-jurisdictional manager and developer of regional casinos. Mr. Tracy also served as Chief Executive Officer of the Trump Organization, which included all casino, hotel and entertainment entities. During his tenure at the Trump Organization, Mr. Tracy was responsible for managing over 12,500 employees, 3,000 luxury rooms and 240,000 square feet of casino space, which produced annual revenues in excess of US$1 billion. Prior to that, Mr. Tracy served as Vice President and General Manager of the Sands Hotel and Casino in San Juan, Puerto Rico. Mr. Tracy has also served as Vice President and director of Hotel Operations for Middex Hospitality, a New York based hotel development company. Mr. Tracy began his career in the hotel industry during his five-year (1978–1982) tenure at the inception of Hotel Investors Trust in which he served in several executive hotel management positions, including director of Operations. Mr. Tracy’s experience with Hotel Investors Trust, and his subsequent experience, has provided him with thorough knowledge of hotel and casino financing, development, acquisition, operations and marketing. Mr. Tracy was appointed Executive Director on July 27, 2011.

Toh Hup Hock

aged 48, is our Chief Financial Officer, Executive Vice President and Executive Director. Mr. Toh is currently also a director of some of our PRC, Cayman Islands, Macao and Hong Kong subsidiaries. Mr. Toh joined our Group in April 2007 and served as Senior Vice President, Finance until November 2009. Mr. Toh had a 15-year career with General Electric Company (“GE”) prior to joining our Group. During his tenure at GE, Mr. Toh held a number of Chief Financial Officer and similar positions in Asia, including GE Lighting Asia, GE Consumer Products Asia, GE Consumer & Industrial Asia and GE Plastics Greater China. Mr. Toh holds a Bachelor of Science in Accounting from Murdoch University and a Masters in Business Administration from the University of Queensland. Mr. Toh is a full member of FCPA Australia. Mr. Toh was appointed Executive Director on June 30, 2010.

Non-Executive Directors

Michael Alan Leven

aged 76, is a Non-Executive Director and the Chairman of the Sands China Capital Expenditure Committee. Mr. Leven was our Acting Chief Executive Officer from July 23, 2010 until July 27, 2011, a Special Advisor to the Board from October 14, 2009 until July 27, 2010 and an Executive Director of the Company from July 27, 2010 until July 27, 2011. Mr. Leven is the President and Chief Operating Officer of LVS, a company listed on the Stock Exchange of New York and its wholly-owned subsidiary, Las Vegas Sands, LLC, having been appointed April 1, 2009. Mr. Leven has been a member of LVS’s board of directors since August 2004. Prior to joining LVS, Mr. Leven served as the Chief Executive Officer of the Georgia Aquarium since September 2008. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Until July 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the President and Chief Operating Officer of Holiday Inn Worldwide, President of Days Inn of America, and President of Americana Hotels. Mr. Leven was re-designated as a Non-Executive Director on July 27, 2011.

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1.4 DIRECTORS AND

SENIOR MANAGEMENT

Irwin Abe Siegel

aged 73, is a Non-Executive Director and a member of the Audit Committee. Mr. Siegel has been a director of LVS since February 2005. He was a director of Las Vegas Sands, Inc. from February 2005 until July 2005. Mr. Siegel is a certified public accountant and was a partner (specializing in the hospitality industry) in the international accounting and consulting firm Deloitte & Touche LLP from 1973 to 2003, when he retired. From 1996 through 1999, Mr. Siegel served as the Chief Executive Officer of Deloitte & Touche LLP’s operations in the former Soviet Union. Mr. Siegel has been working as a business consultant since 2003. Mr. Siegel has served on the boards of directors of many charitable and civic organizations and is a past President of the Weinstein Hospice in Atlanta, Georgia, U.S.A. Mr. Siegel was appointed Non-Executive Director on October 14, 2009.

Jeffrey Howard Schwartz

aged 54, is a Non-Executive Director, a member of the Remuneration Committee and a member of the Sands China Capital Expenditure Committee. Mr. Schwartz has been a director of LVS since March 2009. He is Deputy Chairman of the Board, the Chairman of the Executive Committee and co-founder and director (appointed on October 18, 2010) of Global Logistic Properties Holding Limited listed on the main board of the Singapore Exchange Securities Trading Limited on October 18, 2010, which controls the largest platform of logistics facilities in Asia. Mr. Schwartz was the Chief Executive Officer and director of ProLogis, listed on the NYSE, from January 2005 through November 2008, and served as the Chairman of the Board from May 2007 through November 2008. Mr. Schwartz also served as director and Chairman of ProLogis European Properties, a company listed on both the EuroNext and Luxembourg exchanges. Mr. Schwartz was President of International Operations of ProLogis from March 2003 to December 2004, and was Asia President and Chief Operating Officer from March 2002 to December 2004. He had been associated with ProLogis in varying capacities since 1994. Mr. Schwartz was appointed Non-Executive Director on October 14, 2009.

Lau Wong William

aged 70, is a Non-Executive Director, a member of the Audit Committee and a member of the Remuneration Committee. Mr. Lau founded The B.S.C. Group Limited (“BSC”) in Hong Kong in 1970 and is currently its Chairman and Managing Director. BSC is a supplier of building materials and hotel supplies to the global hotel industry and is also a leading supplier of kitchen and bathroom products to the retail industry in Hong Kong. BSC has provided interior fitting out services to many of the hotel groups in Hong Kong and China since 1972, including to the Company. BSC owns four factories in Panyu District in Guangzhou, producing furniture, stainless steel products, art mosaics, and shower doors. BSC owns the 2,000 square meter colourliving kitchen and bathroom products retail shop in Wanchai, Hong Kong. Mr. Lau was the past chairman of Howden Asia Procurement Ltd. (previously known as MFI Procurement Asia Ltd.), a joint venture between BSC and Howden Joinery Group Plc, a company listed on the London Stock Exchange Plc. He was also the past chairman of Hoctiff Asia Procurement Co. Ltd., a joint venture between BSC and Hochtief, a company listed on Xetra in Germany. Mr. Lau is the current Chairman of Manhattan Bathroom Ltd., a joint venture between BSC and Manhattan Shower Limited, one of the United Kingdom’s largest shower enclosure manufacturers. Mr. Lau brings with him a broad range of business experience, having also served as the General Manager of H. W. Turning & Co. Ltd, an appliance distribution company, and Tamaya Department Store prior to founding BSC. Mr. Lau has also served on the board of Hong Kong Realty & Trust Co. Ltd., a Hong Kong property development company, as an alternate director. Mr. Lau graduated from California Southern University with a Master of Business Administration. Mr. Lau was appointed Non-Executive Director on July 27, 2011.

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SANDS CHINA LTD. Annual Report 2013

Independent Non-Executive Directors

Iain Ferguson Bruce

aged 73, is an Independent Non-Executive Director, Chairman of the Audit Committee, a member of the Remuneration Committee and a member of the Nomination Committee. Mr. Bruce joined KPMG in Hong Kong in 1964 and was elected to its partnership in 1971. He was the senior partner of KPMG from 1991 until his retirement in 1996 and served as Chairman of KPMG Asia Pacific from 1993 to 1997. Since 1964, he has been a member of the Institute of Chartered Accountants of Scotland and is a fellow of the Hong Kong Institute of Certified Public Accountants, with over 49 years of international experience in accounting and consulting. He is also a fellow of The Hong Kong Institute of Directors and a member of Hong Kong Securities and Investment Institute (formerly known as Hong Kong Securities Institute). He is the Chairman of KCS Limited, and is an Independent Non-Executive Director of Citibank (Hong Kong) Limited and MSIG Insurance (Hong Kong) Limited. He is currently an Independent Non-Executive Director of Louis XIII Holdings Limited (formerly known as Paul Y. Engineering Group Limited), Tencent Holdings Limited, Vitasoy International Holdings Limited, Wing On Company International Limited and Goodbaby International Holdings Limited, all listed on the Stock Exchange. Mr. Bruce is also an Independent Non-Executive Director of Noble Group Limited, listed on The Singapore Exchange Securities Trading Limited; and an Independent Director of Yingli Green Energy Holding Company Limited, listed on the New York Stock Exchange. Mr. Bruce possesses the accounting and related financial management expertise required under rule 3.10(2) of the Listing Rules. Mr. Bruce was appointed Independent Non-Executive Director on October 14, 2009.

David Muir Turnbull

aged 58, is an Independent Non-Executive Director, Chairman of the Remuneration Committee and a member of the Nomination Committee. Mr. Turnbull graduated from Cambridge University in 1976 with a Bachelor of Arts degree with honors in Economics and subsequently obtained a Master of Arts degree. He joined the Swire Group upon graduation and held a variety of senior management positions during his 31 years with the group. Mr. Turnbull also held a number of positions in companies listed on the Stock Exchange including Chairman of Swire Pacific Ltd. and Cathay Pacific Airways Ltd. from January 2005 until January 2006; and Chairman of Hong Kong Aircraft Engineering Company Ltd. from March 1995 until August 2006. Mr. Turnbull is currently the Executive Chairman of Pacific Basin Shipping Limited, listed on the Stock Exchange. Mr. Turnbull also serves as a Non-Executive Director of Green Dragon Gas Limited and Greka Drilling Limited, both listed on the Alternative Investment Market, a sub-market of the London Stock Exchange. In November 2013, he was appointed as an Independent Non-Executive of The Wharf (Holdings) Limited, listed on the Stock Exchange. Mr. Turnbull was appointed Independent Non-Executive Director on October 14, 2009.

Chiang Yun

aged 46, is an Independent Non-Executive Director and a member of the Audit Committee. With over 19 years of private equity investment experience, Ms. Chiang is one of the founding managing partners of Pacific Alliance Equity Partners, the private equity division of Pacific Alliance Group. Ms. Chiang is currently a Non-Executive Director of Goodbaby International Holdings Limited, listed on the Stock Exchange. Ms. Chiang obtained her Executive Master of Business Administration from The Kellogg Graduate School of Management of Northwestern University and Hong Kong University of Science and Technology and her Bachelor of Science degree, cum laude, from Virginia Polytechnic Institute and State University, or Virginia Tech. Ms. Chiang was appointed Independent Non-Executive Director on October 14, 2009.

017

1.4 DIRECTORS AND

SENIOR MANAGEMENT

Victor Patrick Hoog Antink

aged 60, is an Independent Non-Executive Director, a member of the Audit Committee, a member of the Remuneration Committee and a member of the Sands China Capital Expenditure Committee. Mr. Hoog Antink is currently the Chairman of South Bank Corporation, and the Chairman of Property Industry Foundation. In June 2013, Mr. Hoog Antink was appointed as the Chairman of the Faculty of Business Board of Advisors of the Bond University in Australia. Mr. Hoog Antink retired as a Chief Executive Officer of DEXUS Property Group in March 2012, a company listed on the Australian Stock Exchange (ASX: DXS), which specializes in owning, managing and developing world class office, industrial and retail properties with total assets under management of approximately 14 billion Australian dollars as at December 31, 2011. Prior to joining DEXUS Property Group in 2003, Mr. Hoog Antink was the Director of Funds Management of Westfield Holdings Limited in Sydney. Mr. Hoog Antink has also held positions with Greenprint Foundation as a Director, Property Council of Australia as National President, Shopping Centre Council of Australia as Director, McIntosh Securities Limited, Sydney as a Director in Corporate and Property, Allco Finance Group Limited, Sydney as a Director in Property Finance, Chase Corporation Limited, Sydney as a Property Director, and Hill Samuel Limited (now Macquarie Bank), Sydney as Associate Director. Mr. Hoog Antink holds a Bachelor of Commerce from the University of Queensland and a Master of Business Administration from Harvard Business School. He is a Fellow of the Australian Institute of Company Directors, a Fellow of the Institute of Chartered Accountants, Australia, a Fellow of the Australian Property Institute and a Fellow of the Royal Institute of Chartered Surveyors. Mr. Hoog Antink possesses the accounting and related financial management expertise required under rule 3.10(2) of the Listing Rules. Mr. Hoog Antink was appointed Independent Non-Executive Director on December 7, 2012.

Steven Zygmunt Strasser

aged 65, is an Independent Non-Executive Director. Mr. Strasser has spent the past 28 years heading energy companies in the United States of America and in Asia. Mr. Strasser was, until June 2012, (i) the chairman, director and chief executive officer of Power Efficiency Corporation, a start up clean-tech company in the United States and (ii) the chairman, director and chief executive officer of Power Efficiency Asia Ltd. In 2001, Mr. Strasser also founded and became the chief executive officer of Summit Energy Ventures LLC, a “clean-tech” venture capital fund. Mr. Strasser holds a Bachelor of Arts in Political Science and Economics and a Bachelor of Civil Law from McGill University and a Juris Doctor degree from the University of Washington. He also pursued post-graduate studies in international law at the University of Aix-en-Provence. Mr. Strasser was appointed Independent Non-Executive Director on May 31, 2013.

Alternate Director (to Michael Alan Leven)

David Alec Andrew Fleming

aged 67, is our Company Secretary, General Counsel and Alternate Director to Mr. Michael Alan Leven (Non-Executive Director of the Company). Mr. Fleming is also a director of some of our subsidiaries. From 2007 until joining the Company in January 2011, Mr. Fleming was the Deputy Legal Director of MTR Corporation Limited (the “MTRC”). He was responsible for administering all legal functions of the MTRC and, where required, secretariat oversight. From 1997 until 2007, Mr. Fleming served as the General Counsel and Company Secretary of the Kowloon-Canton Railway Corporation (the “KCRC”). He was responsible for all legal matters concerning the KCRC with particular emphasis on major projects, legislative matters and procurement. He also established and headed up the KCRC’s secretariat and was responsible for administrative matters relating to the company’s managing board. As Company Secretary he sat on most board committees of the KCRC including the audit committee. In his capacity as the Company Secretary of the KCRC, he was responsible for the introduction of the company’s corporate governance policies, practice and procedures. Mr. Fleming has served as the representative of the MTRC and the KCRC at Hong Kong Legislative Council meetings. Throughout his legal career, Mr. Fleming has been associated with infrastructure projects ranging from small local government developments to significant world-class projects. Mr. Fleming has advised the Government of the Hong Kong SAR generally on infrastructure projects in Hong Kong. Mr. Fleming qualified as a lawyer in Adelaide, South Australia and is admitted to practice law in South Australia (1979) and England & Wales and Hong Kong (1991). Mr. Fleming was appointed Alternate Director to Mr. Michael Alan Leven on March 1, 2011.

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SANDS CHINA LTD. Annual Report 2013

SENIOR MANAGEMENT

Edward Matthew Tracy

aged 61, is our President and Chief Executive Officer, an Executive Director and a member of the Sands China Capital Expenditure Committee. Mr. Tracy served as the President and Chief Operating Officer of the Company from July 27, 2010 until July 27, 2011 and served as a Special Advisor on the Sands China Capital Expenditure Committee from March 1, 2011 until July 27, 2011.

Toh Hup Hock

aged 48, is our Chief Financial Officer, Executive Vice President and Executive Director.

David Alec Andrew Fleming

aged 67, is our Company Secretary, General Counsel and Alternate Director to Mr. Michael Alan Leven (Non-Executive Director of the Company).

019

1.5 BUSINESS

OVERVIEW

We are the leading developer, owner and operator of integrated resorts and casinos in Macao as measured by adjusted EBITDA. We are the largest operator of integrated resorts in Macao, which contain not only gaming areas but also meeting space, convention and exhibition halls, retail and dining areas and entertainment venues. We believe that our integrated resorts are unique to Macao and differentiate us from our competitors. VML, our subsidiary, holds one of six concessions or subconcessions permitted by the Macao Government to operate casinos or gaming areas in Macao. Macao is the largest gaming market in the world as measured by casino gaming revenue and is the only location in China offering legalized casino gaming.

We own The Venetian Macao, Sands Cotai Central, The Plaza Macao and the Sands Macao. We also own CotaiExpo, one of the largest convention and exhibition halls in Asia; Macao’s largest entertainment venue, the Cotai Arena; and one of the two major high speed ferry companies operating between Hong Kong and Macao. Our luxury and mid-market retail malls feature approximately 600 shops with well-known retail brands such as Bottega Veneta, Calvin Klein, Chanel, Gucci, Hermès, Louis Vuitton, Montblanc, Omega, Ralph Lauren, Tiffany, Victoria’s Secret and Zara. As at December 31, 2013, our properties featured 9,277 suites and hotel rooms, 19 Paiza Mansions, 1,535 table games, 4,553 slot machines, over 120 different restaurants and food outlets, as well as other integrated resort amenities.

In May 2004, we opened the Sands Macao to target the mass market segment. The Sands Macao was the first Las Vegas-style casino in Macao and currently contains a mix of gaming areas for mass market, VIP and premium players, entertainment and dining facilities, and hotel rooms and suites. In August 2007, we opened The Venetian Macao, the anchor property of our Cotai Strip development, and in August 2008, we opened The Plaza Macao, a boutique luxury integrated resort featuring a Four Seasons Hotel, Shoppes at Four Seasons and the Plaza Casino. In July 2009, we completed and introduced our ultra-exclusive Paiza Mansions at The Plaza Macao. These Mansions are individually designed and are made available by invitation only. On April 11, 2012, we opened the Conrad and Holiday Inn tower of Sands Cotai Central, the newest addition to our Cotai Strip development. This hotel tower features more than 600 rooms and suites under the Conrad hotel brand and more than 1,200 rooms under the Holiday Inn hotel brand. On September 20, 2012, we opened the first Sheraton tower, featuring approximately 1,800 rooms and suites. Both hotel towers of Sands Cotai Central also feature significant gaming, meeting, convention and retail space as well as several distinctive dining offerings. On December 20, 2012, we opened a fully enclosed climate-controlled footbridge with escalators and moving walkway to enhance the inter-connectivity and accessibility between our Cotai Strip properties. On January 28, 2013, we opened the second Sheraton tower, featuring approximately 2,100 additional rooms and suites.

Our business strategy is to develop Cotai and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our ultimate plans for Cotai include several interconnected integrated resorts, which leverage a wide range of branded hotel and resort offerings to attract different segments of the market. When fully completed, we expect our Cotai Strip development to contain over 12,000 hotel rooms, over 1.6 million square feet of MICE space, approximately 2.0 million square feet of retail malls, theaters and other amenities. We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels and higher margins than more gaming-centric facilities.

020

SANDS CHINA LTD. Annual Report 2013

KEY STRENGTHS

We believe that we have a number of key strengths that differentiate our business from that of our competitors, including:

Diversified, high quality integrated resort offerings with substantial non-gaming amenities;

Substantial cash flow from existing operations and a significant development pipeline;

Established brands with broad regional and international market awareness and appeal;

An experienced management team with a proven track record;

Significant benefits from our on-going relationship with LVS; and

A focus on high-margin mass market gaming.

BUSINESS STRATEGIES

Building on our key strengths, we seek to enhance our position as the leading developer and operator of integrated resorts and casinos in Macao by continuing to implement the following business strategies:

Developing and diversifying our integrated resort offerings in Cotai to include a full complement of products and services to cater to different market segments. Our ultimate plans for Cotai include four integrated resorts, MICE space, additional retail, dining and entertainment facilities and a range of hotel offerings to cater to different segments of the market. Our plans include offering five-, four- and three-star hotel rooms on Cotai. After completion of the remaining phase of Sands Cotai Central, we expect to have Conrad, Holiday Inn, Sheraton and St. Regis branded hotel rooms. We have already begun to leverage the recognition and the sales, marketing and reservation capabilities of these premier hotel brands to attract a new segment of customers to our properties. We believe our partnerships with renowned hotel management partners, our diverse integrated resort offerings and the convenience and accessibility of our properties will further increase the appeal of our properties to both the business and leisure customer segments.

Leveraging our scale of operations to create and maintain an absolute cost advantage. Management expects to benefit from lower unit costs due to the economies of scale inherent in our operations. Opportunities for lower unit costs include, but are not limited to, lower utility costs; more efficient staffing of hotel and gaming operations; and centralized laundry, transportation, marketing and sales, and procurement. In addition, our scale allows us to consolidate certain back office functions and, where appropriate, to relocate these functions to Zhuhai, China. Zhuhai labor rates are approximately one third of those in Macao.

Focusing on the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players. Our properties cater not only to VIP and premium players, but also to mass market customers, which comprise our most profitable gaming segment. We believe that the mass market segment will continue to be a fast-growing segment as a result of the introduction of more high-quality gaming facilities and non-gaming amenities into the market. Our management estimates that our mass market table revenues typically generate a gross margin that is approximately four times higher than that of our typical VIP player table revenues. Additionally, because mass market players do not receive extensive complimentary services, including provision of hotel rooms, meals or other products or services, they contribute significantly to our non-gaming revenues.

021

1.5 BUSINESS

OVERVIEW

Monetizing our non-core assets to reduce net investment through the sale of retail malls and the sale or co-operativization of luxury apart-hotels. Our integrated resorts include retail facilities and apart-hotels. These assets can be sold to increase our financial flexibility and improve our returns on invested capital. The sale of these assets would not diminish the ability of the retail facilities and apart-hotels to attract traffic to our properties.

OTHER OPERATIONS

As part of our goal of driving visitation to Cotai and improving the customer experience in Macao, we have made targeted investments to help develop Macao’s transportation infrastructure. Our transportation operations consist of our high-speed CotaiJet ferry service between Hong Kong and Macao, CotaiLimo™ service, CotaiShuttle bus service, airplane service available for VIP and premium players, and a travel agency.

COTAIJET FERRY SERVICES

In November 2007, we launched our high-speed CotaiJet ferry service between the Hong Kong Macau Ferry Terminal and the Taipa Temporary Ferry Terminal near our Cotai Strip development. With our 14 ferries, we have the ability to run ferries on

15-minute intervals as needed to meet demand. We transferred approximately 20,300 passengers per day for the year ended December 31, 2013, which is relatively constant compared to last year. In 2013, we provided an average of approximately 39 daily round trip sailings between Macao and Hong Kong. Our CotaiJet ferry service offered the following routes during 2013:

From Hong Kong To Macao

Hong Kong Macau Ferry Terminal Taipa Temporary Ferry Terminal

Hong Kong China Ferry Terminal Taipa Temporary Ferry Terminal

Sky Pier at Hong Kong International Airport Taipa Temporary Ferry Terminal

Hong Kong Macau Ferry Terminal New Macau Maritime Ferry Terminal

Hong Kong China Ferry Terminal New Macau Maritime Ferry Terminal

From Macao To Hong Kong

Taipa Temporary Ferry Terminal Hong Kong Macau Ferry Terminal

Taipa Temporary Ferry Terminal Hong Kong China Ferry Terminal

Taipa Temporary Ferry Terminal Sky Pier at Hong Kong International Airport

New Macau Maritime Ferry Terminal Sky Pier at Hong Kong International Airport

The CotaiJet service is fully managed and operated on our behalf by Chu Kong High-Speed Ferry Co., Ltd. of Hong Kong, using catamarans owned by our wholly owned indirect subsidiaries. Each custom-built catamaran has the capacity to carry more than 400 passengers and operate at top speeds of approximately 42 knots.

We operate our passenger ferry service pursuant to a 10-year license granted to us by the Macao Government on January 14, 2010.

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SANDS CHINA LTD. Annual Report 2013

CotaiLimo

Our CotaiLimo service fleet consists of 115 limousines. It operates 24 hours per day and includes three signature vehicles

(a Maybach 62, a Bentley Arnage and a Rolls-Royce Phantom EWB), which are provided on an exclusive basis to our VIP and premium players. Fleet deployment is managed through a centralized dispatch office for all pre-booked services, while additional vehicles are at various locations to provide “on demand” services.

CotaiShuttle Bus Service

We operate a fleet of 169 (78 owned, 91 rented) complimentary shuttle buses that transport passengers between our properties and from the New Macau Maritime Ferry Terminal, the TTFT and the Macau International Airport to our properties every five to ten minutes during peak periods. These shuttle buses are also supported by an additional 30 coaches to serve increased demand. The CotaiShuttle also runs to and from two border checkpoints with mainland China, the Gongbei Border Gate and the Lotus Flower Bridge, transporting visitors directly to and between our properties every five to eight minutes during peak periods. The services between the TTFT and our properties operate 24 hours per day to provide a connecting service for all CotaiJet ferry arrivals and help direct visitors to our properties. Based on our operational data, 16.4 million passengers arrived at The Venetian Macao, the Sands Macao, The Plaza Macao and Sands Cotai Central on our complimentary shuttle bus service in 2013, which is a growth of 15% compared to 2012. In addition, a complimentary shuttle bus service operates between our Cotai properties and City of Dreams as well as Galaxy Macau to enhance the overall Cotai experience. All of these routes maintain a regular schedule, although exact operating hours are dependent on the specific route. Most routes operate for a minimum of 16 hours every day.

Airplanes

Through a Shared Services Agreement with LVS, we have access to a fleet of 18 corporate configured airplanes, seven of which are currently stationed permanently in Asia. All airplanes are owned by LVS or by various entities controlled by our Controlling Shareholder and are operated by Sands Aviation, LLC, an affiliate of our Company. We can deploy these airplanes to bring VIP and premium players from around the globe to our properties in Macao.

CotaiTicketing

Our CotaiTicketing operations were established in 2007 and provide all ticketing requirements for events and services at all of our properties. CotaiTicketing currently sells tickets for the Cotai Arena, and events at Venetian Theatre, Sands Theatre, Venetian Ballroom, Sands Cotai Central Ballroom and Venetian pool-side, as well as Gondola rides and the CotaiJet ferry. Our CotaiTicketing operations consist of six box office locations across all properties and a call center based in Macao with three language options and Macao and Hong Kong direct phone numbers. We also sell tickets online 24 hours per day at our website www.CotaiTicketing.com, which is available in numerous language options.

CotaiTravel

We have our own travel agency, CotaiTravel. We have also developed partnerships with a large number of tour and travel companies throughout Asia. These agencies assist with reservations and booking for travel to Macao and for various shows and other activities and entertainment amenities at our properties.

023

1.6 **OUR** PROPERTIES

Our operations consist of The Venetian Macao, The Plaza Macao and Sands Cotai Central on Cotai and the Sands Macao on the Macao Peninsula, along with other services that support these properties, including our high-speed CotaiJet ferries operating between Hong Kong and Macao.



Hong Kong
Immigration
HK-Zhuhai-Macao Bridge
CHINA (Zhuhai)
Inner Harbor
MACAO PENINSULA
New Macau Maritime Ferry Terminal
Outer Harbor
A-Ma Temple
Macau Tower
Sai Van Bridge
Macao-Taipa Bridge
Friendship Bridge
Taipa Temporary Ferry Terminal (and the future site of the permanent Taipa Ferry Terminal)
University of Macau
TAIPA
Macau International Airport
Macao Jockey Club
A
B
C
D
E
COTAI
Lotus Flower Bridge
Immigration
CHINA
(Hengqin Island)
COLOANE
Hac Sa Bay
Macao Peninsula
A Sands Macao
Cotai
B The Venetian Macao
C The Plaza Macao
D The Parisian Macao
E Sands Cotai Central
Tropical Garden
Grand Falls and Event Lawn
Proposed Macao Light Rapid Transit

024

SANDS CHINA LTD. Annual Report 2013

The following table sets forth data on our existing operations as at December 31, 2013:

Property	The Venetian Macao	Sands Cotai Central	The Plaza Macao	Sands Macao	Total
Opening date	August 2007	April 2012 (Conrad and Holiday Inn tower) September 2012 (the first Sheraton tower) January 2013 (the second Sheraton tower)	August 2008	May 2004	—
Hotel rooms	2,841	5,723	360	238	9,162
Paiza suites	64	—	—	51	115
Paiza mansions	—	—	19	—	19
MICE (square feet)	1,200,000	323,000	25,000	—	1,548,000
Theater/arena	1,800-seat theater	—	—	650-seat theater	—
	15,000-seat arena	—	—	—	—
Total retail (square feet)	923,000	210,000	260,000	16,000	1,409,000
Number of shops	331	91	116	12	550
Number of restaurants and food outlets	55	48	8	10	121
Total gaming facility (square feet)	385,000	346,000	113,000	260,000	1,104,000
Gaming units:					
Tables (note)	667	466	142	260	1,535
Slots	1,953	1,493	178	929	4,553

Note: Permanent table count as at December 31, 2013.

The Venetian Macao

In August 2007, we opened The Venetian Macao, the anchor property of our Cotai Strip development, located approximately three kilometers from the TTFT on Macao's Taipa Island. As at December 31, 2013, The Venetian Macao included approximately 385,000 square feet of casino and gaming areas spread across exclusive VIP rooms and an expansive mass market gaming floor.

As at December 31, 2013, The Venetian Macao featured 667 table games and 1,953 slot machines or similar electronic gaming devices. The mass market gaming floor is divided into four uniquely designed areas: Red Dragon, Golden Fish, Phoenix and Imperial House. The Venetian Macao, with a theme similar to that of The Venetian Las Vegas, features replicas of many famous sites in Venice, Italy, including St. Mark's Square, the Campanile Tower and Doge's Palace. During the year ended December 31, 2013, The Venetian Macao had approximately 30.7 million visitors, up from 28.5 million visitors in 2012.

In addition to gaming facilities, The Venetian Macao features a 39-floor five-star hotel tower with 2,841 standard hotel suites and 64 Paiza suites. Standard suites consist of a raised sleeping area and bathroom as well as a sunken living/working area. We believe that these designs are responsive to the needs of regional leisure and business travelers as well as players, and help attract more multi-night leisure or business visitors to Macao, as typically seen in Las Vegas. The 64 Paiza suites range from 2,300 to 8,000 square feet. Each Paiza suite in The Venetian Macao offers a living room, a dining room, at least two bedrooms and private concierge service. Some larger suites include a private massage room, gym, pool and media/karaoke room.

025

1.6 OUR

PROPERTIES

The Venetian Macao also provides a broad selection of entertainment options and amenities that cater to mass market customers, including families, and also targets VIP and premium players with special products and services, such as the Paiza Club. The Venetian Macao has more than 900,000 square feet of retail and dining areas at The Shoppes at Venetian, consisting of more than 330 stores and over 50 world-class restaurants, including a food court. Visitors and guests can access The Shoppes at Venetian from several different locations, including the main road through Cotai, Shoppes at Four Seasons, The Venetian Macao hotel and The Venetian Macao gaming floor. Offerings include a wide variety of shops, ranging from well-known international brands such as Calvin Klein, Coach, Diesel, Emporio Armani and Fossil to mid-level retail offerings such as Mango, Massimo Dutti, Nike, Rimowa, Uniqlo, Versace Jeans and Zara. The mall has an extensive selection of high-end jewelry and watch retailers such as Chopard, Chow Tai Fook, Franck Muller, Glashutte & Blancpain, Longines, Lukfook Jewellery, Montblanc, Omega, Rolex, Piaget and Tiffany & Co. The mall also features The Manchester United Experience store, Manchester United Football Club’s first licensed merchandising outlet in Asia, selling team footballs, clothing, accessories and other memorabilia. The second floor of the store includes interactive sporting displays with 360-degree, high-definition screens installed, allowing customers to experience football skills training and virtual tours of the Manchester United Football Club, including Old Trafford Stadium.

The restaurants and stores are set along streetscapes reminiscent of historical streetscapes in Venice. The common areas within the retail space include St. Mark’s Square and three indoor canals with gondola rides, similar to the Grand Canal Shoppes in Las Vegas.

In addition, The Venetian Macao features a convention center and meeting room complex of approximately 1.2 million square feet. These MICE facilities provide a flexible and expansive space that can be configured to provide small, mid-size or large meeting rooms and/or accommodate large-scale multi-media events or trade shows. MICE events typically take place on weekdays, thereby drawing traf c during the portion of the week when hotels and casinos in Macao normally experience lower demand relative to weekends and holidays, when occupancy and room rates are typically at their peak due to leisure travel. In 2013, we welcomed more than 1.6 million MICE visitors, a 23% year-on-year increase. The Venetian Macao also has a 15,000-seat arena, The Cotai Arena, which has hosted a wide range of entertainment and sporting events, and an 1,800-seat theater.

Sands Cotai Central

Sands Cotai Central is located across the street from The Venetian Macao and The Plaza Macao and is our largest integrated resort on Cotai. Sands Cotai Central consists of three hotel towers including 636 five-star rooms and suites under the Conrad brand, 1,224 four-star rooms and suites under the Holiday Inn brand and 3,863 rooms and suites under the Sheraton brand. In April 2012, we opened the Conrad and Holiday Inn tower, a variety of retail offerings, more than 300,000 square feet of meeting space, several food and beverage establishments, along with the Himalaya casino and VIP gaming areas. In September 2012, we opened the first Sheraton tower featuring 1,796 rooms and suites, the Pacifica casino and additional retail, entertainment, dining and meeting facilities. In January 2013, we opened the second Sheraton tower featuring an additional 2,067 rooms and suites.

The remaining phase of the project will include a fourth hotel and mixed-use tower, located on parcel 5, under the St. Regis brand. The Group has begun construction on the remaining phase concurrent with updating the design and final cost estimates for the project.

As at December 31, 2013, Sands Cotai Central had 346,000 square feet of gaming space with 466 table games and 1,493 slot machines or similar electronic gaming devices, and included exclusive VIP rooms designed for VIP and premium players. During the year ended December 31, 2013, Sands Cotai Central had a total of approximately 16.5 million visitors.

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SANDS CHINA LTD. Annual Report 2013

The Plaza Macao

In August 2008, we opened The Plaza Macao, which is located adjacent to The Venetian Macao. The Plaza Macao includes the Four Seasons Hotel (360 rooms and suites managed by Four Seasons Hotels Inc.) and the Plaza Casino, which we own and operate and which features approximately 113,000 square feet of gaming space with 142 table games and 178 slot machines or similar electronic gaming devices; 19 Paiza Mansions; several food and beverage offerings; conference and banquet facilities; and Shoppes at Four Seasons, which comprise retail space of approximately 260,000 square feet and is connected to the mall at The Venetian Macao. The ultra-exclusive Paiza Mansions at The Plaza Macao were completed and introduced to the VIP market in July 2009.

During the year ended December 31, 2013, The Plaza Macao had a total of approximately 10.0 million visitors.

The Plaza Macao will also feature an apart-hotel tower consisting of approximately 1.0 million square feet of luxury apart-hotel units and common areas, and is expected to be branded and serviced by Four Seasons. We have completed the structural work of the tower and expect to monetize the apart-hotel tower subject to obtaining the necessary government approvals.

Sands Macao

We opened the Sands Macao in May 2004. The Sands Macao was the first Las Vegas-style casino in Macao and currently contains a mix of gaming areas for mass market, VIP and premium players, and entertainment and dining facilities. The Sands Macao is situated on the Macao Peninsula near the New Macau Maritime Ferry Terminal, on a waterfront parcel centrally located between the Gongbei border gate and the central business district in Macao. This location provides the Sands Macao access to a large customer base, particularly the approximately 11.6 million visitors who arrived in Macao in 2013 by sea at either the TTFT, the inner harbor or the New Macau Maritime Ferry Terminal according to DSEC statistics, which is relatively constant compared to last year. During the year ended December 31, 2013, the Sands Macao had a total of approximately 5.8 million visitors.

As at December 31, 2013, the Sands Macao contained 289 rooms and suites, which are furnished with modern and luxurious amenities and decorated with stylish dark wood paneling and high-end furnitures. As at December 31, 2013, the Sands Macao also included approximately 260,000 square feet of gaming space and had 260 table games and 929 slot machines or similar electronic gaming devices.

In addition to gaming facilities and hotel accommodations, the Sands Macao also includes restaurants, spa facilities, entertainment areas and other amenities. The dining venues feature popular regional cuisine and include a Cantonese restaurant, a Japanese restaurant and an upscale western-style steakhouse.

027

1.6 OUR PROPERTIES

Our Development Projects

We have begun construction on The Parisian Macao, an integrated resort that will be connected to The Venetian Macao and The Plaza Macao. In addition, we have started construction on the St. Regis Tower, the fourth tower of Sands Cotai Central. The map below indicates the location of our existing and planned Cotai Strip properties. We have commenced construction activities and plan to own and operate the related gaming areas under our Macao gaming subconcession. In addition, we will be completing the development of some public areas surrounding our Cotai Strip properties on behalf of the Macao Government.

Macau University Macau Ferry Lake and of Science & Int’l Terminal Nature Technology Airport Preserve

The Venetian Macao (Parcel 1)

Sands Cotai Central(Note) The Plaza Macao (Parcels 5&6) (Parcel 2) Grand Falls and Event Lawn

Tropical Garden The Parisian Macao (Parcel 3)

Lake and Nature Preserve

Customs Immigration

China Border

Company’s Company’s Third Party Operating Development: Development Asset Under Construction

Note : We have opened the Conrad and Holiday Inn tower, the first and second Sheraton towers of Sands Cotai Central and have begun construction of the remaining phase.

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SANDS CHINA LTD. Annual Report 2013

The Parisian Macao

The Parisian Macao, which is currently expected to open in late 2015, is intended to include a gaming area (to be operated under our gaming subconcession), hotel, a shopping mall and other amenities. We expect the cost to design, develop and construct The Parisian Macao to be approximately US$2.7 billion, inclusive of land premium payments. As at December 31, 2013, we had capitalized construction costs of US$404.6 million for The Parisian Macao, including land.

Our Land Concessions

We have received land concessions from the Macao Government to build the Sands Macao and Parcels 1, 2, 3 and 5 and 6 on Cotai, the sites on which The Venetian Macao (Parcel 1), The Plaza Macao (Parcel 2) and Sands Cotai Central (Parcels 5 and 6) are, and The Parisian Macao (Parcel 3) will be, located. We do not own these parcels; however, the land concessions, which have an initial term of 25 years and are renewable at our option in accordance with Macao law, grant us exclusive use of the land.

As specified in the land concession, we are required to pay premiums, which are either payable in a single lump sum upon acceptance of the land concession or in seven semi-annual installments, as well as annual rent for the term of the land concession, which may be revised every five years by the Macao Government. In October 2008, the Macao Government amended our land concession to allow us to subdivide Parcel 2 into four separate units under Macao’s horizontal property regime, consisting of retail, hotel (including gaming areas), apart-hotel tower and parking areas.

Under our land concession for Sands Cotai Central, we are required to complete the development by May 2014. The land concession for The Parisian Macao contains a similar requirement, which was extended by the Macao Government in July 2012, that the development be completed by April 2016. We have applied for an extension from the Macao Government to complete Sands Cotai Central, as we will be unable to meet the May 2014 deadline. Should we determine that we are unable to complete The Parisian Macao by April 2016, we would then also expect to apply for another extension from the Macao Government. If we are unable to meet The Parisian Macao deadline and the deadlines for either development are not extended, we could lose our land concessions for Sands Cotai Central or The Parisian Macao, which would prohibit us from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$4.24 billion or US$404.6 million in capitalized construction costs including land, as at December 31, 2013, related to Sands Cotai Central or The Parisian Macao, respectively.

029

SOMETHING

SUMPTUOUS

TO SUIT EVERY TASTE.

SANDS CHINA LTD. Annual Report 2013

2. MANAGEMENT DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

NET REVENUES

Our net revenues consisted of the following:

	Year ended December 31,		
	2013	2012	Percent change
	(US$ in millions, except percentages)		
Casino	**7,904.6**	5,738.6	37.7%
Mall	**324.4**	239.1	35.7%
Rooms	**310.8**	226.9	37.0%
Food and beverage	**153.2**	106.5	43.8%
Convention, ferry, retail and other	**215.0**	200.3	7.3%
Total net revenues	**8,907.9**	6,511.4	36.8%

Net revenues were US$8,907.9 million for the year ended December 31, 2013, an increase of US$2,396.5 million, or 36.8%, compared to US$6,511.4 million for the year ended December 31, 2012. Net revenues increased in all segments, mainly driven by the full operation of our newest integrated resort, Sands Cotai Central, as well as strong visitation resulting from continuous efforts in marketing and management's focus on driving the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players.

Net revenues increased
36.8%
to US$8,907.9 million

Our net casino revenues for the year ended December 31, 2013 were US$7,904.6 million, an increase of US$2,166.0 million, or 37.7%, compared to US$5,738.6 million for year ended December 31, 2012. The increase is primarily attributable to an increase of US$1,456.7 million at Sands Cotai Central driven by the opening of the first Sheraton tower in September 2012 and our VIP gaming expansion in February 2013, and an increase of US$780.4 million at The Venetian Macao driven by an increase in volume in both mass and VIP segments.

031

2. MANAGEMENT DISCUSSION AND ANALYSIS

The following table summarizes the results of our casino activity:

	Year ended December 31,		
	2013	2012	Change
	(US$ in millions, except percentages and points)		
The Venetian Macao			
Total net casino revenues	**3,385.4**	2,605.0	30.0%
Non-Rolling Chip drop	**7,201.0**	4,482.3	60.7%
Non-Rolling Chip win percentage	**26.8%**	30.6%	(3.8) pts
Rolling Chip volume	**54,420.4**	48,825.4	11.5%
Rolling Chip win percentage	**3.32%**	3.05%	0.27 pts
Slot handle	**4,781.9**	4,946.1	(3.3)%
Slot hold percentage	**5.5%**	5.3%	0.2 pts
Sands Cotai Central (Note)			
Total net casino revenues	**2,407.6**	950.9	153.2%
Non-Rolling Chip drop	**5,373.6**	1,863.9	188.3%
Non-Rolling Chip win percentage	**22.5%**	20.8%	1.7 pts
Rolling Chip volume	**61,073.7**	26,046.2	134.5%
Rolling Chip win percentage	**2.66%**	2.83%	(0.17) pts
Slot handle	**5,686.4**	2,939.4	93.5%
Slot hold percentage	**3.9%**	3.5%	0.4 pts
The Plaza Macao			
Total net casino revenues	**917.1**	973.0	(5.7)%
Non-Rolling Chip drop	**899.6**	433.3	107.6%
Non-Rolling Chip win percentage	**27.5%**	40.8%	(13.3) pts
Rolling Chip volume	**39,280.5**	41,604.5	(5.6)%
Rolling Chip win percentage	**2.46%**	2.79%	(0.33) pts
Slot handle	**900.8**	962.5	(6.4)%
Slot hold percentage	**5.5%**	5.3%	0.2 pts
Sands Macao			
Total net casino revenues	**1,194.5**	1,209.8	(1.3)%
Non-Rolling Chip drop	**3,488.9**	2,872.5	21.5%
Non-Rolling Chip win percentage	**19.8%**	21.0%	(1.2) pts
Rolling Chip volume	**23,242.6**	25,184.6	(7.7)%
Rolling Chip win percentage	**2.77%**	3.14%	(0.37) pts
Slot handle	**2,699.2**	2,476.7	9.0%
Slot hold percentage	**3.9%**	4.3%	(0.4) pts

Note: The Conrad and Holiday Inn tower and the first Sheraton tower of Sands Cotai Central opened in April and September 2012, respectively. The second Sheraton tower of Sands Cotai Central opened in January 2013.

Mall revenues for the year ended December 31, 2013 were US$324.4 million, an increase of US$85.3 million, or 35.7%, compared to US$239.1 million for the year ended December 31, 2012. The increase was primarily driven by higher base fees due to contract renewals and replacements, as well as additional stores opened at Sands Cotai Central in connection with the opening of the first Sheraton tower in September 2012.

Net room revenues for the year ended December 31, 2013 were US$310.8 million, an increase of US$83.9 million, or 37.0%, compared to US$226.9 million for the year ended December 31, 2012. The increase was primarily driven by the full operation of three hotel towers in our newest integrated resort, Sands Cotai Central.

032

SANDS CHINA LTD. Annual Report 2013


Portofino

The following table summarizes our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis.

	Year ended December 31,		
	2013	2012	Change
	(US$, except percentages and points)		
The Venetian Macao			
Gross room revenues (in millions)	**230.8**	224.2	2.9%
Occupancy rate	**91.3%**	91.9%	(0.6) pts
Average daily rate	**243**	237	2.5%
Revenue per available room	**222**	218	1.8%
Sands Cotai Central (Note)			
Gross room revenues (in millions)	**236.8**	83.8	182.6%
Occupancy rate	**78.5%**	83.4%	(4.9) pts
Average daily rate	**155**	155	—%
Revenue per available room	**121**	129	(6.2)%
The Plaza Macao			
Gross room revenues (in millions)	**43.6**	39.8	9.5%
Occupancy rate	**85.3%**	80.1%	5.2 pts
Average daily rate	**373**	362	3.0%
Revenue per available room	**318**	290	9.7%
Sands Macao			
Gross room revenues (in millions)	**25.1**	24.4	2.9%
Occupancy rate	**96.1%**	95.3%	0.8 pts
Average daily rate	**252**	245	2.9%
Revenue per available room	**242**	234	3.4%

Note: The Conrad and Holiday Inn tower and the first Sheraton tower of Sands Cotai Central opened in April and September 2012, respectively. The second Sheraton tower of Sands Cotai Central opened in January 2013.

033

2. MANAGEMENT

DISCUSSION

AND ANALYSIS

Net food and beverage revenues for the year ended December 31, 2013 were US$153.2 million, an increase of US$46.7 million, or 43.8%, compared to US$106.5 million for the year ended December 31, 2012. The increase was primarily due to the full operation of Sands Cotai Central, and food and beverage outlets in other properties also experiencing better performance as a result of increased property visitations.

Net convention, ferry, retail and other revenue for the year ended December 31, 2013 were US$215.0 million, an increase of

US$14.7 million, or 7.3%, compared to US$200.3 million for the year ended December 31, 2012. The increase was due to the full operation of Sands Cotai Central and an increase in entertainment revenue driven by more events hosted at the Cotai

Arena.

034

SANDS CHINA LTD. Annual Report 2013

Operating Expenses

Our operating expenses consisted of the following:

Year ended December 31,

2013 2012 Percent change

(US$ in millions, except percentages)

Casino 4,935.8 3,709.7 33.1%

Mall 37.8 32.5 16.3%

Rooms 76.0 56.5 34.5%

Food and beverage 128.3 98.6 30.1%

Convention, ferry, retail and other 203.7 197.3 3.2%

Provision for doubtful accounts 56.6 58.2 (2.7)%

General and administrative 581.2 391.2 48.6%

Corporate 61.7 52.5 17.5%

Pre-opening 11.8 141.6 (91.7)%

Depreciation and amortization 499.3 354.0 41.0%

Net foreign exchange losses/(gains) 6.3 (6.1) (203.3)%

Impairment loss — 143.6 (100.0)%

Loss on disposal of property and equipment

and investment properties 19.0 0.1 18,900.0%

Fair value losses on financial assets

at fair value through profit or loss 0.2 0.4 (50.0)%

Total operating expenses 6,617.7 5,230.2 26.5%

Operating expenses were US$6,617.7 million for the year ended December 31, 2013, an increase of US$1,387.5 million, or 26.5%, compared to US$5,230.2 million for the year ended December 31, 2012. The increase in operating expenses was primarily attributed to the full operation of Sands Cotai Central and the continuous revenue growth at The Venetian Macao, partially offset by decreases in pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao in 2012.

035

2. MANAGEMENT DISCUSSION

AND ANALYSIS

Casino expenses for the year ended December 31, 2013 were US$4,935.8 million, an increase of US$1,226.1 million, or 33.1%, compared to US$3,709.7 million for the year ended December 31, 2012. The increase was primarily due to an increase in total gaming taxes as a result of increased gaming revenues, and increases in payroll and other operating expenses due to the full operation of Sands Cotai Central.

Mall expenses for the year ended December 31, 2013 were US$37.8 million, an increase of US$5.3 million, or 16.3%, compared to US$32.5 million for the year ended December 31, 2012. The increase was mainly driven by the opening of the second phase of the Shoppes at Cotai Central.

Room expenses for the year ended December 31, 2013 were US$76.0 million, an increase of US$19.5 million, or 34.5%, compared to US$56.5 million for the year ended December 31, 2012. The increase was mainly driven by the full operation of Sands Cotai Central.

Food and beverage expenses for the year ended December 31, 2013 were US$128.3 million, an increase of US$29.7 million, or 30.1%, compared to US$98.6 million for the year ended December 31, 2012. The increase was primarily driven by the full operation of Sands Cotai Central, as well as additional volume-related expenses at other properties.

General and administrative expenses were US$581.2 million for the year ended December 31, 2013, an increase of US$190.0 million, or 48.6%, compared to US$391.2 million for the year ended December 31, 2012. The increase was mainly attributable to the full operation of Sands Cotai Central and increases in marketing expenses to promote the Cotai Strip properties.

Corporate expenses were US$61.7 million for the year ended December 31, 2013, an increase of US$9.2 million, or 17.5%, compared to US$52.5 million for the year ended December 31, 2012. The increase was mainly driven by royalty fees and corporate legal expenses.

Pre-opening expenses were US$11.8 million for the year ended December 31, 2013, primarily associated with the opening of the second tower of the Sheraton Macao Hotel at Sands Cotai Central in January 2013, as well as the Four Seasons Apart-Hotel. This compared with pre-opening expenses of US$141.6 million for the year ended December 31, 2012 related to the opening of Sands Cotai Central in 2012.

036

SANDS CHINA LTD. Annual Report 2013

Depreciation and amortization expense was US$499.3 million for the year ended December 31, 2013, an increase of US$145.3 million, or 41.0%, compared to US$354.0 million for the year ended December 31, 2012. The increase was due to the opening of Sands Cotai Central, partially offset by decreases in other properties due to some assets being fully depreciated.

Net foreign exchange losses for the year ended December 31, 2013 were US$6.3 million, primarily associated with U.S. dollar denominated debt held in Macao. This compared with net foreign exchange gains of US$6.1 million for the year ended December 31, 2012.

Impairment loss was US$143.6 million for the year ended December 31, 2012, as we recorded an impairment loss of US$100.7 million related to the capitalized construction costs of our former Cotai Strip development on Parcels 7 and 8, and an impairment loss of US$42.9 million related to the closure of the ZAiA show at The Venetian Macao.

Loss on disposal of property and equipment and investment properties was US$19.0 million for the year ended December 31, 2013, an increase of US$18.9 million, compared to US$0.1 million for the year ended December 31, 2012. The increase was primarily related to the disposition of properties and materials for the Four Seasons Apart-Hotel.

037

2. MANAGEMENT DISCUSSION

AND ANALYSIS

ADJUSTED EBITDA(1)

The following table summarizes information related to our segments:

Year ended December 31,

2013 2012 Percent change

(US$ in millions, except percentages)

The Venetian Macao 1,500.7 1,143.9 31.2%

Sands Cotai Central 737.9 212.8 246.8%

The Plaza Macao 304.7 287.9 5.8%

Sands Macao 361.7 349.7 3.4%

Ferry and other operations (4.6) (16.6) 72.3%

Total adjusted EBITDA 2,900.5 1,977.7 46.7%

Adjusted EBITDA for the year ended December 31, 2013 was US$2,900.5 million, an increase of US$922.8 million, or 46.7%, compared to US$1,977.7 million for the year ended December 31, 2012. This strong performance was driven by revenue increases in all business segments, as a result of the full operation of Sands Cotai Central, strong growth at The Venetian Macao, management’s continued focus on driving the high-margin mass table and slot businesses while continuing to provide high service levels to our VIP and premium players, and our integrated resort business model, which drove significant growth in the high-margin rooms, mall and other non-gaming businesses. In addition, the management team continued to focus on driving operational efficiencies throughout both gaming and non-gaming areas of the business, further improving adjusted EBITDA.

Adjusted EBITDA increased

46.7%

to US$2,900.5 million

(1) Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), impairment loss, gain/(loss) on disposal of property and equipment and investment properties, fair value losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

038

SANDS CHINA LTD. Annual Report 2013

Interest Expense

The following table summarizes information related to interest expense:

	Year ended December 31,		
	2013	2012	Percent change
	(US$ in millions, except percentages)		
Interest and other finance cost	**92.3**	107.7	(14.3)%
Less — capitalized interest	**(5.4)**	(50.2)	(89.2)%
Interest expense, net	**86.9**	57.4	51.4%

Interest expense, net of amounts capitalized, was US$86.9 million for the year ended December 31, 2013, compared to US$57.4 million for the year ended December 31, 2012. The increase was primarily due to a decrease in capitalized interest as we opened our Sands Cotai Central property. Capitalized interest was US$5.4 million during the year ended December 31, 2013, compared to US$50.2 million during the year ended December 31, 2012. Interest and other finance cost decreased 14.3% to US$92.3 million primarily due to a lower average borrowing rate under the 2011 VML Credit Facility, as further described below, during the year ended December 31, 2013.

Profit for the Year

Profit for the year ended December 31, 2013 was US$2,214.9 million, an increase of US$979.2 million, or 79.2%, compared to US$1,235.7 million for the year ended December 31, 2012. Excluding pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao for the year ended December 31, 2012, adjusted profit increased 46.4% to US$2,220.7 million for the year ended December 31, 2013, compared to US$1,516.5 million for the year ended December 31, 2012.

Profit increased
79.2%
to US$2,214.9 million

LIQUIDITY AND CAPITAL RESOURCES

We fund our operations through cash generated from our operations and our debt financing.

On September 22, 2011, two subsidiaries of the Group, VML US Finance LLC (the "Borrower") and VML, as guarantor, entered into a credit agreement (the "2011 VML Credit Facility"), providing for up to US$3.7 billion (or equivalent in Hong Kong dollars ("HK$") or Macao patacas ("MOP")), which consists of a US$3.2 billion term loan (the "2011 VML Term Facility") that was fully drawn on November 15, 2011, and a US$500.0 million revolving facility (the "2011 VML Revolving Facility"), none of which was drawn as at December 31, 2013, that is available until October 15, 2016.

We may elect to arrange additional financing to fund the balance of our Cotai Strip developments.

As at December 31, 2013, we had cash and cash equivalents of US$2.94 billion, which was primarily generated from our operations.

039

2. MANAGEMENT DISCUSSION

AND ANALYSIS

Cash Flows — Summary

Our cash flows consisted of the following:

Year ended December 31,

2013 2012

(US$ in millions)

Net cash generated from operating activities 3,078.7 1,900.6

Net cash used in investing activities (597.8) (986.3)

Net cash used in financing activities (1,481.3) (1,466.6)

Net increase/(decrease) in cash and cash equivalents 999.6 (552.3)

Cash and cash equivalents at beginning of year 1,948.4 2,491.3

Effect of exchange rate on cash and cash equivalents (4.6) 9.4

Cash and cash equivalents at end of year 2,943.4 1,948.4

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, mall and hotel operations. Net cash generated from operating activities for the year ended December 31, 2013 was US$3,078.7 million, an increase of US$1,178.1 million, or 62.0%, compared to US$1,900.6 million for the year ended December 31, 2012. The increase in net cash generated from operating activities was primarily due to the increase in our operating results.

Cash Flows — Investing Activities

Net cash used in investing activities for the year ended December 31, 2013 was US$597.8 million, and was primarily attributable to capital expenditures for development projects as well as maintenance spending. Capital expenditures for the year ended December 31, 2013, totaled US$609.9 million, including US$470.9 million for construction activities at Sands Cotai Central and The Parisian Macao and US$139.0 million for our operations, mainly at The Venetian Macao, The Plaza Macao and Sands Macao.

Cash Flows — Financing Activities

For the year ended December 31, 2013, net cash used in financing activities was US$1,481.3 million, which was primarily attributable to US$1,381.5 million in dividend payments and payments of US$62.7 million for interest and US$48.8 million for finance lease liabilities.

040

SANDS CHINA LTD. Annual Report 2013

CAPITAL EXPENDITURES

Capital expenditures were used primarily for new projects and to renovate, upgrade and maintain existing properties. Set forth below is historical information on our capital expenditures, excluding capitalized interest and construction payables:

	Year ended December 31,	
	2013	2012
	(US$ in millions)	
The Venetian Macao	**96.2**	111.7
Sands Cotai Central	**261.2**	815.7
The Plaza Macao	**15.0**	27.7
Sands Macao	**26.5**	25.0
Ferry and other operations	**1.3**	1.2
The Parisian Macao[1]	**209.7**	20.1
Total capital expenditures	**609.9**	1,001.4

(1) The Parisian Macao was formerly reported under "Other developments" in 2012.

Our capital expenditure plans are significant. In April 2012, September 2012 and January 2013, we opened the Conrad and Holiday Inn tower, the first Sheraton tower and the second Sheraton tower, respectively, of Sands Cotai Central, which is part of our Cotai Strip development. The remaining phase of the project will include a fourth hotel and mixed-use tower, located on parcel 5, under the St. Regis brand. The Group has begun construction of the remaining phase concurrent with updating the design and final cost estimates for the project.

We have commenced construction activities on The Parisian Macao, our integrated resort development on Parcel 3, and have capitalized costs of US$404.6 million, including land, as at December 31, 2013. The Parisian Macao is targeted to open in late 2015 and we expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of land premium payments.

These investment plans are preliminary and subject to change based upon the execution of our business plan, the progress of our capital projects, market conditions and the outlook on future business conditions.

041

2. MANAGEMENT DISCUSSION

AND ANALYSIS

CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

December 31,

2013 2012

(US$ in millions)

Contracted but not provided for 1,227.4 190.8

Authorized but not contracted for 2,031.3 553.1

Total capital commitments 3,258.7 743.9

DIVIDENDS

On January 24, 2014, the Board declared an interim dividend of HK$0.87 (equivalent to US$0.112) per share and a special dividend of HK$0.77 (equivalent to US$0.099) per share, in each case, payable to Shareholders of the Company whose names appeared on the register of members of the Company on February 14, 2014. Both the interim dividend and the special dividend, amounting in aggregate to HK$13.23 billion (equivalent to US$1.71 billion), were paid on February 26, 2014.

On March 14, 2014, the Board proposed the payment of a final dividend of HK$0.86 (equivalent to US$0.111) per share, which is subject to approval by Shareholders in the forthcoming annual general meeting. Based on the ordinary shares and share-based awards in issue as at February 28, 2014, the total amount of the final dividend to be distributed is estimated to be approximately HK$6.94 billion (equivalent to US$893.6 million).

PLEDGED FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure the loan facilities. As at December 31, 2013, we have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress; and vehicles with an aggregate net book value of approximately US$7.04 billion (2012: US$7.24 billion).

042

SANDS CHINA LTD. Annual Report 2013

CONTINGENT LIABILITIES AND RISK FACTORS

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

Under the land concession for Sands Cotai Central, we are required to complete the development by May 2014. The land concession for The Parisian Macao contains a similar requirement, which was extended by the Macao Government in July 2012, that the development be completed by April 2016. We have applied for an extension from the Macao Government to complete Sands Cotai Central as we will be unable to meet the May 2014 deadline. Should we determine that we are unable to complete The Parisian Macao by April 2016, we would then also expect to apply for another extension from the Macao Government. If we are unable to meet The Parisian Macao deadline and the deadlines for either development are not extended, we could lose our land concessions for Sands Cotai Central or The Parisian Macao, which would prohibit us from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$4.24 billion or US$404.6 million in capitalized construction costs including land, as at December 31, 2013, related to Sands Cotai Central or The Parisian Macao, respectively.

043

DINING

THAT IS SIMPLY

OUT OF THIS WORLD.

SANDS CHINA LTD. Annual Report 2013

3. STAKEHOLDER INFORMATION

3.1 OUR SHAREHOLDERS

Shareholding Analysis and our Shareholders

Share Capital (as at December 31, 2013)

Authorized Share Capital	16,000,000,000 ordinary shares of US$0.01 each
Issued Share Capital	8,063,193,845 ordinary shares of US$0.01 each

Shareholding Distribution

	As at December 31, 2013			
Size of Shareholding	Number of Shareholders	% of Shareholders	Number of Shares held	% of the Issued Share Capital
1–1,000	504	70.69%	230,482	0.0029%
1,001–5,000	162	22.72%	342,000	0.0042%
5,001–10,000	16	2.24%	133,200	0.0017%
10,001–100,000	29	4.07%	865,469	0.0107%
100,001–1,000,000	0	0%	0	0%
Over 1,000,000	2	0.28%	8,061,622,694	99.9805%
Total	**713**	**100.00%**	**8,063,193,845**	**100.0000%**

Note: 47.09% of all our issued Shares were held through the Central Clearing and Settlement System ("CCASS") as at December 31, 2013

The actual number of investors holding Shares is likely to be much greater, due to ownership of Shares being held through nominees, investment funds and the CCASS.

Shareholding by Category

Venetian Venture Development Intermediate II ("VVDI(II)")	70.2%
Institutional Investors	29.8%
Retail Investors	0.0%
Total	100.0%

From publicly available information and as far as our Directors are aware, Sands China has maintained a sufficient public float of its share capital in the Hong Kong stock market since its listing on November 30, 2009.

045

3. STAKEHOLDER

INFORMATION

CREATION OF SHAREHOLDER VALUE

In 2013, the Company benefited from a number of key strengths that helped differentiate our business from that of our competitors, including the following:

Providing the highest quality integrated resort offerings;

The diversification of amenities, which provided us with a substantially higher adjusted EBITDA to sales percentage;

Generating substantial cash flow and earnings from our existing operations;

Maintaining an industry-leading development pipeline;

Utilizing established brands;

Operating very efficiently;

Maintaining an experienced management team; and

Deriving significant benefits from our on-going relationship with LVS.

Sands China’s profit attributable to Shareholders for the year ended December 31, 2013 was US$2,214.9 million versus US$1,235.7 million in 2012, an increase of 79.2%. Basic earnings per share for the year ended December 31, 2013 was US27.49 cents (HK$2.13) versus US15.35 cents (HK$1.19) in 2012, an increase of 79.1%.

Our business strategy continues to be to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our business strategies and development plans allow us to achieve strong growth and financial performance in the future.

We are grateful to all Shareholders who provide us with feedback and views. If any Shareholder has comments or questions on what we are doing on his or her behalf, please contact us. Our contact information can be found on page 185. We will provide an answer to your questions. We will take your comments into account and act upon them if we believe this will improve our performance and create Shareholder value.

3.2 OUR LENDERS

We have incurred, and will continue to incur, significant capital expenditures associated with the expansion of new integrated resorts in our Cotai Strip development, as part of our strategy of building critical mass at our Cotai Strip development. Through December 31, 2013, we have funded our development projects through a combination of borrowings from our credit facilities, operating cash flows and proceeds from our equity offering.

The Group entered into a credit facility in Macao in September 2011, providing for up to US$3.7 billion (or equivalent in HK$ or MOP), which consists of a US$3.2 billion term loan that was fully drawn on November 15, 2011, and a US$500.0 million revolving facility, none of which was drawn as at December 31, 2013, that is available until October 15, 2016. Borrowings under the facility were used to repay outstanding indebtedness under the VML and VOL credit facilities and have been used for working capital requirements and general corporate purposes, including for the development, construction and completion of certain components of Sands Cotai Central. Please refer to Note 27 to the consolidated financial statements for a summary of the material terms and conditions of these loans.

046

SANDS CHINA LTD. Annual Report 2013

Venetian Venture Development Intermediate II (“VVDI(II)”)

Shareholding by Category

Basic Earnings Per Share

70.2%

79.1%

US27.49 cents

Institutional and Retail Investors

29.8%

US15.35 cents

2012 2013

047

3. STAKEHOLDER

INFORMATION

3.3 OUR CUSTOMERS

Introduction:

Our business strategy is to develop Cotai and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our ultimate plans for Cotai include four interconnected resorts that leverage a wide range of branded hotel and resort offerings to attract different segments of the market.

We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels and higher margins than more gaming-centric facilities.

Our Customers:

Our properties are designed to cater to a broad range of customers who include the following:

Leisure customers who visit resort destinations for quality accommodation, retail, dining, entertainment, spas and sightseeing, and those who may opt to game as part of that experience;

Conference and exhibition organizers who seek an environment that attracts more buyers and exhibitors to trade shows and exhibitions because of the size, flexibility, quality and ambiance of the venue, business-friendly accommodation, dining and other resort facilities;

Corporate meeting and incentive group organizers who value the extensive meeting facilities enabling even the largest of meetings to be held under one roof with a wide array of entertainment, dining and retail facilities;

Mass market players who represent the highest profit margin gaming segment, and are characterized by Non-Rolling chip and slot machine play; and

VIP and premium players, who enjoy our private Paiza Club gaming floors, luxury accommodation and amenities, and are characterized by Rolling Chip play.

Our customers come predominantly from within Asia, with our major markets being mainland China, Hong Kong, Taiwan, India, Japan, Korea, Thailand, Malaysia, Indonesia and Singapore. Through the implementation of targeted marketing campaigns, we expect to grow many of these markets in the coming year.

We have strong relationships with travel agents and corporate and exhibition organizers throughout the region for distribution of our leisure products and promotion of our MICE offerings. In addition, we participate in trade shows in source markets to build brand awareness and promote our services and facilities.

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3.4 OUR EMPLOYEES Talent Management

Attracting the Right Talent

Sands China is committed to hiring local Macao residents and in 2013, over 4,200 Macao residents joined the Company. The Company held 44 recruitment fairs in Macao last year. The greater part of the job fairs took place at The Venetian Macao, but many recruitment fairs were also held at various higher level educational institutions across Macao. In addition, 30 job fairs outside of Macao were conducted in mainland China as well as overseas in an effort to recruit the very best talents from across the region.

As a responsible corporate citizen, Sands China widely supports the Macao community with many programs such as offering valued part-time job opportunities to local residents with developmental disabilities to work in various departments such as Human Resources, Conferences and Exhibitions, Housekeeping and Food & Beverage to help them integrate into society successfully.

Talent Career Prospects

Offering attractive and fulfilling career opportunities is highly important to retaining valuable team members at Sands China. In 2013, around 1,000 team members were promoted. Of this number, 364 team members were promoted into management positions.

In 2013 the Training and Development team trained nearly 25,500 team members who participated in a broad range of programs and disciplines providing them with continuous training and development opportunities to improve both retention and engagement. The effects of the training enrich the Sands China guests’ experience, which increases the likelihood of their return and recommend the properties to others which helps Macao grow into an international tourist destination.

Efforts of the talents’ development and retention and the opportunities available at Sands China, are regularly advertised and promoted across Macao to ensure that they are continually publicized and well received by the community.

Human Resources Initiatives

Launch of the Company’s Service Culture — Because We Care

In June 2013, Sands China launched the culture of service — Because We Care which is an enhanced set of cultural values that benefit guests, customers, visitors and team members. In collaboration with various departments, the creation of the theme song was developed to promote cohesiveness and team spirit amongst the team members. Over 13,000 team members were trained in the Because We Care training sessions. Additionally, the Because We Care program enlisted 56 dedicated ambassadors to represent and reinforce the cultural values. The prestigious Sands China Because We Care Team Member Award Ceremony, a company-wide recognition program, aims at rewarding a team member or a team for their outstanding achievements and contributions. In 2013, the award ceremony gathered 380 nominations, 28 finalists and emerged 6 winners to win the coveted awards.

Employee Engagement

Engaging team members with activities and company events are exceptionally important to Sands China. Team members have enjoyed over 100 team member engagement activities through the “mySERIES” employee engagement platform in 2013. The “mySERIES” establishes a stronger emotional connection with team members and offers a work-life balance in which enhances their attitudes, develops positive beliefs, creates loyalty, adds fun to their work experience and effectively leads to good performance. myDISCOUNT specially enables team members to enjoy exclusive discounts in more than 130 outlets in Macao throughout the year. In 2013, 12 special sales were held exclusively for employees in the heart of the house.

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To afford employees the most pleasant, happy, safe and positive environment for team members at work, we launched the openings of the Gym Room, myLEISURE — recreation corner and the East Meets West eatery at the team member dining room to offer more choices while dining at Sands Cotai Central’s heart of the house. Other major areas with improvements at the heart of the house include the lockers, dressing rooms and wash rooms. The overall renovation project of the heart of the house is ongoing to continuously make Sands China a great place to work.

Another continuous team member engagement activity supports the Sands Global Initiative — Sands ECO360° Live. Green* initiatives such as the company-wide competition to “Create Your Own Green Office Corner” with a theme of recycling in which attracted over 40 departments to participate and compete with one another. The online voting received nearly 3,480 online votes from team members on myNET.

Further significant activities that engaged employees were the Heart of the House Awareness Campaigns for the Company’s international events such as Fist of Gold and The Clash in Cotai. The exclusive activity enabled team members to join up close the “Meet & Greet” with headlining athletes at the heart of the house.

Communications with Team Members

A two-way communication between the Company and its team members are encouraged and widely available by developing, utilizing and encouraging the use of various modes of communications throughout the organisation. Sands China employees have full access to the Team Member Concierge which is available to provide immediate and general personnel assistance at the heart of the house. In addition, the Team Member Relations team offers additional support and assistance in managing work-related issues faced by team members. Another open communication channel is myVOICE, a forum for team members to express their viewpoints with the management team and Human Resources regarding job-related issues. The e-Enquiry on myNET is one more convenient channel for team members to communicate and send their queries anytime.

The Human Resources team provides updated and concise communication to team members through an extensive range of channels. To draw team members to be updated about the latest Company news, numerous TV sets with video clips are played at the heart of the house in place of notice boards. The Company’s intranet platform, myNET, enables team members to retrieve valuable information such as Company policies, benefit plans, publications, announcements and more. In addition, myNEWS, a weekly bilingual e-newsletter is distributed via email and the myMAG, the quarterly bilingual magazine publication is available for team members to collect and read about the most up-to-date Company news. Human Resources implemented a series of the one-minute quick tip videos for team members to view. By sharing team members’ special knowledge and skills with others, team members are able to learn more about the general operations of other departments and enhance their overall hospitality knowledge which helps to improve their daily work.

Operation Efficiency

As a business partner to all the departments in the Company, the Human Resources team strives to collaborate with each department to maximize operation efficiency and find ways to add value to the business. As the Human Resources team is focused on successfully developing people to continuously drive improvements, initiating the Kaizen concept (Lean Management System) across the Company was an important achievement in 2013. The Human Resources team setup the foundation to sustain all methodologies the Company uses to commit team members in the constant improvement of the service quality provided to all stakeholders. The key objective of Kaizen is to provide team members the opportunity to continuously work safer, more efficiently and eliminate waste at the workplace and achieve good business results.

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Some other examples include taking the initiative to prevent labor disputes by holding 7 sessions of “Do’s & Don’ts” with 310 managerial levels and above team members to help reinforce the Company’s practices as well as the team regularly conducts labor practice audits on departments for rectification or reinforcement.

Talent Training and Development

In 2013 the Training and Development team delivered over 170,000 hours of training on service, leadership, training and languages, as well as welcoming the new team members with orientation and delivering the code of conduct and responsible gaming refresher training to more than 20,000 team members. The training enables and empowers the team members to deliver better service to guests, to work together more effectively to grow their careers, all of which benefit Sands China and helps to turn Macao into an international tourist and business destination.

Three Outstanding Training and Development Outcomes

1 Because We Care — Our Culture of Service

2013 saw the launch of the Company’s new culture of service initiative called Because We Care. The first half of the year involved the development of the model and the program content. After the launch in June, the training started with more than 13,000 team members attending one of four programs: building our culture of service, leading our culture of service, serve to win and leading serve to win. Together with the various heart of the house promotional activities and events, the training has ensured all team members understand and can practice our chosen values of friendliness, professionalism, active listening and teamwork.

2. Developing Leadership Talent

The success of Sands China will rest particularly on the effectiveness of its leaders. As the Company continues to expand and needs to bring on the next wave of leaders, the Training & Development team has developed and delivered programs that will help with specific skills such as appraisal interviewing skills, communications and time management together with programs aimed at changing their mindset such as managing self, leading our culture and developing potential.

3. Trainer Development

The Training and Development team provides strategic value to various departments through delivering specific interventions to support their focus on particular issues. As this mode of delivering training becomes more requested, it has created a strain on Training & Development’s resources. To meet this challenge together with the challenge to roll out the Because We Care training to over 25,000 team members, the Training & Development team has trained more than 30 team members from various departments such as Slots, High Limits Gaming, Cotai Water Jet, Table Games, Limousine Service and Shuttle Services to deliver either the custom designed programs for their teams or the Because We Care programs. This enrichment of mostly local team members’ skills and confidence, the skills transfer, and the shift of ownership of training outcomes all are part of our strategic plan to be the center of excellence for training and development.

2013 Team Member Profile (Full Time Team Members Only)

Number of Full-time Team Members: 25,872

Average Age: 38

Gender Ratio: Male 48% Female 52%

Total Number of Nationalities: 61

Number of Team Members of Hotel Partners: 2,365

Number of Full-time Team Members: 25,872

Total number of Team Members: 28,237

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3.5 OUR COMMITMENT TO THE COMMUNITY Introduction

At Sands China we recognize that we are dependent upon the goodwill, hard work and motivation of our team members, the overwhelming majority of whom have deep roots in the local community. This is an asset that, as employers, we seek to tap for the good of our daily operations, but equally it is an energy that should — and does — flow outward to benefit the general population.

The Company and its subsidiaries have, to date, actively supported more than 200 organizations operating in various sectors of society with cash donations and other contributions in excess of MOP80 million. In addition, the Group has underwritten numerous social, sporting and cultural activities that have directly and positively affected the lives of countless members of the community. While this is a corporate achievement to be proud of, the extra ingredient has been the heartfelt participation of all team members, who in many cases have given large amounts of their own time, as well as money, to serve so many worthy causes.

Sands China will continue to be judged by the responsible attitude of our team members and we would not have it any other way.

Developing Talent

Sands China has five core principles — 1) commitment to excellence, 2) exceeding expectations, 3) innovation, 4) trust and respect, 5) one team working together. All training programs are designed around these core values and at the same time aim to optimize the potential of local talent in the interests of the sustainable development of the industry. This understanding is diligently cultivated in our professionals and transfers naturally via our team member activities within the community.

Continuous team member training and development explains why Sands China properties continue to win awards across multiple categories. The TTG China Travel Awards has recognized The Venetian Macao as the Best Meetings & Conventions Hotel in Macau for the sixth consecutive year, and Trip Advisor recognized it with a Certificate of Excellence 2013. Sands Cotai Central’s Conrad Macao increased its total number of awards and accolades to 25, adding 18 during the year, including regional and global awards for its eco-friendly accomplishments. And four of our hotels are currently listed in the esteemed Forbes Travel Guide; Holiday Inn Macao Cotai Central garnered the unique distinction of being the only Holiday Inn in the world to receive a star rating. Whilst proud of these achievements and recognizing that they are good for business, we regard these prestigious programs and competitions as the ideal platform for investing in the people of Macao and a tailormade device for unlocking their talent.

One significant way in which we have achieved our goal of investing in the people of Macao is through the funding of the Adelson Advanced Education Center, which seeks to promote the advancement of training and education in non-gaming business disciplines for local talent. The Company has also made arrangements with the University of Macau for their students to utilize this 15,500-square-foot offsite campus. Courses in advanced management and non-gaming areas such as tourism, MICE, Hospitality, Entertainment and Integrated Resort & Retail management are offered. These are all critical growth areas for Macao.

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Beneficiaries of Sands China’s commitment to the development of local talent include the University of Macau, Macau University of Science and Technology, Macao Polytechnic Institute, Institute for Tourism Studies, The University of Saint Joseph and Macau Institute of Management. In 2012, the Company contributed MOP690,000 to these institutions, benefitting more than 100 students. In addition to scholarships and fellowships, we provide internship programs for students from local higher education institutes.

Sands China believes that even the most vulnerable members of society should have the opportunity to develop their talents. Ever since the Company began the recruitment of members of the Macao Special Olympics (“MSO”) in 2010, they have chosen to remain with our team and continue contributing their efforts in the Human Resources, Conventions and Exhibitions (Banquet Operations and Audio Visual teams), Housekeeping and Finance departments.

Contribution to Charity and Community

The most direct way to help those in need is to donate money and goods, and this represents a substantial part of our community activities. Sands China is involved in a wide range of “direct aid” programs — some of them on a “one-off” basis and others on a continuing basis of “local partnership”. In 2013, the Company contributed over MOP7 million in direct cash donations to organizations supporting the elderly and infirm, the mentally disabled, those in various forms of rehabilitation, the abused, and children’s charities, with some MOP48 million contributed by Sands China to over 200 organization since 2004.

“Lucky” coins regularly dredged from The Venetian Macao canals are also given to the venerable Tung Sin Tong Charitable Society. In 2013, Sands China contributed more than MOP120,000 to this worthy cause.

Non-financial contributions by the Company are both numerous and diverse. Over 380 boxes of second-hand clothes discarded by our hotel guests were gratefully received by the Salvation Army for the benefit of those in need throughout Macao and in China in 2013. Over 150 boxes of miscellaneous items were donated over the same period by Sands Macao, The Venetian Macao and Sands Cotai Central to Caritas Macau.

There are indeed many ways of contributing to society. An increasingly large part of the Sands China product mix is entertainment, with some of the biggest names in the Western and Chinese entertainment world gracing the Cotai Arena stage. While many of these high profile shows, events and concerts are sell-out affairs, we are more than happy to give the underprivileged the chance of a lifetime to see some of the biggest stars. More than 2,200 local residents — both young and old — enjoyed watching sporting events and great concerts for free in 2013.

In addition, the Company makes a special effort to host or sponsor shows and events of cultural and community importance. Among these in 2013 were the homegrown Cantonese musical play Myth of Fox, promoting local creative culture; Sands China TrailHiker; two shows with famed motivational speaker Nick Vujicic; local comic artist Jet Wu’s unique exhibition featuring China’s national boxing hero Zou Shiming; enriching concert performances as part of the Macau Literary Festival; and Macanese Patuá comedy troupe “Dócis” at the Venetian Theatre to promote this unique heritage of Macao.

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Community Outreach — Sands China Care Ambassadors

In 2013, Sands China organized more than 30 community outreach activities, all of which shared a common objective — touching the lives of the less fortunate. Children, the elderly and the vulnerable are regular participants in such activities and are often the ultimate beneficiaries. Sands China can point to many community outreach events — Chinese New Year parties, fund raising bazaar for charity, underprivileged children from the community being the first ones to the DreamWorks Experience at Cotai Strip Resorts Macao.

There would be no meaningful community outreach for the Company if it were not for the hundreds of Sands China team members who take it upon themselves to get involved, often on their own time. While Sands China strongly encourages this community spirit, it is our team members who roll up their sleeves for dozens of projects such as the “One Day Volunteer”, in which Sands China Care Ambassadors — formalized as an active community force in 2009 — once again joined the Macau Youth Volunteer Association to play and have fun with mentally handicapped children and their families and helped clean the homes of the live-alone elderly.

As at December 2013, the Sands China Care Ambassadors — comprising over 420 volunteers from The Venetian Macao, Sands Macao, The Plaza Macao and Sands Cotai Central — have contributed more than 4,600 hours of community service. In fact, such has been the contribution made by Sands China Care Ambassadors that 11 of our team members were recognized with special awards by the Macau Youth Volunteer Association and the Voluntary Social Services Association of Macao in December 2013.

An Energetic Community

As a popular tourist destination, Macao is a city of festivals where you will find lively multicultural events regularly taking place somewhere or other in the territory. In addition to the many Chinese and Western events popular with tourists, local residents are recognizing the power of the community and its ability to make a difference. One of the most important community events in the charity calendars is Walk for a Million, a charity fund initiated by the readers of Macao Daily News that has drawn the community together since 1984. All funds collected are primarily used to either help low-income earners in the form of subsidies and scholarships or to provide aid to the general community in times of emergency. Over 3,000 Sands China team members participated in the 30th Walk for a Million in December 2013 and the Company donated MOP500,000.

Where it is just fun and competition for its own sake, you will generally find Sands China personnel in the thick of it. Sands China’s three men’s teams competed in the preliminary and semi-finals of the Macau Small Dragon Boat Race 2013 — Open Category 250m, and the Macau Standard Dragon Boat Race 2013 — Open Category — 500m in June 2013 and successfully won the second Runner-up Award in the Minor Final of the 250-metre race and the first Runner-up Award in the Minor Final of the 500-metre race. The Standard Dragon Boat team made it to the finals along with other teams from Macao’s public departments, private organisations and sports associations.

Team members also won bragging rights in the popular annual Tray Race organized by the Macao Government Tourist Office on World Tourism Day.

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Responsible Gaming Program

Social consequences can arise from problem gambling and in order to address this concern the Company launched a comprehensive Responsible Gaming Program in April 2007 with a mandate to widely disseminate information on problem gambling, including assisting vulnerable guests to obtain professional help. The program — undertaken in an ongoing partnership with the government, experts, academics, doctors and counseling centers — seeks to effectively reduce the incidence of problem gambling by pre-empting such behavior in a proactive and participatory manner. To support the Responsible Gaming measures introduced by the Macao SAR Social Welfare Bureau, Macao SAR Gaming Inspection and Coordination Bureau, Sands China works together with local community groups and universities to further enhance Responsible Gaming actions in various aspects.

Beyond distributing informative materials to patrons and team members, over 4,000 new team members attended mandatory Responsible Gaming Awareness training as part of their orientation and a Company-wide refresher training for all team members in 2013. In addition, Sands China organized Responsible Gaming Ambassador Training, a global initiative of parent company Las Vegas Sands Corp., in collaboration with the International Gaming Institute (IGI), University of Nevada, Las Vegas (UNLV), to 70 of the company’s shift managers, security personnel, and human resources trainers.

In an effort to further tackle the issue of problem gambling in Macao, Sands China actively participated in the annual “Responsible Gaming 2013”, which has been co-organized by the Macao SAR Social Welfare Bureau, the Macao SAR Gaming Inspection and Coordination Bureau and the University of Macau since 2009. For its “Responsible Gaming Activity,” Sands China organized a Company-wide Responsible Gaming quiz for team members and set up a Responsible Gaming permanent corner aiming to further enhance team members’ knowledge on Responsible Gaming and problem gambling.

Sands China has also been contributing unclaimed jackpots to organizations that provide assistance to problem gamblers and their families since 2006. In 2013, donations to non-government organizations such as Macau IFE Rehabilitation Centre for Problem Gamblers, Sheng Kung Hui Macau Social Service Coordination Office and the Young Men’s Christian Association of Macau reached MOP450,000.

3.6 PRESERVING ENVIRONMENT

The Venetian Macao has the distinction of being the largest single-structure hotel building in Asia and is the eighth largest building in the world in terms of floor area. Its energy demands are proportionately large — but so are the opportunities for saving energy and protecting environment. On a daily basis, we proactively protect the environment by recycling waste generated by our four properties.

Sands China constantly searches for new ways to use resources more efficiently such as energy-saving lamps, improving the heating and cooling systems and building automation systems. As a result, The Venetian Macao’s electricity bill for the year ended December 31, 2013 was 14.5% less than its electricity bill during its first full year of operation in 2008, representing a moving total of US$6.2 million in energy savings.

Sands China is an active participant in community and government environment, health and safety initiatives, one of the foremost of which is the Macao Green Hotel Award program. The award — organized by the MSAR Environment Council was first launched in 2007 and seeks to leverage the importance of environmental management and honor hotel establishments that are demonstrably committed to the green cause.

Macau Green Hotel assessment criteria cover Green Leadership and Innovation, Green Program Performance and Partner Synergy. Sands Macao was awarded Green Hotel Silver Award in 2012 and The Venetian Macao received The Green Hotel — Gold award in 2011.

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Our Conrad Macao, Cotai Central has been recognized for its green efforts, named Asia’s Leading Green Hotel 2013 by the prestigious World Travel Awards and Best Green Hotel by Travel+ magazine’s 2013 China Travel Awards. In addition, the luxury hotel has been nominated a second time in the 20th annual World Travel Awards in the World’s Leading Green Hotel 2013 category.

The Company’s shuttle buses also follow the highest environmental regulations. All comply with Euro IV emission standards, meaning lower levels of pollution. Our vehicle fleet also includes some petrol-electricity powered hybrids. Our new shuttle buses serving Sands Cotai Central comply with Euro 5, the lowest emission standards. Sands China Ltd., working together with Sociedade de Transportes Colectivos de Macau. S.A.R.L. (TCM), was trial running an all-electric bus during the month of November and December for the team member shuttle, as the Company explores various energy-saving options to further expand its eco-friendly initiatives.

As part of our effort to promote energy savings, Sands China was delighted to participate in “Earth Hour” once again in 2013. We support WWF’s worldwide initiative, in which millions of individuals and thousands of cities and businesses around the globe switch off their lights for a full hour. We have implemented Earth Hour Every Month in 2013 and also through our “I Will If You Will” challenge 27 other hotels in Macao also participated in the Earth Hour program.

In support of the Office for the Development of the Energy Sector of the Macao Special Administrative Region’s “Macau Energy Saving Week 2013,” Sands Macao, The Venetian Macao, The Plaza Macao and Sands Cotai Central turned off their non-essential exterior lighting for one hour Monday night, contributing to the awareness of the importance of energy-saving tactics in Macao.

We rigorously pursue a Green Procurement and Supply Chain Policy, which seeks to minimize the impact of products and services on the environment while achieving environmental sustainability. Almost 35% of materials purchased in the 9 categories that are covered by the sustainable purchasing policy are green and environmentally friendly products.

We launched the Sands ECO360° Meetings Program in February 2013 which is a holistic approach to providing environmentally preferable choices and options to meeting planners and clients. “Go Green IIFA” award was presented to The Venetian Macao for recognizing the efforts of creating a “Green IIFA”.

Sands China encourages hotel guests to avoid unnecessary towel and linen changes and to turn lights off when not needed.

Our property-wide recycling and solid waste management program saves natural resources and landfill space, enhances clean air and water, and also creates jobs for our community. We have installed 100 recycling points at our properties and diverted over 2,400 metric tons of waste through recycling. We have enhanced our recycling program to include glass, soaps, in addition to paper, plastic, cans, cooking oil, metals, etc.

The Company also encourages its employees to do their part. Energy Conservation and environmental awareness are promoted to team members on a regular basis, either through training and awareness initiatives or posters and videos. In 2013, we have implemented Sustainability Wall displays at the heart of the house to share the environmental achievements and tips to our team members. We have organized road shows for energy and water conservation, a two-and-half hour guided tour of the Companhia de Electrecidade de Macau (CEM) Coloane Power Station Saturday to learn more about the daily operations of Macao’s local electricity plant and electricity’s impact on their lives.

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Sands China's Sustainability Initiatives in 2013

- Installed energy efficient/LED lighting across our properties to reduce energy consumption
- Improved cooling and heating operation systems
- Enhanced the building automation systems through integration of all properties and systems to achieve operational excellence
- Installed water efficient fixtures to reduce water consumption
- Scheduled the operation of equipment to optimize efficiencies
- Implemented water saving initiatives at hotel suites and other areas
- Enhanced the waste recycling program to include glass, soaps and additional recycling points
- Organized several green awareness campaign such as road shows and green corner competition to Sands China Team Members

More information about Sands ECO360º Global Sustainability Strategy and the Environmental Reports published by Las Vegas Sands Corp. covering its global properties is available at http://www.sands.com/sands-eco-360/our-vision/

Our buildings have earned third-party environmental certifications, which demonstrate our focus on conserving natural resources and improving occupants' health and comfort.

EURO V & EURO IV

Electric Bus was trailed for Team Member Shuttle in Nov and Dec 2013

EARTH HOUR

- Every Month Earth Hour Implemented
- 27 Hotels in Macao has taken our "I Will If You Will" Challenge to join Earth Hour

37

Olympic sized swimming pools of water are saved in 2013 through water flow controllers' low-flow shower head and an automatic irrigation system



85%

of our suite lighting and other operational areas uses the latest LED/energy saving technology

GREEN HOTEL AWARDS

- The Venetian Macao achieved Green Hotel Gold Award in 2011
- Sands Macao achieved Green Hotel Silver Award in 2012
- Conrad Macao achieved Asia's leading Green Hotel and Best Green Hotel Award
- The Venetian Macao achieved Green IIFA Award

CONTRIBUTION TO COMMUNITY

- 59 Community activities including 9 green action events
- Sands China Green Fund supported 6 activities in 2013 held by Macau Ecological Society
- Sands China Green Fund had granted scholarships to 6 students in 2012–2013 academic year

17.5M

kWh of energy was saved by installing LED/more energy efficient lighting

100

recycling points at the Sands China facilities are used for collection, and separation recyclable materials

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4. CORPORATE GOVERNANCE

REPORT

4.1 CHAIRMAN’S INTRODUCTION

Good corporate governance underpins the creation of Shareholder value at Sands China, and maintaining the highest standards of corporate governance is a core responsibility of the Board. An effective system of corporate governance requires that our Board approves strategic direction, monitors performance, oversees effective risk management and leads the creation of the right culture across the organisation. It also gives our investors confidence that we are exercising our stewardship responsibilities with due skill and care. I have used this year’s corporate governance report to again demonstrate how we have done this at Sands China.

We are committed to the continuous improvement of our corporate governance practices to support the performance of our business and enable effective oversight. Business needs, best practices we see elsewhere and regulatory change all help drive this improvement. In relation to the latter, necessary changes have been made to the Company’s corporate governance practices in accordance with the Listing Rules related to the Corporate Governance Code (the “Code”) which were revised in late 2011. A more recent change to the Code required the introduction of a board diversity policy. I am pleased to report that, the Company adopted its board diversity policy in August 2013.

Ensuring high standards of governance is a key part of my role as Chairman and I believe our practices are fit-for-purpose and effectively support our business. As with last year’s report, we have avoided a box-ticking description of our governance and this report explains how we apply the key principles and follow best practice, and what the Board has actually done in support of the business and to meet stakeholder expectations.

Sheldon G. Adelson

Chairman of the Board

Hong Kong, March, 14, 2014

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THE 2013 CORPORATE GOVERNANCE REPORT

We have set out this report in the following way:

Sections What we cover

1. Good governance Why good governance is important to us

2. The Board The Board’s role and its composition, and the supporting governance framework

3. Key roles What the Chairman, Chief Executive Officer, Executives and Non-Executive

Directors and the Company Secretary do to support good governance

4. Activity What we did by way of governance in 2013

5. The Committees How the Committees have supported the work of the Board

6. Risk and internal control The key aspects of our approach to risk management and internal control

7. Shareholders What we have done in relation to Shareholder engagement

8. Compliance disclosures and other matters Compliance is important, and this section confirms any remaining requirements not covered in the earlier sections

4.2 GOOD GOVERNANCE

The Board views good governance as a priority for the Company: enabling effective monitoring and oversight of strategy and performance whilst, when clearly and transparently communicated, giving our investors a better understanding of how the Company is led and how oversight across the business is provided. We expect our governance framework and practices will develop over time in response to business and oversight needs, and plan to use this report to explain to our investors how our governance has developed and improved.

The Board is of the view that throughout the year ended December 31, 2013, the Company fully complied with all the code provisions and certain recommended best practices set out in the Code.

4.3 THE BOARD

The Board’s main responsibility and purpose is to deliver the long-term success of the Company and to create long-term value for its Shareholders. It does this by providing strategic and entrepreneurial leadership, and by exercising prudent oversight and control over the Company. As the business continues to grow through the development of its Cotai Strip developments, the Board needs to ensure that the Company has the resources — both funding and talent — to deliver success. The Board also recognizes the need for effective engagement by the Company with its key stakeholders, including all its investors.

To achieve these goals and discharge its responsibilities, the Board has defined the business and governance issues for which it needs to be responsible, and these matters reserved for the Board have been separately defined. The matters reserved for the Board are periodically reviewed to ensure they are up to date. The principal matters the Board is responsible for include:

approval of strategy

determination of risk appetite setting of ethical standards

monitoring of operational and financial performance engaging with Shareholders review and approval of annual operating and capital budgets

review and approval of initial construction budgets for projects, as well as significant modifications review and approval of announcements made via the Stock Exchange website review and approval of issuance and sale of the Company’s securities review and approval of raising of debt by the Company, and any early repayment review and approval of significant acquisitions and disposals performing the corporate governance functions set out in code provision D.3.1 of the Code

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The Board also recognizes that it sets the ethical standards for the Company, and has therefore designed a framework to ensure that the highest standards of integrity and ethical behavior are maintained by all Directors and employees. The Company maintains a Code of Business Conduct and Ethics which was updated in February 2014. This is supported by a bilingual Compliance Policy Handbook that is distributed to all Directors and staff upon joining the Company.

There are certain matters for which the Board is responsible that are delegated to its Committees. These are matters where particular time and attention need to be devoted to specific topics (so that regular Board meetings may not be the most effective place to consider them), have the need for specialist input, or require the demonstration of independent oversight. Accordingly, the Board has four Committees to help it discharge its responsibilities: the Audit, Remuneration, Nomination and Sands China Capital Expenditure Committees. Whilst two of the Committees have been in place since the Company’s listing, the Sands China Capital Expenditure Committee (the “Capex Committee”) was established on March 1, 2011 and the Nomination Committee was established on March 2, 2012.

The Committees each have formal terms of reference which are subject to annual review to confirm the adequacy. All Committees have reporting responsibilities back to the Board and make recommendations to the Board on key decisions relating to their remit. At each Board meeting, the relevant Committee chairman reports back to the whole Board highlighting any matter which requires the Board’s attention or decision.

The work of the Board during 2013 is explained on page 66 and the work of the Committees is set out on pages 67 to 70 of this Annual Report.

The work of the Board is central to the success of the Company, so we need to ensure it has the right membership. In looking at its composition, the Board looks to ensure it has the right set of skills and experience, relevant knowledge and appropriate members. For us, this means having a deep understanding of the hospitality, gaming and MICE industries, knowledge of the local business and economic environment in Macao and, more broadly in China and other relevant markets. It also means having the right balance of Executive and Non-Executive Directors, including those who are independent and bring a broad and objective perspective with a questioning mindset.

The Board comprises twelve members who, together, bring the skills and experience the Company needs to meet our long-term objectives: two Executive Directors and ten Non-Executive Directors, five of whom are considered to be independent in accordance with the independence guidelines as set out in the Listing Rules. The members of the Board and their biographies are set out under “Directors and Senior Management” on pages 14 to 19 of this Annual Report. The needs of the Company change over time and, therefore, so does the membership of the Board. The Board considers the qualifications and experiences of the candidates and the benefits such candidates bring to the Company. On this basis, Mr. Steven Zygmunt Strasser was elected as an Independent Non-Executive Director of the Company on May 31, 2013.

In order to make sure the Company takes the best advantage of a director’s skills and experience, new directors undergo an induction program that involves the opportunity to meet senior managers and learn about the parts of the business for which they are responsible, as well as visits to the Company’s operations and construction projects. They are also briefed by the Company’s Company Secretary and external advisers about their responsibilities as Directors under statute and common law, the Listing Rules, legal and other regulatory requirements and the Company’s business and governance policies.

To contribute as effectively as possible on an ongoing basis, Board members receive periodic updates that are relevant to their duties and to the business of the Company.

061

4. CORPORATE GOVERNANCE

REPORT

The Board is responsible for performing the corporate governance functions set out in the code provision D.3.1 of the Code and adopted the terms of reference of the Board on corporate governance functions on March 2, 2012.

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines which set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Code and draws on other best practices. It sets out the primary corporate governance-related duties of the Board which are to:

develop and review the Company’s policies and practices on corporate governance review and monitor the training and professional development of the Directors and senior management review and monitor the Company’s policies and practices on compliance with legal and regulatory requirements develop, review and monitor the code of conduct and compliance manual applicable to employees and Directors review the Company’s compliance with the Code and relevant disclosure in the annual Corporate Governance Report

The Board has reviewed the Company’s corporate governance policies and practices, training and continuous professional development of Directors and senior management, the Company’s policies and practices on compliance with legal and regulatory requirements, the compliance of the Model Code and written employee guidelines, and the Company’s compliance with the Code and disclosure in this Corporate Governance Report.

Directors’ interests

Directors are required to declare their direct or indirect interests, if any, in any proposals or transactions to be considered by the Board and withdraw from that part of the board meeting, if appropriate.

Appointment terms

Each Non-Executive Director, whether independent or not, is appointed for a term of three years and is subject to retirement by rotation at least once every three years. A Director appointed to fill a casual vacancy or as an addition to the Board will be subject to re-election by Shareholders at the first general meeting after their initial appointment.

Continuous Professional Development of Directors

Directors keep abreast of responsibilities as a director of the Company and of the conduct, business activities and development of the Company.

Directors should participate in appropriate continuous professional development to develop and refresh their knowledge and skills to ensure that their contribution to the Board remains informed and relevant. Internally-facilitated briefings for Directors will be arranged and reading material on relevant topics will be issued to Directors where appropriate. All Directors are encouraged to attend relevant training courses at the Company’s expenses.

During the year ended December 31, 2013, the Company arranged a briefing on the new statutory regime for disclosure of inside information and statutory updates on October 25, 2013. All Directors have attended the training. In addition, relevant reading materials including directors’ manual and legal and regulatory updates have been provided to the Directors for their reference.

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SANDS CHINA LTD. Annual Report 2013

To summarize, the Directors received trainings on the following areas to develop and refresh their skills and knowledge during the year:

Training areas

Corporate Legal and

Directors Governance Regulatory Business

Executive Directors

Edward Matthew Tracy

Toh Hup Hock

Non-Executive Directors

Sheldon Gary Adelson

Michael Alan Leven

Jeffrey Howard Schwartz

Irwin Abe Siegel

Lau Wong William

Independent Non-Executive Directors

Iain Ferguson Bruce

Chiang Yun

David Muir Turnbull

Victor Patrick Hoog Antink

Steven Zygmunt Strasser(Note)

Alternate Director

David Alec Andrew Fleming (Alternate Director to Michael Alan Leven)

Note: elected on May 31, 2013

Performance Evaluation

The Board and each of the Committees carried out performance self-evaluation on an annual basis to ensure effectiveness and continuous improvement to the functioning of the Board and the Committees.

Directors’ Responsibilities for Financial Reporting in respect of Financial Statements

The Directors acknowledge their responsibility for preparing the financial statements of the Company for the year ended December 31, 2013.

4.4 KEY ROLES

A number of roles are key to a well-run board, particularly those of the Chairman, Chief Executive Officer and the Company Secretary. Additionally, although they are members of a unitary board, the Non-Executive Directors bring different perspectives to the Board’s discussions from the Executive Directors who are involved day-to-day.

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4. CORPORATE GOVERNANCE

REPORT

Chairman

The primary role of Chairman is to provide leadership. He is responsible for the proper functioning of the Board and for ensuring the application of good corporate governance practices. The Chairman is responsible for setting the Board’s agenda and ensuring that adequate time is available for discussion of all agenda items, in particular strategic issues. He also promotes a culture of openness and debate by facilitating the effective contribution of Non-Executive Directors in particular and ensuring constructive relations between Executive and Non-Executive Directors. The Chairman is responsible for ensuring that the Directors receive accurate, timely and clear information and also ensures effective communication with Shareholders.

Chief Executive Officer

There is a clear separation of the roles of the Chairman and the Chief Executive Officer at the Company. The primary role of the Chief Executive Officer is to focus on developing the business strategy and support plans for approval by the Board and implement the objectives and policies agreed by the Board. The executive team and senior management should support the Chief Executive Officer in doing this. The Chief Executive Officer has primary responsibility for setting an example to the Company’s employees, and communicating to them the expectations of the Board in relation to the Company’s culture, values and behavior. He is responsible for supporting the Chairman to make certain that appropriate standards of governance permeate through all levels of the organization and he makes certain that the Board is made aware of the Executive Directors’ and senior management’s views on business issues in order to ensure discussions in the boardroom remain well-informed.

Non-Executive Directors

The Non-Executive Directors bring a rich mix of business experience from a broad base of business experience. Some Non-Executive Directors are not independent by virtue of their connection with our parent company, LVS. These Directors bring understanding and experience of the industries within which we operate, and therefore add considerable value to the Board’s decision making. Others bring specific experience of the local market and environment. This experience, when combined with the outside perspective of the Independent Non-Executive Directors provides a powerful combination of skills and experience.

All Non-Executive Directors, whether independent or not, bring essential challenge and valuable experience to the Board’s deliberations. Actual and perceived independence is a key quality we require of a significant portion of our Board. We have complied with the Listing Rules requirement that at least one-third of the Board to be comprised of Independent Non-Executive Directors. All five Independent Non-Executive Directors have confirmed, in writing, their independence in accordance with the independence guidelines as set out in the Listing Rules. It is important that all Directors, but in particular Non-Executive Directors are able to devote sufficient time to the Company’s business. The Board has considered the time commitment of each Director to ensure that they are spending sufficient time on the Company’s affairs.

Independent Non-Executive Directors

In the Company’s case, with the substantial shareholding held by LVS, the Independent Non-Executive Directors have a particular responsibility to safeguard the interests of the minority Shareholder notwithstanding that the Board and the majority Shareholder both understand that decisions should always be made in the best interests of the Company. The Independent Non-Executive Directors conducted an annual review on the continuing connected transactions between the Company and its parent and are of the opinions that the transactions were entered into, in the usual and ordinary course of business of the Company on normal commercial terms and fair and reasonable and in the interest of Shareholders as a whole.

Company Secretary

The Company Secretary also plays a vital role. Working with the Chairman, he ensures there is a good and timely flow of information to Directors, both in their role as Board members and as members of individual Board Committees. He also facilitates induction activities for new Directors and assists with the continuing professional development of Board members. The Company Secretary is responsible for taking and keeping minutes of all Board and Committee meetings.

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SANDS CHINA LTD. Annual Report 2013

The Company Secretary also plays a particular important role in advising the Chairman on all governance-related matters. He is also available to provide advice to the Board. The Company Secretary has confirmed, in writing, that he has undertaken no less than 15 hours of relevant professional training during the year.

4.5 ACTIVITY

The Board meets four times during a year as a minimum and, during 2013, it met eleven times. The attendance of each Director at Board and Committee meetings and general meetings is detailed in the table below.

	Attendance/No. of Meeting(s)						
Name of Director	Board	Audit Committee	Remuneration Committee	Nomination Committee	Capex Committee	Annual General Meeting	Extra-ordinary General Meeting
Sheldon Gary Adelson	9/11	—/—	—/—	2/2	—/—	1/1	0/1
Edward Matthew Tracy	10/11	—/—	—/—	—/—	1/3	1/1	1/1
Toh Hup Hock	11/11	—/—	—/—	—/—	—/—	1/1	1/1
Michael Alan Leven	6/11	—/—	—/—	—/—	3/3	1/1	0/1
Irwin Abe Siegel	11/11	11/11	—/—	—/—	—/—	0/1	0/1
Jeffrey Howard Schwartz	10/11	—/—	4/4	—/—	3/3	1/1	0/1
Lau Wong William	10/11	10/11	3/4	—/—	—/—	1/1	0/1
Iain Ferguson Bruce	11/11	11/11	4/4	2/2	—/—	1/1	0/1
David Muir Turnbull	8/11	—/—	3/4	2/2	—/—	1/1	0/1
Chiang Yun	11/11	10/11	—/—	—/—	—/—	1/1	0/1
Victor Patrick Hoog Antink	11/11	11/11	4/4	—/—	3/3	1/1	1/1
Steven Zygmunt Strasser[1]	6/6	—/—	—/—	—/—	—/—	—/—	0/1
David Alec Andrew Fleming *(Alternate Director to Mr. Michael Alan Leven)*	0/11	—/—	—/—	—/—	—/—	—/—	1/1

Note:

(1) elected as director on May 31, 2013, six board meetings were held on or after May 31, 2013

Apart from regular Board meetings, the Chairman also held a meeting with the Non-Executive Directors (including Independent Non-Executive Directors) without the presence of Executive Directors during the year 2013.

Agendas for each meeting are prepared by the Company Secretary in consultation with the Chairman, and based on a forward calendar that helps ensure that all relevant matters for the year ahead are considered by the Board in a timely manner. All Directors are encouraged to contribute to the agenda setting process. Information relevant to each Board meeting is sent out in good time to the Directors. In addition to board papers, information relevant to the Company's financial position and latest developments is made available to Directors to keep them up to date. Structured monthly updates on the Company's performance, position and prospects are provided to Directors. The Directors also have access to senior management where necessary.

065

4. CORPORATE GOVERNANCE

REPORT

During the year, the Board covered a wide range of matters in relation to strategy, operations, financial performance, regulatory compliance and governance. The principal items included:

Meeting/Resolutions Date Matters Considered, Reviewed and Approved/Recommended

Regularly • Reports of the Committees

• Updates from the management team including updates from the construction department on the status of its development projects,

including any potential delays or labor concerns, and updates from the legal department on the status of any material litigation

• Public announcements

• Annual review of self performance

• Other reviews as required by the Code and the Board of Directors

Corporate Governance Guidelines, including but not limited to

Shareholders’ Communication Policy, Whistleblowing Policy, Code of

Business Conduct and Ethics, Directors’ contributions and Directors’

training and continuous professional development

Quarterly • Financial results, including the Company’s IFRS results as well as its

U.S. GAAP financial results for publication by LVS on the New York

Stock Exchange

January 25, 2013 • Interim dividend

February 7, 2013 • Preliminary financial results announcement for the year ended

December 31, 2012

March 15, 2013 • Final dividend

• Adoption of formal Chinese name

• Amendments to the memorandum and articles of association

• Propose the election of Mr. Steven Zygmunt Strasser as Independent

Non-Executive Director

• Publication and dispatch of 2012 Annual Report to Shareholders

April 26, 2013 • Capital expenditures projects in relation to Sands Cotai Central

May 10, 2013 • Renewal of the appointment letter of Mr. Michael Alan Leven as Non-

Executive Director

May 24, 2013 • Appointment of the Company’s external auditors, Deloitte Touche

Tohmatsu

July 19, 2013 • Review status of development of The Parisian Macao

August 16, 2013 • Interim Results for the period ended June 30, 2013

• Publication and dispatch of 2013 interim report to Shareholders

• Adoption of the Board Diversity Policy

October 25, 2013 • Amendments to Shares Services Agreement with the LVS Group

• Revision of Directors’ Fees

December 6, 2013 • 2014 Budget

Draft minutes are circulated to Directors for comment shortly after a meeting and final minutes are available for review and inspection by Directors.

4.6 THE COMMITTEES

The Board has four Committees that undertake work on its behalf, and report back to the Board: the Audit Committee, the Remuneration Committee, the Nomination Committee and the Capex Committee.

The roles and functions of the Committees are set out in their respective terms of reference. The terms of reference of the Audit Committee, the Remuneration Committee and the Nomination Committee are available on the websites of the Company and of the Stock Exchange. The terms of reference of the Capex Committee is available on the website of the Company.

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SANDS CHINA LTD. Annual Report 2013

Audit Committee

The Audit Committee supports the Board by exercising oversight in relation to the Company’s accounting and financial reporting processes, internal control system, the financial statements and other financial reports, financial management, the external auditors, internal audit and compliance with legal and regulatory requirements.

The Audit Committee comprises only Non-Executive Directors, with a majority being Independent Non-Executive Directors. The members of the Audit Committee are Mr. Iain Ferguson Bruce (Chairman), Ms. Chiang Yun, Mr. Victor Patrick Hoog Antink, Mr. Irwin Abe Siegel and Mr. Lau Wong William. Mr. Iain Ferguson Bruce, Mr. Victor Patrick Hoog Antink and Mr. Irwin Abe Siegel, have appropriate professional qualifications and experiences in financial matters.

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. In 2013, the Audit Committee met eleven times. Individual attendance of each Committee member is set out on page 65 of this Annual Report. In addition to the members of the Audit Committee, meetings were attended by the Chief Financial Officer, Vice President of Audit Services Group and the external auditors at the invitation of the Audit Committee.

Its main work during 2013 included reviewing:

the 2012 annual report, including the Corporate Governance Report, Directors’ Report and the Financial Statements, as well as the related results announcement the 2013 interim report and interim results announcement

the 2013 first and third quarters results announcement

compliance with the Corporate Governance Code, Securities and Futures Ordinance, the Hong Kong Companies Ordinance and Listing Rules

legal cases brought against the Company or other members of the Group, and the actions taken by management in response in relation to the external auditors, their plans, reports and management letter, fees, involvement in non-audit services, and their terms of engagement the plans (including those for 2014), resources and work of the Company’s internal auditors, the Audit Services Group the resources, staff qualification and experience, training programmes and budget of the Group’s Finance Department the adequacy and effectiveness of the Company’s financial reporting system, the system of internal controls in operation, risk management system and associated procedures within the Group

Deloitte was appointed by the Board on May 24, 2013 and its appointment was approved at the Extraordinary General Meeting of the Company held on July 26, 2013. The Audit Committee has reviewed the relationship the Company has with Deloitte. The Audit Committee is satisfied that this relationship is working well and, having also reviewed the effectiveness of the external audit process as well as the independence and objectivity of Deloitte, has recommended their reappointment at the forthcoming annual general meeting. A resolution to this effect has been included in the Notice of the annual general meeting.

067

4. CORPORATE GOVERNANCE

REPORT

The Audit Committee’s terms of reference were reviewed during the year to ensure they continue to meet the needs of the Company and to ensure compliance with the Code.

Remuneration Committee

The Remuneration Committee reviews and makes recommendations to the Board concerning the Company’s structure and policy for remuneration of Directors, senior management and highly compensated employees. It has the delegated responsibility to determine the remuneration packages for the Executive Directors and senior management.

The Remuneration Committee comprises only Non-Executive Directors, with a majority being Independent Non-Executive Directors. The members of the Remuneration Committee are Mr. David Muir Turnbull (Chairman), Mr. Iain Ferguson Bruce, Mr. Victor Patrick Hoog Antink, Mr. Jeffrey Howard Schwartz and Mr. Lau Wong William. The Remuneration Committee shall meet at least four times per year on a quarterly basis, or more or less frequently as circumstances require. In 2013, it met four times. Individual attendance of each Committee member is set out on page 65 of this Annual Report. In addition to the members of the Remuneration Committee, the Chief Executive Officer and the Senior Vice President of Human Resources regularly attend the meetings by invitation.

The Remuneration Committee’s main work during 2013:

reviewed and recommended to the Board in respect of the remuneration policies and structure of the Company determined the remuneration packages for the senior management hired during the year reviewed and recommended to the Board for approval the remuneration of the Independent Non-Executive Director appointed during the year reviewed and approved amendments to the remuneration packages for the Executive Directors and members of the senior management team reviewed and approved the proposed bonus awards for the Executive Directors and members of the senior management team reviewed and approved options and restricted share units granted to senior employees under the Company’s Equity Award Plan

In conducting its work in relation to the remuneration of Directors and senior management, the Remuneration Committee ensured that no individual was involved in determining his or her own remuneration. It also ensured that remuneration awards were determined by reference to the performance of the individual and the Company and were aligned to the market practice and conditions, Company’s goals and strategy, designed to attract, retain and motivate high performing individuals, and reflected the specifics of individual roles (for example, complexity and performance).

In respect of Non-Executive Directors, the Remuneration Committee has reviewed fees payable taking into account the particular nature of their duties, relevant guidance available and the requirements of the Listing Rules.

The Remuneration Committee’s terms of reference were reviewed during the year to ensure they continue to meet the needs of the Company and to ensure compliance with the Code.

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SANDS CHINA LTD. Annual Report 2013

Retirement Scheme

The Company operates a retirement scheme, the VML Provident Fund Scheme. All team members who are employed on a full time basis by the Group are eligible to participate in the scheme after they have completed three months of service. Benefits payable under the scheme are calculated by reference to the Company’s contributions and each team member’s own contributions, together with investment returns on such contributions. Both team members’ and the Company’s contributions are determined based on a fixed percentage of team members’ base salary. The scheme has been established and is maintained in accordance with the laws of Macao.

Mr. Edward Matthew Tracy, President, Chief Executive Officer and Executive Director, and Mr. Toh Hup Hock, Chief Financial Officer, Executive Vice President and Executive Director, do participate in the VML Provident Fund Scheme.

Specific additional disclosures required in respect of remuneration including equity award plan are included later in the Directors’ Report and in Note 7 to the Consolidated Financial Statements in this Annual Report.

Nomination Committee

The Nomination Committee is primarily responsible for reviewing the structure, size and composition of the Board, and makes recommendations to the Board in relation to appointments and reappointments at Board level, including succession planning. It also assesses the independence of Independent Non-Executive Directors.

The Nomination Committee comprises a majority being Independent Non-Executive Directors. The members of the Nomination Committee are Mr. Sheldon Gary Adelson (Chairman), Mr. Iain Ferguson Bruce and Mr. David Muir Turnbull. The Nomination Committee shall meet at least annually or more or less frequently as circumstances require. In 2013, it met twice. Individual attendance of each Committee member is set out on page 65 of this Annual Report.

On selection of candidates for directorship of the Company, the Nomination Committee makes reference to the Company’s board diversity policy adopted in August 2013. The Nomination Committee is primarily responsible for identifying suitably qualified individuals to become members of the Board. A number of factors will be considered, including but not limited to gender, age, cultural and educational background, professional and industry experience, skills, knowledge and time commitments of such individuals. All appointments will be made based on merits and contribution that the selected individuals will bring to the Board. The Company’s own business model and specific needs and other relevant statutory requirements and regulations will also be taken into consideration. External recruitment professionals might be engaged to carry out selection process when necessary.

During 2013, the Nomination Committee completed the review of the structure, size and composition of the Board, assessed the independence pursuant to code provision A.5.2 of the Code and recommended to the Board the appointment of Mr. Steven Zygmunt Strasser as an Independent Non-Executive Director of the Company.

The Nomination Committee’s terms of reference were reviewed during the year to ensure they continue to meet the needs of the Company and to ensure compliance with the Code.

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4. CORPORATE GOVERNANCE

REPORT

Sands China Capital Expenditure Committee

The Sands China Capital Expenditure Committee monitors and, where appropriate, approves non-budgeted capital expenditure with project values between US$1 million and US$10 million. Expenditure in excess of this limit requires Board approval.

The members of the Capex Committee are Mr. Michael Alan Leven (Chairman), Mr. Jeffrey Howard Schwartz, Mr. Victor Patrick Hoog Antink and Mr. Edward Matthew Tracy. The Capex Committee shall meet as required. In 2013, the Capex Committee met three times. Individual attendance of each Committee member is set out on page 65 of this Annual Report. Its work covered the review of various capital expenditure projects such as The Parisian Macao and improvements to the gaming areas at The Venetian Macao, Sands Macao, Sands Cotai Central and The Plaza Macao.

4.7 RISK AND INTERNAL CONTROL

All activities undertaken and decisions made by the Company involve a degree of risk. The Board plays a key role in overseeing the risks undertaken, by actively considering risks as part of the strategy setting process and as it assesses opportunities for development and growth by determining the extent of risk it wishes to take.

Risks faced by the Company fall into a number of principal categories: financial risk, political risk, market risk, compliance risk and operational risk. The Company has an established risk framework under which it identifies risks relevant to the Company’s operations and activities, and assesses these risks in relation to their likelihood and potential impact. Management monitors these risks and develops a response to mitigate them to an acceptable level commensurate with the Board’s risk appetite, and also reports periodically to the Board on how these risks are evolving and the actions taken to mitigate them. By monitoring the mitigation of risks, management is able to refine their approach to ensure that the approach to risk management is effective.

Supporting the risk framework is the Company’s internal control framework. The Board is responsible for maintaining an adequate system of internal controls to mitigate risk and to safeguard the Company’s assets. This internal control framework is reviewed annually by the Audit Committee on behalf of the Board. As part of this review, the Board has satisfied itself that the Company’s accounting and financial reporting function is adequately resourced with staff of appropriate qualifications and experience, and that they receive appropriate and sufficient training and development. The Board has also satisfied itself, through the work of its Audit Committee, that the internal audit function is adequately resourced and is effective at providing assurance to the Board on the relevant risks faced by the Company, and that the external audit process has been effective.

Internal audit forms a key part of the control framework, reporting to the Audit Committee. It provides reasonable assurance that the Company’s internal controls in relation to statutory compliance audits and risk-based operational audits, undertaken as part of an annual plan that is discussed with management and approved by the Audit Committee. Its work in 2013 covered areas including Gaming Operations, Cage & Count, IT audits, Sarbanes-Oxley Review and Non-Gaming/Operational audits.

Department heads are responsible for daily operations and manage the day-to-day operational and business risks. Operating processes and procedures, including those relating to internal control, are formally documented to provide a consistent approach to managing risks. The Company has a well-established compliance program, which is designed to meet the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, whereby department heads document and maintain all key internal controls. Internal Audit, in conjunction with the external auditors, performs walk-through and detailed tests to validate the operation of internal controls, highlighting the deficiencies that need attention. Management addresses issues arising and the Audit Committee oversees management’s responses to make sure that they are adequate and timely.

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SANDS CHINA LTD. Annual Report 2013

The Company has in place a formal Anti Money Laundering Policy which takes into account regulatory requirements and expectations, as well as industry demands, to ensure that regulatory compliance is maintained at the highest monitoring standards.

4.8 SHAREHOLDERS

The Company considers that effective communication with Shareholders is essential for good investor relations and investor understanding of the Group’s business performance and strategies. The Company also recognizes the importance of transparency and timely disclosure of corporate information.

To facilitate maintaining an on-going dialogue with Shareholders and to encourage Shareholder engagement and participation, the Company has developed and maintains a Shareholder Communication Policy. Under this policy, the Company commits to give Shareholders balanced and understandable information about the Company’s performance, position and prospects. Information is made available to Shareholders through a number of means, including formal announcements of information required under Listing Rules and through the constructive use of annual general meetings. Updated information (for example, including in relation to the Company’s financial information and its corporate governance practices) as well as standing information about the Company is also made available through the Company’s website (www.sandschinaltd.com).

The general meetings of the Company provide a forum for communication between the Board and Shareholders. The Chairman of the Board, as well as the Chairmen and/or other members of the Board’s four Committees will, in the absence of unforeseen circumstances, attend to answer questions raised at these meetings. The external auditors will be asked to attend the annual general meeting to answer questions about relevant matters including the conduct of the audit, the auditors’ report and auditor independence.

The Company maintains procedures for Shareholders to propose a person for election as a director of the Company. The details of these procedures are available on the Company’s website.

To safeguard Shareholder interests and rights, separate resolutions will be proposed for each substantial separate issue at general meetings, including the election of directors. All resolutions put forward at general meetings will be voted on by poll pursuant to the Company’s articles of association and the Listing Rules, and poll results will be posted on the Company’s website and that of the Stock Exchange after each general meeting.

Procedures for Shareholders to Convene an Extraordinary General Meeting

Article 68 of the Company’s articles of association provides that general meetings shall be convened on the written requisition of the following members of the Company deposited at the principal place of business of the Company in Hong Kong at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong for the attention of General Counsel and Company Secretary, specifying the objects of the meeting and signed by the requisitionist(s), provided that such requisitionists held as at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company which carries the right of voting at general meetings of the Company:

Any two or more members; or

Any one member which is a recognized clearing house (or its nominee(s))

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4. CORPORATE GOVERNANCE

REPORT

If the Directors of the Company do not within 21 days from the date of deposit of the requisition proceed duly to convene the meeting to be held within a further 21 days, the requisitionist(s) themselves or any of them representing more than one-half of the total voting rights of all of them, may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors of the Company provided that any meeting so convened shall not be held after the expiration of three months from the date of deposit of the requisition, and all reasonably expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to them by the Company.

Note: Any such written requisition from the Shareholders should be marked “Shareholders’ Communication” on the envelope.

Procedures for Shareholders to Put Forward Proposals at General Meeting

Within 10 days of the date on which a notice (the “Notice”) is deemed to be received by Shareholders in respect of any general meeting of the Company (the “Relevant General Meeting”), two or more Shareholders holding at least one-tenth of the paid up capital of the Company which carries the right of voting at general meetings of the Company may together, by written notice to the Company at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong for the attention of General Counsel and Company Secretary, propose a resolution to be proposed and considered at the Relevant General Meeting in addition to the resolutions set out in the Notice. Such written notice shall be accompanied by a statement in no more than 1,000 words explaining the matters referred to, and the reasons for, any such proposed resolution. Following the receipt of such written notice and accompanying statement by the Company, the Company may, in the Company’s absolute discretion (taking into account, without limitation, legal, regulatory and practical considerations relating to the issue of any supplemental notice to all Shareholders in relation to the Relevant General Meeting), include the proposed resolution in the business of (i) the Relevant General Meeting or (ii) in a general meeting of the Company that is subsequent to the Relevant General Meeting.

The Company will circulate a revised Notice including any proposed resolution and the accompanying statement to all Shareholders in accordance with the articles of association of the Company provided that if, in the Company’s sole opinion (without have to give reasons therefore), the above process is being abused in any way whatsoever, the Company has absolute discretion to not include such proposed resolution in the business of the Relevant General Meeting or a subsequent general meeting of the Company.

Note: Any such written notice from the Shareholders should be marked “Shareholders’ Communication” on the envelope.

Procedures for Shareholders to Put Forward Enquiries to the Board

Shareholders are, at any time, welcome to raise questions and request information (to the extent it is publicly available and appropriate to provide) from the Board and management by writing to:

General Counsel & Company Secretary

The Venetian Macao-Resort-Hotel, Executive Offices — L2 Estrada da Baia de N. Senhora da Esperanca, s/n, Taipa, Macao

Note: Any such letter from the Shareholders should be marked “Shareholders’ Communication” on the envelope.

The Shareholders’ Communication Policy is available on the website of the Company.

Investor Relations

At the annual general meeting of the Company held on May 31, 2013, the Shareholders approved various amendments to the Company’s memorandum and articles of association. The update version of the Company’s memorandum and articles of association is available on the Company’s website and the Stock Exchange’s website.

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SANDS CHINA LTD. Annual Report 2013

4.9 COMPLIANCE DISCLOSURES AND OTHER MATTERS

The Listing Rules requires certain corporate governance disclosures to be made. This section of the report details certain disclosures that have not been covered above.

Disclosure of Directors’ Information pursuant to the Listing Rule 13.51B(1)

Directors’ Fees

In October 2013, the Remuneration Committee recommended and the Board approved an increase to the Directors’ fees of the Independent Non-Executive Directors and Non-Executive Directors (except for Mr. Sheldon Gary Adelson, the Chairman of the Board and Mr. Michael Alan Leven) from US$75,000 per annum to US$100,000 per annum and an increase to the Directors’ fees of Chairman of the Audit Committee, Remuneration Committee, Nomination Committee and Capex Committee (except for the Chairman of the Board and Mr. Michael Alan Leven) from US$25,000 per annum to US$30,000 per annum with retrospective effect from July 1, 2013.

Directors’ Emoluments

Mr. Toh Hup Hock

On October 24, 2013, the Remuneration Committee approved an increase to the emoluments of Mr. Toh Hup Hock, the Company’s Executive Vice President, Chief Financial Officer and Executive Director. Mr. Toh’s remuneration was increased to US$900,000 per annum and his maximum discretionary bonus entitlement was increased to 80% of his annual salary with retrospective effect from October 1, 2013.

On October 28, 2013, 443,200 restricted share units of the Company were granted to Mr. Toh, which will vest on August 31, 2017 in accordance with the terms and conditions of a grant letter dated October 28, 2013.

Mr. David Alec Andrew Fleming

On October 24, 2013, the Remuneration Committee approved the renewal of the service contract of Mr. David Alec Andrew Fleming (Alternate Director to Mr. Michael Alan Leven) so that his term as the Company Secretary and General Counsel of the Company will expire on June 30, 2017. Pursuant to the renewal, Mr. Fleming’s remuneration was increased to US$900,000 per annum and his maximum bonus entitlement was increased to 80% of his annual salary with retrospective effect from October 1, 2013.

On October 28, 2013, 432,000 restricted share units of the Company were granted to Mr. Fleming, which will vest on June 30, 2017 in accordance with the terms and conditions of a grant letter dated October 28, 2013.

Save as disclosed above, as at December 31, 2013, there are no other changes to the Directors’ information as required to be disclosed pursuant to Rule 13.51B(1) of the Listing Rules.

Insurance cover

The Company has arranged for appropriate insurance cover for Directors’ and officers’ liabilities in respect of legal actions against the Directors and senior management arising out of corporate activities.

Model Code for Securities transactions

The Company has developed its own securities trading code for securities transactions (the “Company Code”) by the Directors and relevant employees who are likely to be in possession of unpublished inside information of the Company on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules (the “Model Code”). Following specific enquiry by the Company, all Directors have confirmed that they have complied with the Company Code and, therefore, with the Model Code throughout 2013 and to the date of this Annual Report.

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REPORT

Quarterly Reporting

The Company publishes quarterly financial results within 45 days from the end of the relevant quarter. LVS, as a United States Securities Exchange Act 1934 reporting company, is required to file quarterly financial reports with the United States Securities and Exchange Commission. When LVS releases its press release relating to quarterly financial information (which will contain information about the Group) in the U.S., the Company will simultaneously make an announcement pursuant to Rule 13.09(2)(a) of the Listing Rules extracting key highlights of the press release pertaining to the Group. The financial information relating to the Group contained in such press release is presented in accordance with U.S. GAAP and there is no reconciliation of such information with IFRS. When LVS files its quarterly financial report (which contains financial information about the Group) on Form 10-Q, approximately two weeks after the release of its quarterly information, the Company makes an announcement pursuant to Rule 13.09(2)(a) of the Listing Rules providing a hyper-link to such Form 10-Q, which contains financial information relating to the Group presented in accordance with U.S. GAAP.

Remuneration of Senior Management

The remuneration of the members of the senior management by band for the year ended December 31, 2013 is set out below:

Number of

members of senior

management

HK$14,500,001 (approximately US$1,871,000)–HK$15,000,000 (approximately US$1,935,000) 1

HK$15,500,001 (approximately US$2,000,000)–HK$16,000,000 (approximately US$2,065,000) 1

HK$38,500,001 (approximately US$4,968,000)–HK$39,000,000 (approximately US$5,032,000) 1

Total 3

External Auditors and Auditors’ Remuneration

On April 28, 2013, the Company received a letter from PwC stating that it will not be standing for re-appointment as the Company’s auditor for the year ended December 31, 2013. Deloitte was appointed as the auditor of the Company at the extraordinary general meeting held on July 26, 2013 until the conclusion of the 2014 annual general meeting of the Company. The statement of the external auditors of the Company about their reporting responsibilities for the financial statements is set out in the “Independent Auditor’s Report” on pages 93 and 94 of this Annual Report. During the year ended December 31, 2013, the remuneration paid to the Company’s external auditors is set out below:

Amount of Fees

Payable/Paid

Type of Services (US$’000)

Audit Services 2,018

Non-audit Services 67

Total 2,085

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SANDS CHINA LTD. Annual Report 2013

4.10 DIRECTORS’ REPORT

The Directors are pleased to present their report together with the audited Consolidated Financial Statements of the Group for the year ended December 31, 2013.

Principal Activities

The principal activity of the Company is investment holding and the principal activities of our subsidiaries are the development and operation of integrated resorts in Macao, which contain not only gaming areas, but also meeting space, convention and exhibition halls, retail and dining areas and entertainment venues.

Consolidated Financial Statements

The Consolidated Financial Statements of the Group for the year ended December 31, 2013 are set out on pages 95 to 182 of this Annual Report.

Dividends

On January 24, 2014, the Board declared an interim dividend of HK$0.87 per share and a special dividend of HK$0.77 per share, in each case, which was paid to Shareholders on February 26, 2014. On March 14, 2014, the Board proposed the payment of a final dividend of HK$0.86 per share, which is subject to approval by Shareholders in the forthcoming annual general meeting on May 30, 2014. If a final dividend is approved by Shareholders on May 30, 2014, the total dividend paid to Shareholders for the year ended December 31, 2013 will be HK$2.5 per share.

Share Capital

Details of movements in the share capital of the Company during the year are set out in Note 24 to the Consolidated Financial Statements.

Purchase, Sale or Redemption of the Company’s Listed Shares

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the listed shares of the Company during the year ended December 31, 2013.

Reserves

As at December 31, 2013, the Group had a total of approximately US$6,369.3 million in reserves. Movements in the reserves of the Group during the year are set out in the Consolidated Statement of Changes in Equity on page 100 of this Annual Report.

Fixed Assets

Details of movements in the fixed assets of the Group are shown under Notes 13 and 14 to the Consolidated Financial Statements.

Bank Loans and Other Borrowings

The total borrowings of the Group as at December 31, 2013 amounted to US$3,229.7 million (2012: US$3,260.6 million). Particulars of borrowings are set out in Note 27 to the Consolidated Financial Statements.

Finance Costs Capitalized

Finance costs amounting to US$5.4 million (2012: US$50.2 million) were capitalized by the Group during the year as set out in Note 9 to the Consolidated Financial Statements.

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4. CORPORATE GOVERNANCE REPORT

Donations

Donations by the Group for charitable and other purposes amounted to US$1.4 million (2012: US$1.0 million).

Financial Summary

A summary of the results for the year and of the assets and liabilities of the Group as at December 31, 2013 and for the previous four financial years are set out on page 183 of this Annual Report.

Directors

The Directors of the Company during the year and as at the date of this Annual Report are:

Executive Directors	Title	Note
Edward Matthew Tracy	President and Chief Executive Officer	Appointed July 27, 2011
Toh Hup Hock	Chief Financial Officer and Executive Vice President	Appointed June 30, 2010
Non-Executive Directors		
Sheldon Gary Adelson	Chairman of the Board	Appointed August 18, 2009
Michael Alan Leven		Redesignated July 27, 2011
Jeffrey Howard Schwartz[(1)]		Appointed October 14, 2009
Irwin Abe Siegel[(2)]		Appointed October 14, 2009
Lau Wong William[(3)]		Appointed July 27, 2011
Independent Non-Executive Directors		
Iain Ferguson Bruce		Appointed October 14, 2009
Chiang Yun		Appointed October 14, 2009
David Muir Turnbull		Appointed October 14, 2009
Victor Patrick Hoog Antink		Appointed December 7, 2012
Steven Zygmunt Strasser		Elected May 31, 2013
Alternate Director		
David Alec Andrew Fleming	General Counsel, Company Secretary and Alternate Director to Michael Alan Leven	Appointed March 1, 2011

Notes:

(1) Mr. Jeffrey Howard Schwartz will resign as a Non-Executive Director, a member of the Remuneration Committee and a member of the Capex Committee of the Company with effect from May 30, 2014. Please refer to the announcement of the Company dated March 14, 2014 for details.

(2) Mr. Irwin Abe Siegel will retire as a Non-Executive Director and a member of the audit committee of the Company with effect from the conclusion of the Company's 2014 annual general meeting. Please refer to the announcement of the Company dated March 9, 2014 for details.

(3) Mr. Lau Wong William will retire as a Non-Executive Director, a member of the Remuneration Committee and a member of the Audit Committee of the Company with effect from the conclusion of the Company's 2014 annual general meeting. Please refer to the announcement of the Company dated March 14, 2014 for details.

076

SANDS CHINA LTD. Annual Report 2013

The Board has established four Committees, being the Audit Committee, the Remuneration Committee, the Nomination Committee, and the Capex Committee. The table below details the membership and composition of each of the four Committees.

Director	Audit Committee	Remuneration Committee	Nomination Committee	Capex Committee
Sheldon Gary Adelson	—	—	Chairman[4]	—
Edward Matthew Tracy	—	—	—	Member[3]
Toh Hup Hock	—	—	—	—
Michael Alan Leven	—	—	—	Chairman[2]
Jeffrey Howard Schwartz[7]	—	Member[1]	—	Member[2]
Irwin Abe Siegel[8]	Member[1]	—	—	—
Lau Wong William[8]	Member[5]	Member[5]	—	—
Iain Ferguson Bruce	Chairman[1]	Member[1]	Member[4]	—
Chiang Yun	Member[1]	—	—	—
David Muir Turnbull	—	Chairman[1]	Member[4]	—
Victor Patrick Hoog Antink	Member[5]	Member[5]	—	Member[5]
Steven Zygmunt Strasser[6]	—	—	—	—

(1) Appointed by a resolution of the Board on October 14, 2009
(2) Appointed by a resolution of the Board on March 1, 2011
(3) Appointed by a resolution of the Board on July 27, 2011
(4) Appointed by a resolution of the Board on March 2, 2012
(5) Appointed by a resolution of the Board on December 7, 2012
(6) Elected by a resolution of the Shareholders on May 31, 2013
(7) Will resign with effect from May 30, 2014
(8) Will retire with effect from the conclusion of the Company's 2014 annual general meeting

Director Independence

The Company has received written annual confirmation from each Independent Non-Executive Director of his/her independence pursuant to the requirements of the Listing Rules. The Company considers all Independent Non-Executive Directors to be independent in accordance with the independence guidelines as set out in the Listing Rules. Directors are required to declare their direct or indirect interests, if any, in any proposals or transactions to be considered by the Board at Board Meetings and withdraw if appropriate.

Directors' Service Contracts

Each of the Non-Executive and Independent Non-Executive Directors of the Company is appointed for a term of three years. The appointment may be terminated by either the Company or the Director on not less than one month's written notice. The Directors shall retire by rotation and be eligible for re-election in accordance with the articles of association of the Company.

None of the Directors offering themselves for re-election at the forthcoming annual general meeting has a service contract with the Company which is not determinable by the Company within one year without payment of compensation (other than statutory compensation).

077

4. **CORPORATE GOVERNANCE** REPORT

There are no service contracts with Directors that are exempt under Rule 13.69 of the Listing Rules. No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office during the year (2012: nil).

On May 10, 2013, the Board approved the renewal of the appointment letter of Mr. Michael Alan Leven for three years.

With the exception of the continuing connected transactions disclosed herein, no contracts of significance in relation to the Group's business to which the Company or any of its fellow subsidiaries was a party and in which a Director of the Company had a material interest, whether directly or indirectly, subsisted during or at the end of the financial year ended December 31, 2013.

For the year ended December 31, 2013, details of remuneration of the Directors and Senior Management are set out in Note 7 to the Consolidated Financial Statements.

Management Contracts

No contracts, other than employment contracts, concerning the management and/or administration of the whole or any substantial part of the business of the Company were entered into or existed during the year 2013.

Interests of Directors and Chief Executives

The interests of each of the Directors and Chief Executives in the shares, underlying shares and debentures of the Company and any of the Company's associated corporations (within the meaning of Part XV of the SFO) as at December 31, 2013, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as otherwise notified to the Company and the Stock Exchange pursuant to the Model Code, are set out in the table and explanatory notes below:

Name of Director	Company	Nature of interest	Number of ordinary shares	Approximate percentage of shareholding interest
Sheldon Gary Adelson	Company	Interest in a controlled corporation	5,657,814,885(L)	70.2%
Toh Hup Hock	Company	Beneficial owner	1,101,200(L)[5]	0.01%
David Alec Andrew Fleming (Alternate Director to Michael Alan Leven)	Company	Beneficial owner	1,244,900(L)[7]	0.02%
Edward Matthew Tracy	Company	Beneficial owner	1,000,000(L)[8]	0.01%

Name of Director	Associated corporation	Nature of interest	Number of securities	Approximate percentage of shareholding interest
Sheldon Gary Adelson	LVS	Beneficial owner	65,950,043(L)[1]	8.06%
		Family Interest	340,469,352(L)[2]	41.59%
Jeffrey Howard Schwartz	LVS	Beneficial owner	87,257(L)[3]	0.01%
Irwin Abe Siegel	LVS	Beneficial owner	37,000(L)[4]	0.00%
Toh Hup Hock	LVS	Beneficial owner	60,000(L)[5]	0.01%
Michael Alan Leven	LVS	Beneficial owner	1,389,077(L)[6]	0.17%
Edward Matthew Tracy	LVS	Beneficial owner	78(L)[8]	0.00%

The letter "L" denotes the person's long position in such securities.

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SANDS CHINA LTD. Annual Report 2013

Notes:

(1) This amount includes (a) 65,736,640 shares of LVS’s common stock (see note 9), (b) 54,232 unvested shares of LVS’s restricted stock, (c) 159,171 unvested options to purchase 159,171 shares in LVS’s common stock. Mr. Adelson and his wife together are entitled to control the exercise of one-third or more of the voting power at stockholders’ meetings of LVS. LVS’s interests in our Company are set out in the below paragraph “Interests of Substantial Shareholders”.

(2) This amount includes (a) 77,726,847 shares of LVS’s common stock held by Dr. Miriam Adelson, (b) 221,017,850 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control, (c) 28,576,806 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole dispositive power, (d) 581,139 shares of LVS’s common stock held by trust or custodial account for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting and dispositive control, and (e) 12,566,710 shares of LVS’s common stock held by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control with Mr.

Adelson.

(3) This amount includes (a) 63,171 shares of LVS’s common stock (see note 9), (b) 1,307 unvested LVS’s restricted stock units, and (c) 22,779 options to purchase 22,779 shares in LVS’s common stock, none of which is vested and exercisable.

(4) This amount includes (a) 14,343 shares of LVS’s common stock (see note 9), (b) 1,307 unvested shares of LVS’s restricted stock, and (c) 21,350 options to purchase 21,350 shares of LVS’s common stock, of which 15,100 options are vested and exercisable.

(5) These amounts include (a) 408,000 shares of the Company, (b) 443,200 unvested restricted share units of the Company, (c) 250,000 options to purchase 250,000 shares of the Company, none of which is vested and exercisable, and (d) 60,000 options to purchase 60,000 shares of LVS’s common stock, of which 57,500 options are vested and exercisable.

(6) This amount includes (a) 319,077 shares of LVS’s common stock (see note 9), of which 207,565 shares are held by a corporation which Mr. Leven controls one-third or more of the voting power at its general meetings, or the corporation or its directors are accustomed to act in accordance with his directions, (b) 300,000 unvested LVS’s restricted stock units, and (c) 770,000 options to purchase 770,000 shares in LVS’s common stock, all of which are vested and exercisable.

(7) This amount includes (a) 400 shares of the Company, (b) 432,000 unvested restricted share units of the Company, and (c) 812,500 options to purchase 812,500 shares of the Company, of which 520,000 options are vested and exercisable.

(8) These amounts include (a) 1,000,000 unvested restricted share units of the Company, and (b) 78 shares of LVS’s common stock.

(9) In the annual and interim reports of the Company published prior to 2012, the Company has disclosed LVS’s common stock and LVS’s vested restricted stock separately. From the 2012 interim report onwards, the total number of LVS’s common stock includes the number of vested LVS’s restricted stock and LVS’s common stock.

None of the Directors or the Chief Executives had short positions in respect of shares, underlying shares and debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO) as at December 31, 2013.

Save as disclosed above, so far as was known to the Directors, as at December 31, 2013, none of the Directors or the Chief Executives of the Company had, pursuant to Divisions 7 and 8 of Part XV of the SFO, nor were they taken or deemed to have under such provisions of the SFO, any interest or short position in any shares or underlying shares or interest in debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required to be notified to the Company and the Stock Exchange, or any interests that were required, pursuant to Section 352 of the SFO, to be entered into the register referred to therein, or any interests that were required, pursuant to the Model Code, to be notified to the Company and the Stock Exchange.

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4. CORPORATE GOVERNANCE REPORT

As at December 31, 2013, save as disclosed above, none of the Directors nor the Chief Executives of the Company (including their spouses and children under 18 years of age) had any interest in, or had been granted, or exercised, any rights to subscribe for Shares (or warrants or debentures, if applicable) of the Company and its associated corporations (within the meaning of Part XV of the SFO).

Interests of Substantial Shareholders

The interests of substantial Shareholders in the shares and underlying shares of the Company as at December 31, 2013, as recorded in the register required to be kept under Section 336 of Part XV of the SFO or as the Company is aware, are set out in the table below.

The Company had been notified of the following substantial Shareholders' interests in the shares of the Company as at December 31, 2013:

Name of substantial Shareholder	Capacity/Nature of interest	Number of shares interested	% of issued share capital
Sheldon Gary Adelson	Interested in a controlled corporation	5,657,814,885(L)	70.2%
Las Vegas Sands Corp.	Interested in a controlled corporation	5,657,814,885(L)	70.2%
Las Vegas Sands, LLC	Interested in a controlled corporation	5,657,814,885(L)	70.2%
Venetian Casino Resort, LLC	Interested in a controlled corporation	5,657,814,885(L)	70.2%
LVS (Nevada) International Holdings, Inc.	Interested in a controlled corporation	5,657,814,885(L)	70.2%
LVS Dutch Finance CV	Interested in a controlled corporation	5,657,814,885(L)	70.2%
LVS Dutch Holding BV	Interested in a controlled corporation	5,657,814,885(L)	70.2%
Sands IP Asset Management BV	Interested in a controlled corporation	5,657,814,885(L)	70.2%
Venetian Venture Development Intermediate II	Beneficial owner	5,657,814,885(L)	70.2%

The letter "L" denotes the person's long position in such securities.

As at December 31, 2013, the Company had not been notified of any short positions being held by any substantial Shareholder in the shares or underlying shares of the Company.

Interests of Any Other Persons

Save as disclosed above, as at December 31, 2013, the Company had not been notified of any persons who had interests or short positions in the shares or underlying shares of the Company, as recorded in the register required to be kept under Section 336 of Part XV of the SFO.

Senior Management

The biographical details of the senior management as at the date of this Report are set out on page 14 of this Annual Report.

Major Customers and Suppliers

We depend on our suppliers to provide primarily construction, engineering and consulting services. For the year ended December 31, 2013, our five largest suppliers accounted for approximately 20.4% (2012: 17.6%) of our total product and services purchases. For the year ended December 31, 2013, our single largest supplier accounted for approximately 6.9% (2012: 5.4%) of our total products and services purchases.

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SANDS CHINA LTD. Annual Report 2013

For the year ended December 31, 2013, our top five gaming customers accounted for approximately 18.3% (2012: 16.4%) of our gross revenues and our single largest gaming customer accounted for approximately 6.0% (2012: 4.0%) of our gross revenues.

Save as disclosed herein, no Directors, their associates or Shareholders (which to the knowledge of the Directors own more than 5% of our issued share capital) had any interest in our five largest suppliers or customers at any time during the year.

Non-Competition Deed with LVS

We entered into a Non-Competition Deed with LVS on November 8, 2009 so as to maintain a clear delineation of the respective businesses of each party with effect from the Listing Date. Please see our Prospectus for additional information on the Non-Competition Deed. Since the Listing Date, there have been no business opportunities offered by LVS to us and LVS and its associates have not carried out any business activity nor proposed to carry out any business activity, whether directly or indirectly, which competes or may lead to competition with our casino gaming business. LVS has provided its written declaration in respect of LVS and its subsidiaries’ (other than that which form part of our Group) compliance with the undertakings under the Non-Competition Deed during the year ended December 31, 2013. Our Independent Non-Executive Directors consider that LVS has complied with the terms set out in the Non-Competition Deed during the year ended December 31, 2013.

Continuing Connected Transactions — Shared Services Agreement

The Company and LVS entered into a Shared Services Agreement in respect of the provision of certain products and services by the LVS Group to our Group or by our Group to the LVS Group for a term commencing on the Listing Date and ending on December 31, 2011. Details of the Shared Services Agreement are disclosed in the Prospectus.

On December 21, 2011, the Company and LVS entered into an agreement to renew the terms of the Shared Services Agreement on amended terms for a period of three years commencing on January 1, 2012 and ending on December 31, 2014 (the “Renewal Agreement”).

On November 5, 2013, the Company and LVS entered into an amendment agreement (the “Amendment Agreement”) which amended the annual caps set for the design, development and construction consultancy Services provided and to be provided by the LVS Group to the Group as set out in the Shared Services Agreement for the year ended December 31, 2013 and the year ending December 31, 2014 as US$5.8 million and US$6.9 million, respectively.

The following are continuing connected transactions contemplated by the Renewal Agreement:

I. Continuing Connected Transactions Exempt From Reporting, Announcement and Independent Shareholders’ Approval Requirements Under Listing Rule 14A.33

1. Reciprocal global procurement consultancy services;

2. Reciprocal transportation and related logistic services;

3. Design, development and construction consultancy services provided by our Group to the LVS Group;

4. Joint international marketing services provided by our Group to the LVS Group; and

5. Reciprocal administrative and logistics services.

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4. CORPORATE GOVERNANCE

REPORT

II. Continuing Connected Transactions Exempt From Independent Shareholders’ Approval Requirements but Subject to Reporting and Announcement Requirements Under Listing Rule 14A.34

The following transactions between our Group and the LVS Group are ongoing and are exempt from the independent Shareholders’ approval requirements but are subject to the reporting and announcement requirements pursuant to Rule 14A.34 of the Listing Rules. At the time of application for listing of our Shares on the Stock Exchange, waivers were granted to our Company from strict compliance with the reporting and announcement requirements pursuant to Rule 14A.34 of the Listing Rules.

1. Design, Development and Construction Consultancy Services provided by the LVS Group to our Group

Under the Shared Services Agreement (as renewed pursuant to the Renewal Agreement and as amended pursuant to the Amendment Agreement), the LVS Group agreed to provide our Group services with respect to the design, development and construction of casino, casino hotel and integrated resort projects of the size and scope that the Group operates and plans to develop. The amounts payable by our Group to the LVS Group under the Shared Services Agreement for the design, development and construction consultancy services are calculated on a cost basis.

Pursuant to the Renewal Agreement and the Amendment Agreement, the annual caps set for the design, development and construction consultancy services to be provided by the LVS Group to our Group for each of the three years ending December 31, 2014 are US$4.3 million, US$5.8 million and US$6.9 million, respectively. The annual caps are determined by reference to the historical figures related to such services.

As, based on the annual caps, the relevant percentage ratios in relation to the design, development and construction consultancy services are more than 0.1% but less than 5%, the Company is required to comply with the reporting, announcement and annual review requirements of Chapter 14A of the Listing Rules in respect of continuing connected transactions and with Rules 14A.35(1) and 14A.35(2) of the Listing Rules.

Under the Shared Services Agreement (as renewed pursuant to the Renewal Agreement), our Group also agreed to provide similar services to the LVS Group with respect to the design, development and construction of casino, casino hotel and integrated resort projects of the size and scope that the LVS Group operates and plans to develop. As the relevant percentage ratios in relation to these services are less than 0.1%, the Company is exempt from the reporting, annual review, announcement and independent Shareholders’ approval under Chapter 14A of the Listing Rules in respect of such services.

2. Joint International Marketing and Retail Leasing, Management and Marketing Services provided by the LVS Group to our Group

Under the Shared Services Agreement (as renewed pursuant to the Renewal Agreement), the LVS Group agreed to provide our Group international marketing services targeting VIP players and premium players who wish to patronize our Group’s properties in addition to those of the LVS Group, and retail leasing, management and marketing services relating to the retail malls owned or operated by the Group (including hotel, convention, exhibition, meetings and entertainment sales and marketing services) (the “Joint International Marketing and Retail Leasing, Management and Marketing Services”). The amounts payable by our Group under the Shared Services Agreement for these Joint International Marketing and Retail Leasing, Management and Marketing Services are calculated on a cost basis.

082

SANDS CHINA LTD. Annual Report 2013

Pursuant to the Renewal Agreement, the annual caps set for the Joint International Marketing and Retail Leasing, Management and Marketing Services to be provided by the LVS Group to the Group for each of the three years ending December 31, 2014 are US$19.5 million, US$21.5 million and US$23.7 million, respectively. The annual caps are determined by reference to the historical figures related to such services.

As, based on the annual caps, the relevant percentage ratios in relation to the Joint International Marketing and Retail Leasing, Management and Marketing Services are more than 0.1% but less than 5%, the Company is required to comply with the reporting, announcement and annual review requirements of Chapter 14A of the Listing Rules in respect of continuing connected transactions and with Rules 14A.35(1) and 14A.35(2) of the Listing Rules.

Under the Shared Services Agreement (as renewed pursuant to the Renewal Agreement), our Group also agreed to provide to the LVS Group services with respect to joint international marketing services targeting VIP players and premium players who wish to patronize the LVS Group’s properties in addition to those of our Group, and retail leasing, management and marketing services relating to the retail malls owned or operated by the LVS Group (including hotel, convention, exhibition, meetings and entertainment sales and marketing services). As the relevant percentage ratios in relation to these services are less than 0.1%, the Company is exempt from the reporting, annual review, announcement and independent Shareholders’ approval requirements under Chapter 14A of the Listing Rules in respect of such services.

Continuing Connected Transactions — The Second Trademark Sub-License Agreement

Overview

Las Vegas Sands, LLC and SCL IP Holdings, LLC entered into the Second Trademark Sub-License Agreement on November 8, 2009. Las Vegas Sands, LLC is a connected person as it is our controlling Shareholder. SCL IP Holdings, LLC is our wholly-owned subsidiary. The Second Trademark Sub-License Agreement is subject to reporting, announcement and independent Shareholders’ approval requirements.

Pursuant to the Second Trademark Sub-License Agreement, Las Vegas Sands, LLC (as licensor) granted to our Group a license to use certain trademarks and the service marks (a) in mainland China, Macao, Hong Kong and Taiwan (and their respective territorial seas) (the “Restricted Zone”) for the development, operation and marketing of casinos, hotels, integrated resorts and associated facilities located in the Restricted Zone and (b) in the rest of the world, for the marketing of our business in the Restricted Zone. Nothing in the Second Trademark Sub-Licence Agreement shall grant to the licensee or any permitted sublicensee the right to use any licensed marks for the purpose of carrying on any Internet gaming business, even when the portal or the primary users targeted are domiciled within the Restricted Zone. The Second Trademark Sub-License Agreement shall remain in effect for an initial term of slightly over 12 1/2 years commencing from the Listing Date and ending on December 31, 2022, so that its term is aligned with the initial term of VML’s Subconcession which expires on June 26, 2022. The Second Trademark Sub-License Agreement may be renewed upon the agreement of both parties on such terms as the parties may mutually agree, subject to compliance with the Listing Rules.

The parties are permitted to terminate the Second Trademark Sub-License Agreement prior to the expiration of its initial term by mutual agreement. The licensor is also entitled, upon the compulsion of any law of any of the jurisdictions within the Restricted Zone, to terminate the grant of a license. The Second Trademark Sub-License Agreement shall terminate automatically, without any notice to the licensee, in the event that LVS is no longer a controlling Shareholder, or in the event of any sale of all or substantially all of the assets of the licensee, to any person or legal entity which is not a subsidiary or affiliate of LVS, our Company or the licensor.

083

4. **CORPORATE GOVERNANCE** REPORT

The Venetian Macao, Sands Macao and The Plaza Macao

Under the Second Trademark Sub-License Agreement: (a) for each of the full fiscal years under the initial term through the full fiscal year ended December 31, 2012, the licensee will pay the licensor an annual royalty at the rate of 1.5% of the total gross revenue of The Venetian Macao, 1.5% of the total gross non-gaming revenue and Paiza-related gaming revenue of the Sands Macao and 1.5% of the total gross gaming revenue of the Plaza Casino at The Plaza Macao (the "Relevant Royalty"), provided that the total royalty payable in respect of those three properties in each such fiscal year will be capped at US$20.0 million per full fiscal year, and (b) for each of the subsequent full fiscal years under the initial term, commencing with the full fiscal year ended December 31, 2013 and ending with the full fiscal year ending December 31, 2022, the licensee will pay the licensor an annual royalty being the lesser of the Relevant Royalty or the annual caps set out in the table below, such annual caps reflecting an increase of 20.0% for each subsequent year.

Royalty Cap for The Venetian Macao, Sands Macao and The Plaza Macao (2013 – 2022)

Year	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Cap (US$ in millions)	24.0	28.8	34.6	41.5	49.8	59.7	71.7	86.0	103.2	123.8

Sands Cotai Central

Under the Second Trademark Sub-License Agreement: (a) for each of the first three fiscal calendar years after commencement of operations beginning in 2012 and ending December 31, 2014, the licensee will pay the licensor an annual royalty fee of 1.5% of the gross revenues of the operations at Sands Cotai Central which utilizes any of the licensed marks (the "Sands Cotai Central Royalty"), subject to a US$20 million cap per fiscal year, and (b) for the fiscal calendar years thereafter until expiration of the initial term, commencing with the full fiscal year ending December 31, 2015 and ending with the full fiscal year ending December 31, 2022, the licensee will pay the licensor an annual royalty being the lesser of the Sands Cotai Central Royalty or the annual caps set out in the table below, such annual caps reflecting an increase of 20.0% for each subsequent year.

Royalty Cap for Sands Cotai Central (2012 – 2022)

Year	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Cap (US$ in millions)	20.0	20.0	20.0	24.0	28.8	34.6	41.5	49.8	59.7	71.7	86.0

084

SANDS CHINA LTD. Annual Report 2013

Each Subsequent Casino Gaming Property

Each subsequent Casino Gaming property that we operate which utilizes any of the licensed marks in connection with generating the relevant revenue, will pay (a) for each of the first three fiscal calendar years after commencement of operations of each subsequent property, a royalty fee of 1.5% of the respective gross revenues of the operations in connection with which such licensed marks are used (each, the "Subsequent Casino Gaming Property Royalty"), subject to a US$20.0 million cap per fiscal year, and (b) for the fiscal calendar years thereafter until expiration of the initial term, the licensee will pay the licensor an annual royalty being the lesser of the Subsequent Casino Gaming Property Royalty or the annual caps set out in the table below, such annual caps reflecting an increase of 20.0% for each subsequent year.

Royalty Cap for Each Subsequent Casino Gaming Property

Year	1	2	3	4	5	6	7	8	9	10
Cap (US$ in millions)	20.0	20.0	20.0	24.0	28.8	34.6	41.5	49.8	59.7	71.7

Note: This assumes, for illustrative purposes, that the Casino Gaming properties open on January 1, 2013 and have the right to use the licensed marks until expiration of the initial term.

Further details of the Second Trademark Sub-License Agreement, the caps and these continuing connected transactions are set out in the Prospectus.

Summary of Continuing Connected Transactions

The aggregate amount paid by our Group to the LVS Group and/or by the LVS Group to our Group during the years ended December 31, 2012 and December 31, 2013 along with the annual caps for the financial year ended December 31, 2013 are set out below:

	Aggregate amount paid for the year ended December 31, 2012 (US$ million)	Aggregate amount paid for the year ended December 31, 2013 (US$ million)	Annual Cap for the year ended December 31, 2013 (US$ million)
Reciprocal Global Procurement Consultancy Services[1]	NA	NA	NA
Reciprocal Transportation and related Logistics Services[1]	NA	NA	NA
Reciprocal Administrative and Logistics Services[1]	NA	NA	NA
The First Trademark License Agreement[2]	Nil	Nil	NA
Design, Development and Construction Consultancy Services	4.3	5.8[3]	5.8
Joint International Marketing and Retail Leasing, Management and Marketing Services	10.5	13.1[3]	21.5
The Second Trademark Sub-License Agreement	40	44	44

085

4. CORPORATE GOVERNANCE

REPORT

Notes:

(1) Per Rule 14A.33 of the Listing Rules, these continuing connected transactions are exempt from reporting, announcement and independent Shareholder approval.

(2) Per page 220 of our Prospectus, the First Trademark License is a fully paid-up, royalty free license.

(3) These services provided by the Group to the LVS Group are exempted from reporting, annual review, announcement and independent Shareholders’ approval requirement under Chapter 14A of the Listing Rules.

The annual caps agreed in the Renewal Agreement and the Amendment Agreement for three years commencing on January 1, 2012 and ending on December 31, 2014 are set out below:

Annual Cap for Annual Cap for Annual Cap for

the year ended the year ending the year ending

December 31, 2012 December 31, 2013 December 31, 2014

(US$ million)(US$ million)(US$ million)

Design, Development and Construction

Consultancy Services provided by the LVS Group

to our Group 4.3 5.8 6.9

Joint International Marketing and Retail Leasing,

Management and Marketing Services provided

by the LVS Group to our Group 19.5 21.5 23.7

Auditors’ Letter

In accordance with Rule 14A.38 of the Listing Rules, our Board engaged the auditor of our Company to report on the Group’s continuing connected transactions in accordance with Hong Kong Standard on Assurance Engagements 3000 “Assurance Engagements Other Than Audits or Reviews of Historical Financial Information” and with reference to Practice Note 740 “Auditor’s Letter on Continuing Connected Transactions under Hong Kong Listing Rules” issued by the Hong Kong Institute of Certified Public Accountants. The auditor has issued an unqualified letter containing their findings and conclusions in respect of the continuing connected transactions disclosed by the Group above in accordance with Rule 14A.38 of the Listing Rules.

Directors’ Review

The Directors, including the Independent Non-Executive Directors have reviewed the continuing connected transactions for the year ended December 31, 2013 and are of the opinion that they were entered into in the ordinary and usual course of business of the Company on normal commercial terms and in accordance with the relevant agreement governing them on terms that are fair and reasonable and in the interests of the Company’s Shareholders as a whole.

Related Party Transactions in the Normal Course of Business

Details of the significant related party transactions undertaken in the normal course of business are provided under Note 32 to the Consolidated Financial Statements. None constitutes a disclosable connected transaction as defined under the Listing Rules. The Company has complied with the disclosure requirements set out in Chapter 14A of the Listing Rules relating to related party transactions.

086

SANDS CHINA LTD. Annual Report 2013

Equity Award Plan

On November 8, 2009, our Company adopted an Equity Award Plan for the purpose of attracting able persons to enter and remain in the employment of our Group. The Equity Award Plan also provides a means whereby employees, Directors and consultants of our Group can acquire and maintain Share ownership, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons.

Unless otherwise terminated, the Equity Award Plan will be valid and effective for a period of 10 years from November 30, 2009.

Persons who are eligible to participate in the Equity Award Plan (the “Eligible Persons”) are limited to those who have entered into an award agreement with us or who have received written notification from the Committee established by our Board to administer the Equity Award Plan (the “Committee”), or from a person designated by the Committee, that they have been selected to participate in the Equity Award Plan:

(i) any individual regularly employed by us or any of our subsidiaries, provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument related thereto;

(ii) Director of our Company or any of our subsidiaries; or

(iii) consultant or advisor to our Company or any of our subsidiaries,

such individual as set out in (i) to (iii) above having an annual salary of at least HK$1,162,500 or its equivalent.

The maximum number of Shares in respect of which options or other share-based awards may be granted (including Shares in respect of which options, whether exercised or still outstanding, have already been granted) under the Equity Award Plan and under any other plans of our Company must not in aggregate exceed 10% of the then issued share capital of our Company as at the Listing Date, excluding for this purpose Shares which would have been issuable pursuant to options or other share-based awards which have been lapsed in accordance with the terms of the Equity Award Plan (or any other plans of our Company). Notwithstanding the foregoing, the Shares which may be issued in respect of options and other share-based awards granted and yet to be exercised under the Equity Award Plan and any other plans of our Company at any time shall not exceed 30% of the Shares in issue from time to time. Based on listing approval granted by the Stock Exchange on November 27, 2009, up to 804,786,508 Shares may be issued by our Company to Eligible Persons under the Equity Award Plan, representing 10% of the issued share capital of the Company as at the Listing Date. As at the date of this Annual Report, the total number of Shares available for issue under the Equity Award Plan was 766,793,001 Shares, which represented approximately 9.51% of the issued share capital of the Company on that date. On March 18, 2014, the Company granted additional 3,238,800 options to purchase Shares under the Equity Award Plan. As at the Latest Practicable Date, the total number of Shares available for issue under the Equity Award Plan was 763,788,201 Shares, which represented approximately 9.47% of the issued share capital of the Company on that date.

The total number of Shares issued and which may fall to be issued in respect of options or other share-based awards granted under the Equity Award Plan and any other plans of our Company (including both exercised, outstanding options and restricted share units and Shares which were the subject of options or restricted share units which have been granted and accepted under the Equity Award Plan or any other plan of our Company) to each Eligible Person in any 12-month period up to the date of grant shall not exceed 1% of the Shares in issue as at the date of grant.

087

4. CORPORATE GOVERNANCE

REPORT

Share Options

No option may be vested more than 10 years after the date of grant.

The minimum period for which an option must be held before it can be exercised will be specified in the relevant option agreement between our Company and the relevant Eligible Person.

The exercise price (“Option Price”) per Share for each option shall be set by the Committee at the time of grant but shall not be less than the highest of:

(i) the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange on the date of grant which must be a business day;

(ii) the average of the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange for the 5 business days immediately preceding the date of grant; and

(iii) the nominal value of a Share, provided that for the purpose of determining the Option Price where the Shares have been listed on the Stock Exchange for less than 5 business days preceding the date of grant, the issue price of the Shares in connection with such listing shall be deemed to be the closing price of the Shares for each business day falling within the period before the listing of the Shares on the Stock Exchange.

The exercise of any option shall be subject to our Shareholders in general meeting approving any necessary increase in the authorized share capital of our Company.

As at December 31, 2013, 48,474,491 options to purchase shares in the Company had been granted under the Equity Award Plan of which 15,328,761 options had been exercised and 15,538,684 options had lapsed.

088

SANDS CHINA LTD. Annual Report 2013

Details of the grant of share options and a summary of movements of the outstanding share options during the year under the Equity Award Plan were as follows:

Options to Subscribe for Ordinary Shares Granted under the Company's Equity Award Plan

Directors & eligible employees	Date granted	Options grantd	Exercise price per share HK$	Closing price of shares immediately before the date of grant HK$	Exercise period	Options outstanding as at January 1, 2013	Options granted during the year	Options vested during the year	Options lapsed during the year	Options exercised during the year	Options outstanding as at December 31, 2013	Weighted average closing price of shares immediately before the dates on which options were exercised HK$
Edward Matthew Tracy	August 26, 2010	800,000	12.28	11.90	August 26, 2011–August 25, 2020	400,000	—	400,000	—	400,000	—	43.65
	October 21, 2010	200,000	15.38	14.72	October 21, 2011–October 20, 2020	100,000	—	100,000	—	100,000	—	43.65
	September 1, 2011	325,000	24.05	24.20	September 1, 2012–August 31, 2021	325,000	—	243,750	—	325,000	—	45.35
	May 11, 2012	260,000	29.29	28.45	May 11, 2013–May 10, 2022	260,000	—	260,000		260,000	—	45.35
Toh Hup Hock	March 31, 2010	1,000,000	12.40	12.10	March 31, 2011–March 30, 2020	500,000	—	250,000	—	250,000	250,000	43.52
David Alec Andrew Fleming	November 1, 2010	910,000	17.10	16.84	November 1, 2011–October 31, 2020	682,500	—	227,500	—	—	682,500	—
	September 1, 2011	130,000	24.05	24.20	September 1, 2012–August 31, 2021	130,000	—	32,500	—	—	130,000	—
Other eligible employees	March 31, 2010	16,876,100	12.40	12.10	March 31, 2011–March 30, 2020	5,461,550	—	1,944,375	600,500	1,940,625	2,920,425	42.54
	May 11, 2010	2,500,000	11.83	11.30	January 1, 2011–May 10, 2020	—	—	—	—	—	—	—
	July 6, 2010	330,000	11.47	11.08	July 6, 2011–July 5, 2020	82,500	—	41,250	—	41,250	41,250	48.15
	August 26, 2010	750,000	12.28	11.90	August 26, 2011–August 25, 2020	750,000	—	187,500	187,500	562,500	—	46.10
	September 30, 2010	2,672,500	14.00	14.32	September 30, 2011–September 29, 2020	703,500	—	252,750	—	102,775	600,725	54.73
	October 21, 2010	150,000	15.38	14.72	October 21, 2011–October 20, 2020	150,000	—	—	75,000	75,000	—	46.40
	January 17, 2011	2,746,300	19.34	19.14	January 17, 2012–January 16, 2021	1,451,375	—	441,200	—	505,925	945,450	40.07
	May 11, 2011	2,530,591	22.50	21.40	May 11, 2012–May 10, 2021	1,560,615	—	447,397	116,500	554,644	889,471	45.02
	August 30, 2011	1,584,400	23.25	22.80	August 30, 2012–August 29, 2021	1,263,050	—	396,100	258,750	380,975	623,325	46.41
	November 24, 2011	2,671,000	21.00	20.95	November 24, 2012–November 23, 2021	2,197,850	—	618,725	200,200	720,325	1,277,325	51.80
	March 5, 2012	1,434,500	29.00	29.25	March 5, 2013–March 4, 2022	1,238,400	—	309,600	182,025	256,200	800,175	44.04
	March 5, 2012	1,000,000	29.00	29.25	August 1, 2014–March 4, 2022	1,000,000	—	666,667	333,333	666,667	—	46.10
	May 14, 2012	1,787,100	28.91	28.90	May 14, 2013–May 13, 2022	1,787,100	—	446,775	195,000	335,700	1,256,400	40.85
	August 31, 2012	1,538,100	27.59	27.50	August 31, 2013–August 30, 2022	1,538,100	—	384,525	—	172,000	1,366,100	45.21
	September 17, 2012	845,000	29.20	28.50	September 17, 2013–September 16, 2022	845,000	—	130,000	325,000	130,000	390,000	47.55
	November 22, 2012	585,100	32.25	31.65	November 22, 2013–November 21, 2022	585,100	—	146,275	—	—	585,100	—
	December 24, 2012	312,000	34.05	34.05	December 24, 2013–December 23, 2022	312,000	—	78,000	—	—	312,000	—
	February 15, 2013	1,486,800	37.50	36.50	February 15, 2014–February 14, 2023	—	1,486,800	—	—	—	1,486,800	—
	May 16, 2013	1,241,900	41.03	40.45	May 16, 2014–May 15, 2023	—	1,241,900	—	—	—	1,241,900	—
	September 18, 2013	1,058,500	47.55	47.65	September 18, 2014–September 17, 2023	—	1,058,500	—	—	—	1,058,500	—
	November 13, 2013	749,600	54.72	54.70	November 13, 2014–November 12, 2023	—	749,600	—	—	—	749,600	—

089

4. CORPORATE GOVERNANCE

REPORT

Notes:

1. The exercise price of the share options is determined upon the offer of grant of the options and which should not be less than the higher of (a) the closing price per share of the Company on the date of offer of such options, which must be a business day; (b) the average closing price per share of the Company for the five business days immediately preceding the date of offer of such options; and (c) the nominal value per share of the Company.

2. Save as disclosed in notes 3 and 4 below, the proportion of underlying shares in respect of which the above share options will vest is as follows:

Proportion of underlying

shares in respect of

which the above

share options will

vest is as follows:

Before the first anniversary of the date of grant of the option (the “Offer Anniversary”) None

From the first Offer Anniversary to the date immediately before the second Offer Anniversary One-quarter

From the second Offer Anniversary to the date immediately before the third Offer Anniversary Two-quarters

From the third Offer Anniversary to the date immediately before the forth Offer Anniversary Three-quarters

From the forth Offer Anniversary and thereafter All

3. 100% of the 1,000,000 share options granted on March 5, 2012 were to vest on August 1, 2014. According to the option agreement between our Company and the relevant grantee, the share options were vested pro-rata for each completed year of employment when the relevant grantee was terminated during the year.

4. The below share options granted to Mr. Edward Matthew Tracy, which formally did not vest on or before August 26, 2013 were vested on August 26, 2013, all of which were exercised during the year:

Exercise price

per share

Date of grant Options granted HK$

August 26, 2010 800,000 12.28

October 21, 2010 200,000 15.38

September 1, 2011 325,000 24.05

May 11, 2012 260,000 29.29

When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

The Company estimates the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of options granted during the year ended December 31, 2013, measured as at the date of grant, was approximately US$2.63.

090

SANDS CHINA LTD. Annual Report 2013

Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield and volatility of the underlying shares and the expected life of the options. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share based compensation expense. The following assumptions were used to derive the fair values of options granted during the year ended December 31, 2013:

Weighted average volatility 67.7%

Expected term (in years) 6.3

Risk-free rate 0.7%

Expected dividends 3.1%

Adjustment to Exercise Price

On January 24, 2014, the Board declared a Special Dividend of HK$0.77 per share (the “Special Dividend”) payable to Shareholders of the Company whose names appeared on the register of members of the Company on February 14, 2014. Pursuant to the Equity Award Plan, as a result of the Special Dividend, the Remuneration Committee approved an equitable adjustment of the exercise price of the outstanding share options granted under the Equity Award Plan as at February 14, 2014.

Restricted Share Units

As at December 31, 2013, 2,608,400 restricted share units had been granted under the Equity Award Plan, none of which had vested or lapsed.

Save as disclosed herein, no options, restricted share units or any other share-based awards were granted under the Equity Award Plan or any equity award plan of the Group as at December 31, 2013 and no options, restricted share units or any other share-based awards were cancelled during the year.

Closure of Register of Members

The Register of Members of the Company will be closed on the following dates:

Book Closure Period/Date Purpose Final Lodging Date

May 20, 2014 to May 30, 2014 To determine the identity of members who are entitled to May 19, 2014 attend and vote at the 2014 annual general meeting

June 9, 2014 To determine the identity of members who are entitled to June 6, 2014 the final dividend

During and including the book closure period/date described in the table above, no transfer of shares will be effected.

In order to qualify for attending and voting at the 2014 annual general meeting or to qualify for the final dividend, all transfer documents accompanied by the relevant share certificates must be lodged with the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited, at Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong for registration not later than 4:30 p.m. on the final lodging dates mentioned in the table above.

091

4. CORPORATE GOVERNANCE

REPORT

Pre-emptive Rights

There are no provisions for pre-emptive rights under the Company’s articles of association, or the laws of the Cayman Islands, which would oblige the Company to offer new Shares on a pro-rata basis to existing Shareholders.

Sufficiency of Public Float

Based on information publicly available to the Company and within the knowledge of the Directors at the date of this Annual Report, the Company has maintained the prescribed public float under the Listing Rules.

Corporate Governance

The Company’s corporate governance principles and practices are set out in the Corporate Governance Report beginning on page 59 of this Annual Report.

Auditors

The Consolidated Financial Statements for the year have been audited by Deloitte who retire and, being eligible, offer themselves for reappointment at the forthcoming annual general meeting of the Company.

On April 28, 2013, the Company received a letter from PwC stating that it will not be standing for re-appointment as the Company’s auditor for the year ended December 31, 2013. Deloitte was appointed as the auditor of the Company at the extraordinary general meeting held on July 26, 2013 until the conclusion of the 2014 annual general meeting of the Company.

On behalf of the Board

Sheldon G. Adelson

Chairman

March 14, 2014

092

SANDS CHINA LTD. Annual Report 2013

5.1 INDEPENDENT

AUDITOR’S REPORT

Deloitte.

TO THE SHAREHOLDERS OF SANDS CHINA LTD.

(incorporated in the Cayman Islands with limited liability)

We have audited the consolidated financial statements of Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) set out on pages 95 to 182, which comprise the consolidated and Company balance sheet as at December 31, 2013 and the consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the year then ended and a summary of significant accounting policies and other explanatory information.

DIRECTORS’ RESPONSIBILITY FOR THE CONSOLIDATED FINANCIAL STATEMENTS

The directors of the Company are responsible for the preparation of consolidated financial statements that give a true and fair view in accordance with International Financial Reporting Standards and the disclosure requirements of the Hong Kong Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of consolidated financial statements that are free from material misstatements, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these consolidated financial statements based on our audit and to report our opinion solely to you, as a body, in accordance with our agreed terms of engagement and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of consolidated financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

093

5.1 INDEPENDENT

AUDITOR’S REPORT

OPINION

In our opinion, the consolidated financial statements give a true and fair view of the state of affairs of the Company and of the Group as at December 31, 2013 and of the Group’s profit and cash flows for the year then ended in accordance with International Financial Reporting Standards and have been properly prepared in accordance with the disclosure requirements of the Hong Kong Companies Ordinance.

OTHER MATTER

The financial statements of the Company for the year ended December 31, 2012 were audited by another auditor who expressed an unmodified opinion on those statements on March 15, 2013.

Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong

March 14, 2014

094

SANDS CHINA LTD. Annual Report 2013

5.2 FINANCIAL STATEMENTS

CONSOLIDATED INCOME STATEMENT

Year ended December 31,

2013 2012

Note US$’000, except per share data

Net revenues 5 8,907,859 6,511,374

Gaming tax (3,846,069) (2,859,298)

Inventories consumed (90,400) (69,085)

Employee benefit expenses 7 (911,000) (761,546)

Depreciation and amortization (499,339) (354,021)

Gaming promoter/agency commissions(373,675) (330,025)

Other expenses and losses 8 (897,256) (856,236)

Operating profit 2,290,120 1,281,163

Interest income 5 13,591 15,547

Interest expense, net of amounts capitalized 9 (86,925) (57,435)

Loss on early retirement of debt 27 — (1,752)

Profit before income tax 2,216,786 1,237,523

Income tax expense 10 (1,904) (1,842)

Profit for the year attributable to equity holders

of the Company 2,214,882 1,235,681

Earnings per share for profit attributable to equity

holders of the Company

— Basic 11 US27.49 cents US15.35 cents

— Diluted 11 US27.46 cents US15.34 cents

The notes on pages 102 to 182 are an integral part of these consolidated financial statements.

095

5.2 FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Year ended December 31,

2013 2012

US$’000

Profit for the year attributable to equity holders of the Company 2,214,882 1,235,681

Other comprehensive (loss)/income, net of tax

Item that will not be reclassified subsequently to profit or loss:

Currency translation differences (1,908) 11,956

Total comprehensive income for the year attributable to equity holders of the Company 2,212,974 1,247,637

The notes on pages 102 to 182 are an integral part of these consolidated financial statements.

096

SANDS CHINA LTD. Annual Report 2013

5.2 FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

December 31,

2013 2012

Note US$’000

ASSETS

Non-current assets

Investment properties, net 13 891,230 913,126

Property and equipment, net 14 6,722,586 6,656,730

Intangible assets, net 16 20,147 16,202

Deferred income tax assets 17 195 153

Financial assets at fair value through profit or loss 18 — 183

Other assets, net 19 32,561 36,119

Trade and other receivables and prepayments, net 20 15,392 12,196

Total non-current assets 7,682,111 7,634,709

Current assets

Inventories 22 13,361 15,069

Trade and other receivables and prepayments, net 20 820,926 784,808

Financial assets at fair value through profit or loss 18 15 —

Restricted cash and cash equivalents 21 5,663 4,479

Cash and cash equivalents 23 2,943,424 1,948,414

Total current assets 3,783,389 2,752,770

Total assets 11,465,500 10,387,479

097

5.2 FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

December 31,

2013 2012

Note US$’000

EQUITY

Capital and reserves attributable to equity holders

of the Company

Share capital 24 80,632 80,554

Reserves 25 6,369,250 5,505,572

Total equity 6,449,882 5,586,126

LIABILITIES

Non-current liabilities

Trade and other payables 26 59,618 35,542

Borrowings 27 3,022,903 3,211,668

Total non-current liabilities 3,082,521 3,247,210

Current liabilities

Trade and other payables 26 1,724,343 1,503,274

Current income tax liabilities 1,968 1,953

Borrowings 27 206,786 48,916

Total current liabilities 1,933,097 1,554,143

Total liabilities 5,015,618 4,801,353

Total equity and liabilities 11,465,500 10,387,479

Net current assets 1,850,292 1,198,627

Total assets less current liabilities 9,532,403 8,833,336

Approved by the Board of Directors on March 14, 2014 and signed on behalf of the Board by

Edward Matthew Tracy Toh Hup Hock

Director Director

The notes on pages 102 to 182 are an integral part of these consolidated financial statements.

098

SANDS CHINA LTD. Annual Report 2013

5.2 FINANCIAL STATEMENTS

COMPANY BALANCE SHEET

December 31,

2013 2012

Note US$’000

ASSETS

Non-current assets

Interests in subsidiaries 31 1,617,713 1,600,187

Notes receivables from subsidiaries 32(b) 192,302 187,456

Total non-current assets 1,810,015 1,787,643

Current assets

Other receivables and prepayments 20 427,861 381,370

Cash and cash equivalents 23 81,968 105,046

Total current assets 509,829 486,416

Total assets 2,319,844 2,274,059

EQUITY

Capital and reserves attributable to equity holders

of the Company

Share capital 24 80,632 80,554

Reserves 25 2,225,935 2,165,268

Total equity 2,306,567 2,245,822

LIABILITY

Current liability

Trade and other payables 26 13,277 28,237

Total current liability 13,277 28,237

Total equity and liability 2,319,844 2,274,059

Net current assets 496,552 458,179

Total assets less current liability 2,306,567 2,245,822

Approved by the Board of Directors on March 14, 2014 and signed on behalf of the Board by

Edward Matthew Tracy Toh Hup Hock

Director Director

The notes on pages 102 to 182 are an integral part of these consolidated financial statements.

099

5.2 FINANCIAL STATEMENTS
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share capital	Capital reserve (Note 25(a)(i))	Share premium	Statutory reserve (Note 25(a)(ii))	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
				US$'000				
Balance at January 1, 2012	80,493	87,435	2,131,283	6,315	45,652	(2,244)	3,166,838	5,515,772
Profit for the year	–	–	–	–	–	–	1,235,681	1,235,681
Other comprehensive income for the year, net of tax	–	–	–	–	–	11,956	–	11,956
Total comprehensive income	–	–	–	–	–	11,956	1,235,681	1,247,637
Transfer to statutory reserve	–	–	–	1	–	–	(1)	–
Exercise of share options	61	–	11,511	–	–	–	–	11,572
Transfer to share premium upon exercise of share options	–	–	7,434	–	(7,434)	–	–	–
Forfeiture of share options	–	–	–	–	(103)	–	103	–
Share-based compensation of the Company	–	–	–	–	10,594	–	–	10,594
Share-based compensation charged by LVS	–	–	–	–	2,039	–	–	2,039
Dividends to equity holders of the Company	–	–	–	–	–	–	(1,201,488)	(1,201,488)
Balance at December 31, 2012	**80,554**	**87,435**	**2,150,228**	**6,316**	**50,748**	**9,712**	**3,201,133**	**5,586,126**
Profit for the year	**–**	**–**	**–**	**–**	**–**	**–**	**2,214,882**	**2,214,882**
Other comprehensive loss for the year, net of tax	**–**	**–**	**–**	**–**	**–**	**(1,908)**	**–**	**(1,908)**
Total comprehensive income	**–**	**–**	**–**	**–**	**–**	**(1,908)**	**2,214,882**	**2,212,974**
Transfer to statutory reserve	**–**	**–**	**–**	**1**	**–**	**–**	**(1)**	**–**
Exercise of share options	**78**	**–**	**19,296**	**–**	**–**	**–**	**–**	**19,374**
Transfer to share premium upon exercise of share options	**–**	**–**	**10,971**	**–**	**(10,971)**	**–**	**–**	**–**
Share-based compensation of the Company	**–**	**–**	**–**	**–**	**12,470**	**–**	**–**	**12,470**
Share-based compensation charged by LVS	**–**	**–**	**–**	**–**	**484**	**–**	**–**	**484**
Dividends to equity holders of the Company (Note 12)	**–**	**–**	**–**	**–**	**–**	**–**	**(1,381,546)**	**(1,381,546)**
Balance at December 31, 2013	**80,632**	**87,435**	**2,180,495**	**6,317**	**52,731**	**7,804**	**4,034,468**	**6,449,882**

The notes on pages 102 to 182 are an integral part of these consolidated financial statements.

100

SANDS CHINA LTD. Annual Report 2013

5.2 FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31,

2013 2012

Note US$’000

Cash flows from operating activities

Cash generated from operations 29 3,080,625 1,902,790

Income tax paid(1,919)(2,159)

Net cash generated from operating activities 3,078,706 1,900,631

Cash flows from investing activities

Increase in restricted cash and cash equivalents(1,186)(1,022)

Purchases of property and equipment and investment properties(601,023)(989,241)

Purchases of intangible assets(8,902)(12,110)

Proceeds from disposal of property and equipment 168 1,138

Interest received 13,133 14,930

Net cash used in investing activities(597,810)(986,305)

Cash flows from financing activities

Payments for financial assets at fair value through profit or loss(40)(532)

Proceeds from exercise of share options 19,374 11,572

Repayments of borrowings —(140,336)

Dividends paid(1,381,546)(1,201,488)

Repayments of finance lease liabilities(48,827)(46,013)

Payments for deferred financing costs(7,475)(965)

Interest paid(62,744)(88,870)

Net cash used in financing activities(1,481,258)(1,466,632)

Net increase/(decrease) in cash and cash equivalents 999,638(552,306)

Cash and cash equivalents at beginning of year 1,948,414 2,491,284

Effect of exchange rate on cash and cash equivalents(4,628) 9,436

Cash and cash equivalents at end of year 23 2,943,424 1,948,414

Non-cash investing and financing activities

Capitalized share-based compensation 928 945

Property and equipment acquired under finance lease 2,354 7,930

The notes on pages 102 to 182 are an integral part of these consolidated financial statements.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION Principal activities

Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) are principally engaged in the operation of casino games of chance or games of other forms and the development and operation of integrated resorts and other ancillary services in the Macao Special Administrative Region of the People’s Republic of China (“Macao”). The Group’s immediate holding company is Venetian Venture Development Intermediate II (“VVDI (II)”). Las Vegas Sands Corp. (“LVS”) is the Group’s ultimate holding company.

The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business in Hong Kong is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

The Group owns and operates The Venetian Macao-Resort-Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao. In April 2012, September 2012 and January 2013, the Group opened the Conrad and Holiday Inn tower, the first Sheraton tower and the second Sheraton tower, respectively, of the Sands Cotai Central integrated resort, which is located across the street from The Venetian Macao and The Plaza Macao. The Group owns The Plaza Macao, which is located adjacent and connected to The Venetian Macao. The Plaza Macao is an integrated resort that includes the Four Seasons Hotel Macao, the Plaza Casino, Shoppes at Four Seasons and Paiza Mansions. The Plaza Macao will also feature an apart-hotel tower consisting of Four Seasons-serviced and -branded luxury apart-hotel units and common areas. The Group also owns and operates the Sands Macao, the first Las Vegas-style casino in Macao. The Group’s other ancillary services include ferry operations and other related operations.

The Company’s shares were listed on the Main Board of The Stock Exchange of Hong Kong Limited on November 30, 2009.

The consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The consolidated financial statements were approved for issue by the Board of Directors on March 14, 2014.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of the consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

(a) Basis of preparation

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) under the historical cost convention, as modified by the revaluation of financial assets at fair value through profit or loss. In addition, the consolidated financial statements include applicable disclosures required by the Listing Rules and the Hong Kong Companies Ordinance. The preparation of the consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4.

SANDS CHINA LTD. Annual Report 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (b) Changes in accounting policies and disclosures

During the year, there have been a number of new or revised standards, amendments to standards and interpretations that have come into effect, which the Group has adopted at their respective effective dates. The adoption of these new or revised standards, amendments to standards and interpretations had no material impact on the results of operations and financial position of the Group. In particular, IFRS 10 supersedes IAS 27 Consolidated and Separate Financial Statements and SIC-12 Consolidation — Special Purpose Entities. IFRS 10 changes the definition of control such that an investor has control over an investee when it a) has power over the investee; b) is exposed, or has rights, to variable returns from its involvement with the investee; and c) has the ability to use its power to affect its returns. All three of these criteria must be met for an investor to have control over an investee. Previously, control was defined as the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. Additional guidance has been included in IFRS 10 to explain when an investor has control over an investee.

The Group has not early adopted the new or revised standards, amendments and interpretations that have been issued, but are not effective for the year ended December 31, 2013. The Group has already commenced the assessment of the impact of the new or revised standards, amendments and interpretations to the Group, but is not yet in a position to state whether these would have a significant impact on the results of operations and financial position of the Group.

(c) Subsidiaries

(i) Consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities (including structured entities) controlled by the Company and its subsidiaries. Control is achieved when the Company:

has power over the investee;

is exposed, or has rights, to variable returns from its involvement with the investee; and

has the ability to use its power to affect its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are deconsolidated from the date that control ceases.

The purchase method of accounting is used to account for the acquisition of subsidiaries of the Group, except for those acquisitions that qualify as business combinations under common control, which are accounted for using merger accounting.

Intra-group transactions, balances and unrealized gains and losses on transactions between group companies are eliminated. Profit and losses resulting from inter-company transactions that are recognized in assets are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

The particulars of the Group’s principal subsidiaries as at December 31, 2013 are set out in Note 31.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (c) Subsidiaries (continued)

(ii) Business combinations under common control

The consolidated financial statements incorporate the financial statement items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The net assets of the combining entities or businesses are combined using the existing book values from the controlling party’s perspective. No amount is recognized with respect to goodwill or any excess of an acquirer’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities over its cost at the time of common control combination, to the extent of the contribution of the controlling party’s interest. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded have been recognized directly in equity as part of the capital reserve.

The consolidated income statement includes the results of each of the combining entities or businesses from the earliest date presented or since the date when combining entities or businesses first came under common control, where this is a shorter period, regardless of the date of the common control combination.

The comparative amounts in the consolidated financial statements are presented as if the entities or businesses had been combined at the earliest date presented or when they first came under common control, whichever is later.

Intra-group transactions, balances and unrealized gains on transactions between the combining entities or businesses are eliminated. Unrealized losses are also eliminated but considered as an impairment indicator of the asset transferred. Accounting policies of combining entities or businesses have been changed where necessary to ensure consistency with the policies adopted by the Group.

(iii) Separate financial statements

Investments in subsidiaries are accounted for at cost less impairment losses. Cost is adjusted to reflect changes in consideration arising from contingent consideration amendments. Cost also includes direct attributable costs of investment. The results of subsidiaries are accounted for by the Company on the basis of dividends received and receivable.

(d) Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as a group of senior management that makes strategic decisions.

SANDS CHINA LTD. Annual Report 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (e) Foreign currency translation

(i) Functional and presentation currency

Items included in the financial statements of each of the Group’s companies are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company’s functional currency is Macao patacas (“MOP”). The consolidated financial statements are presented in US$, which is the Group’s presentation currency.

(ii) Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated income statement, except when deferred in equity as qualifying cash flow hedges and qualifying net investment hedges.

(iii) Group companies

The results of operations and financial position of all the group companies (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rates on the dates of the transactions); and

All resulting exchange differences are recognized in other comprehensive (loss)/income (currency translation differences).

On consolidation, exchange differences arising from the translation of the net investment in foreign entities, and of borrowings and other currency instruments designated as hedges of such investments, are recognized in other comprehensive (loss)/income. When a foreign operation is sold, such exchange differences are recognized in the consolidated income statement as part of the gain or loss on sale.

On the disposal of a foreign operation (that is, a disposal of the Group’s entire interest in a foreign operation, or a disposal involving loss of control over a subsidiary that includes a foreign operation), all of the exchange differences accumulated in equity in respect of that operation attributable to the equity holders of the Company are reclassified to profit or loss.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (e) Foreign currency translation (continued)

(iii) Group companies (continued)

In the case of a partial disposal that does not result in the Group losing control over a subsidiary that includes a foreign operation, the proportionate share of accumulated exchange differences are reattributed to non-controlling interests and are not recognized in profit or loss.

(f) Investment properties

Investment properties, principally comprising buildings and building improvements, are held for long-term rental yields or capital appreciation or both, and are not occupied by the Group. Investment properties that are currently being constructed or developed are classified as investment properties and stated at cost less accumulated impairment losses. Investment properties are initially measured at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses. Investment properties are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives of 15 to 40 years. The residual values and useful lives of investment properties are reviewed, and adjusted as appropriate at each balance sheet date. The effects of any revision are included in the consolidated income statement when the changes arise.

(g) Property and equipment

Leasehold interests in land classified as finance leases and all other property and equipment are stated at historical cost less accumulated depreciation and accumulated impairment losses. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Leasehold interests in land classified as finance leases commence amortization from the time when the land interest becomes available for its intended use. Leasehold interests in land classified as finance leases are amortized and other property and equipment are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives.

Property and equipment are depreciated as follows:

Leasehold interests in land classified as finance leases Shorter of lease term or useful life

Leasehold improvements Shorter of lease term or 3 years

Land improvements, buildings and building improvements 15–40 years

Ferries 20 years

Furniture, fittings and equipment 3–20 years

Vehicles 5–6 years

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the consolidated income statement during the financial period in which they are incurred.

SANDS CHINA LTD. Annual Report 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (g) Property and equipment (continued)

Construction-in-progress represents property and equipment under construction and is stated at cost, less accumulated impairment losses, if any. This includes the direct costs of purchase, construction and capitalized borrowing costs. Construction-in-progress is not depreciated until such time as the relevant assets are completed and ready for their intended use, at which time they are transferred to the relevant asset category.

The assets’ residual values and useful lives are reviewed, and adjusted if applicable, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within “Other expenses and losses” in the consolidated income statement.

(h) Leased assets

Assets acquired pursuant to finance leases and hire purchase contracts that transfer to the Group substantially all the rewards and risks of ownership are accounted for as if purchased.

(i) Intangible assets

(i) Trademarks

Acquired trademarks have a finite useful life and are carried at cost less accumulated amortization and accumulated impairment losses. Trademarks are amortized over their estimated useful lives of 7 years.

(ii) Computer software

Acquired computer software licenses are capitalized on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortized over their estimated useful lives of 4 years.

(j) Impairment of investments in subsidiaries and non-financial assets

Assets that have an indefinite useful life are not subject to amortization and are tested at least annually for impairment. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (i.e. cash generating units or “CGU”). Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

On separate financial statements, impairment testing of the investments in subsidiaries is required upon receiving dividends from these investments if the dividend exceeds the total comprehensive income of the subsidiary in the period the dividend is declared or if the carrying amount of the investment in the separate financial statements exceeds the carrying amount in the consolidated financial statements of the investee’s net assets including goodwill.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (k) Financial assets

Classifi cation

The Group classifies its financial assets in the following categories: at fair value through profit or loss and loans and receivables. The classification depends on the purpose for which the financial assets were acquired, which management determines at initial recognition.

(i) Financial assets at fair value through profi t or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Derivatives are classified as held for trading unless they are designated as hedges. Assets in this category are classified as current assets if expected to be settled within twelve months; otherwise, they are classified as non-current.

(ii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and for which management has no intention of trading. They are included in current assets, except for the amounts that are settled or expected to be settled more than twelve months after the end of the reporting period, which are classified as non-current.

Recognition and measurement

Purchases and sales of financial assets are recognized on the trade-date — the date on which the Group commits to purchase or sell the asset. Investments are initially recognized at fair value plus transaction costs for all fi nancial assets not carried at fair value through profi t or loss. Financial assets carried at fair value through profit or loss are initially recognized at fair value and transaction costs are expensed in the consolidated income statement. Financial assets are derecognized in full when the rights to receive cash flows from the investments have expired or have been transferred, and the Group has transferred substantially all risks and rewards of ownership. Financial assets at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are subsequently carried at amortized cost using the effective interest method.

Gains or losses arising from changes in the fair value of the “Financial assets at fair value through profi t or loss” category are presented in the consolidated income statement within “Other expenses and losses” in the period in which they arise.

The fair values of quoted investments are based on current bid prices. If the market for a financial asset is not active or for those securities that are unlisted, the Group establishes fair value by using valuation techniques. These include the use of recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash fl ow analysis and option pricing models; making maximum use of market inputs and minimum use of entity-specific inputs.

Financial assets and liabilities are offset and the net amount is reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

SANDS CHINA LTD. Annual Report 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (k) Financial assets (continued)

Impairment of financial assets

The Group assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a “loss event”) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The criteria that the Group uses to determine that there is objective evidence of an impairment loss include:

Significant financial difficulty of the issuer or obligor;

A breach of contract, such as a default or delinquency in interest or principal payments;

The Group, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;

It becomes probable that the borrower will enter bankruptcy or other financial reorganization;

The disappearance of an active market for that financial asset because of financial difficulties; or

Observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:

(i) adverse changes in the payment status of borrowers in the portfolio;

(ii) national or local economic conditions that correlate with defaults on the assets in the portfolio.

The Group first assesses whether objective evidence of an impairment exists.

For the loans and receivables category, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognized in the consolidated income statement. If a loan or held-to-maturity investment has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (k) Financial assets (continued)

Impairment of financial assets (continued)

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized (such as an improvement in the debtor’s credit rating), the reversal of the previously recognized impairment loss is recognized in the consolidated income statement. Impairment testing of trade and other receivables is described in Note 2(m).

(l) Inventories

Inventories consist primarily of food, beverage, retail products, ferry parts and general operating supplies, and are stated at the lower of cost and net realizable value. Cost is determined using the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less applicable selling expenses.

(m) Trade and other receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment. A provision for impairment of trade and other receivables is established when there is objective evidence that the estimated future cash flows of the receivables have been affected. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the receivables’ carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. The carrying amount of the receivables is reduced through the use of an allowance account and the amount of the loss is recognized in the consolidated income statement within “Other expenses and losses”. When a trade receivable is uncollectible, it is written off against “Provision for doubtful trade receivables”. Subsequent recoveries of amounts previously written off are credited against “Other expenses and losses” in the consolidated income statement.

(n) Cash and cash equivalents

Cash and cash equivalents include cash and short-term deposits with original maturities of three months or less. Restricted cash and cash equivalents are excluded from cash and cash equivalents in the consolidated statement of cash flows.

(o) Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issuance of equity instruments are shown in equity as a deduction, net of tax, from the proceeds.

SANDS CHINA LTD. Annual Report 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (p) Trade payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

(q) Borrowings and financing costs

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the consolidated income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the balance sheet date.

A qualifying asset is an asset that takes a substantial period of time to get ready for its intended use (Note 2(g)). Financing costs incurred for the construction of any qualifying asset, less any investment income on the temporary investment of related borrowings, are capitalized during the period that is required to complete and prepare the asset for its intended use. Other financing costs, net of interest income, are expensed.

(r) Current and deferred income tax and gaming tax

Income tax

Income tax expense is comprised of current and deferred tax.

(i) Current income tax

Current income tax is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which the applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (r) Current and deferred income tax and gaming tax (continued)

Income tax (continued) (ii) Deferred income tax

Deferred income tax is recognized, using the liability method, for temporary differences arising between the tax bases of assets and liabilities and their carrying values in the consolidated financial statements. Deferred income tax is not accounted for if it arises from initial recognition of an asset or a liability in a transaction other than a business combination that, at the time of the transaction, affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted at the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred income tax is provided for temporary differences arising from investments in subsidiaries, except when the timing of the reversal of the temporary difference can be controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

(iii) Offsetting

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Gaming tax

According to the gaming subconcession granted by the Macao Government and the relevant legislation, the Group is required to pay 35% gaming tax on gross gaming revenues, which represents net wins from casino operations. The Group is also required to pay an additional 4% of gross gaming win as public development and social related contributions. On a monthly basis, the Group also makes certain variable and fixed payments to the Macao Government based on the number of slot machines and table games in its possession. These expenses are reported as “Gaming tax” in the consolidated income statement.

SANDS CHINA LTD. Annual Report 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (s) Employee benefits

(i) Pension obligations

The Group operates a provident fund scheme, which is funded through payments to an insurance company. The provident fund scheme is a defined contribution plan that is available to all permanent employees after a three-month probation period. The Group contributes 5% of each employee’s basic salary to the fund and the employee is eligible to receive 30% of these contributions after working for three consecutive years, gradually increasing to 100% after working for ten years. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expenses when they are due and are reduced by contributions forfeited by those employees who leave the scheme prior to vesting fully in the contributions. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

(ii) Share-based compensation

(1) Share options of the Company

The Company adopted an equity award plan (the “Equity Award Plan”) for grants of options to purchase ordinary shares of the Company. The cash subscribed for the shares issued when the options are exercised is credited to share capital (nominal value) and share premium, net of any directly attributable transaction costs. At the time when the options are exercised, the amount previously recognized in share-based compensation reserve will be transferred to share premium. When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

The grant by the Company of options over its equity instruments to the employees of subsidiary undertakings in the Group is treated as a capital contribution. The fair value of employee services received, measured by reference to the grant date fair value, is recognized over the vesting period as an increase to investment in subsidiary undertakings, with a corresponding credit to share-based compensation reserve, a component of equity.

(2) Share options of LVS

The Group participates in the equity settled share-based compensation plans of LVS and is a party to its nonqualified share option plan, Las Vegas Sands Corp. 2004 Equity Award Plan (the “2004 Plan”). The plan provides for the granting of share options pursuant to the applicable provisions of the Internal Revenue Code and regulations in the United States of America.

Share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as an expense with the corresponding increase in the share-based compensation reserves under equity.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (s) Employee benefits (continued)

(ii) Share-based compensation (continued)

The fair value of the employee services received in exchange for the grant of the options under the Equity Award Plan and the 2004 Plan is recognized as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted, excluding the impact of any service and non-market performance vesting conditions (for example, profitability, sales growth targets and remaining an employee of the entity over a specified time period). Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. The total amount expensed is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each reporting period, the Group revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions and service conditions.

The Group recognizes the impact of revisions to the original estimates, if any, in the consolidated income statement, with a corresponding adjustment to equity. When the options of the Equity Award Plan are exercised, the Company issues new shares. The proceeds received net of any directly attributable transaction costs are credited to share capital and share premium.

(iii) Social security fund

Full-time employees of the Group are covered by a government-mandated defined contribution plan pursuant to which a fixed amount of retirement benefit would be determined and paid by the Macao Government. Contributions are generally made by both employees and employers by paying a fixed amount on a monthly basis to the Social Security Fund Contribution managed by the Macao Government. The Group funds the entire contribution and has no further commitments beyond its monthly contributions.

(iv) Annual leave and other paid leave

Employee entitlement to annual leave is recognized when it accrues to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees during the year. Employee entitlements to maternity leave and sick leave are not recognized until the time of leave.

(v) Termination benefits

Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits when it is demonstrably committed to a termination and the entity has a detailed formal plan to terminate the employment of current employees without possibility of withdrawal. In the case of an offer made to encourage voluntary redundancy, the termination benefits are measured based on the number of employees expected to accept the offer. Benefits falling due more than twelve months after the balance sheet date are discounted to present value.

SANDS CHINA LTD. Annual Report 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (s) Employee benefits (continued)

(vi) Bonus plans

The Group recognizes a liability and an expense for bonuses where contractually obliged or where there is a past practice that has created a constructive obligation.

(t) Provisions

Provisions are recognized when: the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow of resources will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow of resources with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure to be required to settle the present obligation at the reporting date. The pre-tax discount rate used to determine the present value reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as interest expense.

(u) Contingent liabilities

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group. It can also be a present obligation arising from past events that is not recognized because it is not probable that an outflow of economic resources will be required or the amount of the obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the consolidated financial statements unless the probability of outflow of resources embodying economic benefits is remote. When a change in the probability of an outflow occurs so that the outflow is probable, it will then be recognized as a provision.

(v) Gaming promoter commissions

Commissions to gaming promoters are calculated based on certain percentages of net gaming wins or rolling amounts and are recognized when the relevant services have been rendered by the gaming promoters. Gaming promoters are entities that bring in high-roller customers to casinos and loan them rolling chips.

NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (w) Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities.

The Group recognizes revenue when the amount of revenue can be reliably measured; when it is probable that future economic benefits will flow to the entity; and when specific criteria have been met for each of the Group’s activities as described below. The amount of revenue is not considered to be reliably measurable until all contingencies relating to the sale have been resolved. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

(i) Casino revenue

Casino revenue is the aggregate of gaming wins and losses. Commissions rebated directly or indirectly through gaming promoters to customers, cash discounts and other cash incentives to customers related to gaming play are recorded as a reduction of gross casino revenue.

(ii) Lease/right of use income

Lease/right of use income from the grant of right of use (net of any incentives given to tenants/retailers) is recognized on a straight-line basis over the terms of the lease/right of use. Turnover fees are recognized when earned.

(iii) Mall management fees

Mall management fees are recognized when services are rendered.

(iv) Hotel revenue

Hotel revenue is recognized at the time of occupancy.

(v) Food and beverage revenue

Food and beverage revenue is recognized when services are rendered.

(vi) Convention revenue

Convention revenue is recognized when the event is held or the related services are rendered.

(vii) Retail sales

Sales of goods are recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the products are delivered to customers and title has passed.

The Group has a goods return policy. Sales are recorded net of returns and discounts.

SANDS CHINA LTD. Annual Report 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (w) Revenue recognition (continued)

(viii) Entertainment revenue

Entertainment revenue derived from theater shows, concerts and sporting events is recognized at the time of performance.

(ix) Ferry ticket sales

Ferry ticket sales are recognized when the services are rendered.

(x) Commission revenues

Commission revenues from the selling of tickets and travel packages and providing destination marketing services are recognized when services are rendered.

(xi) Management fee income

Income from management services provided by the Group to LVS group companies is recognized when services are rendered.

(xii) Interest income

Interest income is recognized on a time-proportion basis using the effective interest method.

(x) Frequent players program

The Group has established promotional clubs to encourage repeat business from frequent and active slot machine customers and table games patrons. Members earn points primarily based on gaming activity and such points can be redeemed for free play and other free goods and services. The award points are recognized as a separately identifiable component of the initial sale transaction by allocating the fair value of the consideration received between the award points and the other components of the sale such that the award points are initially recognized as deferred income at their fair value. Revenue from the award points is recognized when the points are redeemed. The amount of revenue is based on the number of points redeemed relative to the total number expected to be redeemed. If membership is inactive for a 12-month consecutive period, any points accumulated will be forfeited and cancelled.

(y) Pre-opening expenses

Pre-opening expenses represent personnel and other costs incurred prior to the opening of new properties and are expensed as incurred.

NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (z) Leases/right of use

(i) As the lessor/grantor for operating leases/right of use

When assets are leased/granted out under an agreement for the right of use, the asset is included in the consolidated balance sheet based on the nature of the asset. Lease rental/income from right of use (net of any incentives given to tenants or to retailers) is recognized over the terms of the lease/right of use on a straight- line basis. Turnover fees arising under operating leases/right of use are recognized as income in the period in which they are earned.

(ii) As the lessee for operating leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statement on a straight-line basis over the period of the lease.

(iii) As the lessee for finance leases

The Group leases land and certain equipment. Leases of land and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalized at the leases’ commencement at the lower of the fair value of the leased assets and the present value of the minimum lease payments.

Each lease payment is allocated between the liability and finance charges. The corresponding rental obligations, net of finance charges, are included in borrowings. The interest element of the finance cost is charged to the consolidated income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The land and equipment acquired under a finance lease are depreciated over the shorter of the useful life of the asset and the lease term.

(aa) Dividend distributions

Dividend distributions to the Company’s Shareholders are recognized as a liability in the Group’s and the Company’s financial statements in the period in which the dividends are approved by the Company’s Shareholders or directors, where appropriate.

SANDS CHINA LTD. Annual Report 2013

3. FINANCIAL RISK MANAGEMENT (a) Financial risk factors

The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The Group’s overall risk management program, mainly carried out by a central treasury department and approved by the Board of Directors, focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

(i) Market risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates and foreign currency exchange rates.

Interest rate risk

The Group’s primary exposure to market risk is interest rate risk associated with its long-term borrowings, which are all issued at variable rates. The Group attempts to manage the interest rate risk associated with its variable-rate borrowings by use of interest rate cap agreements. During the year ended December 31, 2013, the Group’s borrowings at variable rates were denominated in US$, Hong Kong dollars (“HK$”) and MOP.

As at December 31, 2013, if interest rates on US$-denominated borrowings had been 50 basis-points higher/ lower with all other variables held constant, pre-tax profit for the year would have been US$7.5 million (2012: US$7.5 million) lower/higher. As at December 31, 2013, if interest rates on HK$-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profit for the year would have been US$6.9 million (2012: US$6.9 million) lower/higher. As at December 31, 2013, if interest rates on MOP-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profit would have been US$1.6 million (2012: US$1.6 million) lower/higher. This analysis does not include the effect of interest capitalized.

The Group does not hold or issue financial instruments for trading purposes and does not enter into derivative transactions that would be considered speculative positions. The Group’s derivative financial instruments consist exclusively of interest rate cap agreements, which do not qualify for hedge accounting.

To manage exposure to counterparty credit risk in interest rate cap agreements, the Group enters into agreements with highly rated institutions that can be expected to fully perform under the terms of such agreements. Frequently, these institutions are also members of the bank group providing the Group’s credit facilities, which management believes further minimizes the risk of non-performance.

The Company’s primary exposure to market risk is interest rate risk associated with its notes receivable from subsidiaries, some of which bear interest at variable rates. During the year ended December 31, 2013, the Company’s notes receivable from subsidiaries were denominated in US$ and HK$.

As at December 31, 2013, if interest rates on notes receivables from subsidiaries had been 50 basis-points higher/lower with all other variables held constant, the Company’s pre-tax profit for the year would have been US$5.2 million (2012: US$5.1 million) higher/lower.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED) (a) Financial risk factors (continued)

(i) Market risk (continued)

Foreign exchange risk

The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP, and there are no significant assets and liabilities denominated in other currencies. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities that are denominated in a currency other than MOP, which is the functional currency of the major operating companies within the Group. The Group currently does not have a foreign currency hedging policy.

For companies with MOP as their functional currency, as at December 31, 2013, if the US$ had weakened/ strengthened by 1% against the MOP with all other variables held constant, pre-tax profit for the year would have been higher/lower by approximately US$14.6 million (2012: US$14.9 million), mainly as a result of the translation of US$-denominated cash and cash equivalents, deposits and borrowings (2012: same). If the HK$ had weakened/strengthened by 1% against the MOP with all other variables held constant, pre-tax profit for the year would have been lower/higher by approximately US$17.4 million (2012: US$7.6 million), mainly as a result of the translation of HK$-denominated cash and cash equivalents, deposits, trade receivables and borrowings (2012: same).

(ii) Credit risk

Financial instruments, which potentially subject the Group to concentrations of credit risk, consist principally of cash and cash equivalents, restricted cash and cash equivalents and trade and other receivables.

The Group maintains cash and cash equivalents and restricted cash and cash equivalents with various creditworthy financial institutions in Macao, Hong Kong, Singapore and the PRC. Management monitors this credit risk on an on-going basis and does not believe that the Group has any other significant exposure to any individual or institution as at December 31, 2013 and 2012.

Trade receivables are principally comprised of casino, mall and hotel receivables. The Group extends credit to approved customers, tenants and gaming promoters following background checks and investigations of creditworthiness. Business or economic conditions, the legal enforceability of gaming debts, or other significant events in foreign countries could affect the collectability of receivables from customers and gaming promoters residing in these countries.

SANDS CHINA LTD. Annual Report 2013

3. FINANCIAL RISK MANAGEMENT (CONTINUED) (a) Financial risk factors (continued)

(ii) Credit risk (continued)

The Group maintains an allowance for doubtful casino, mall and hotel accounts and regularly evaluates the balances. The Group specifically analyzes the collectability of each account with a balance over a specified dollar amount, based upon the age of the account, the customer’s financial condition, collection history and any other known information, and the Group makes an allowance for trade receivables specifically identified as doubtful. The Group also monitors regional and global economic conditions and forecasts in its evaluation of the adequacy of the recorded reserves. Table games play is primarily cash play, as credit play represented approximately 27.9% (2012: 31.5%) of total table games play for the year ended December 31, 2013. The Group believes that the concentration of its credit risk in casino receivables is mitigated substantially by its credit evaluation process, credit policies, credit control and collection procedures, and also believes that no significant credit risk is inherent in the Group’s trade receivables not provided for as at December 31, 2013 and 2012 (see Note 20 for further details).

On notes receivable from subsidiaries, the Company monitors the exposure to credit risk through exercising control over their financial and operating decisions and reviewing their financial positions on a regular basis.

(iii) Liquidity risk

Liquidity risk is the financial risk arising from the difficulty in meeting obligations associated with financial liabilities that are settled by cash or other financial assets.

The credit agreement entered into by VML US Finance LLC (“VMLF”), a wholly owned subsidiary (the “Borrower”), and Venetian Macau Limited (“VML”), a wholly owned subsidiary, and certain other subsidiaries within the Group (collectively, the “Guarantors”) dated September 22, 2011 (the “2011 VML Credit Facility”), requires VML and its restricted subsidiaries (collectively, the “Restricted Group”) to comply with certain financial covenants, including maintaining a maximum leverage ratio of debt to Adjusted EBITDA (as defined in the 2011 VML Credit Facility). The maximum leverage ratio is 4.0:1.0 for the quarterly periods ending December 31, 2013 through December 31, 2014, decreases to 3.5:1.0 for the quarterly periods ending March 31 through December 31, 2015, and then decreases to, and remains at, 3.0:1.0 for all quarterly periods thereafter through maturity. If the Restricted Group is unable to maintain compliance with the financial covenants under this credit facility, the Restricted Group would be in default. Any defaults under the agreement would allow the lenders to exercise their rights and remedies as defined under the agreement. If the lenders were to exercise their rights to accelerate the due dates of the indebtedness outstanding, there can be no assurance that the Group would be able to repay or refinance any amounts that may become due and payable under such agreement, which could force the Group to restructure or alter its operations or debt obligations.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED) (a) Financial risk factors (continued)

(iii) Liquidity risk (continued)

The Group’s and the Company’s financial liabilities, based on the contractual undiscounted cash flows, as at December 31, 2013 are as follows:

Group

Within the In the In the third Over the

first year second year to fifth year fifth year Total

US$’000

At December 31, 2013

Bank borrowings 255,163 968,558 2,111,301 — 3,335,022

Finance lease liabilities on

leasehold interests in land 5,249 5,249 15,748 221,160 247,406

Other finance lease liabilities 2,625 2,236 3,517 — 8,378

Trade and other payables 1,261,527 10,406 30,583 4,312 1,306,828

At December 31, 2012

Bank borrowings 56,394 256,481 3,083,614 — 3,396,489

Finance lease liabilities on

leasehold interests in land 49,696 5,249 15,748 226,409 297,102

Other finance lease liabilities 2,073 1,713 4,039 — 7,825

Trade and other payables 1,184,439 5,824 18,674 3,630 1,212,567

Company

Within the In the In the third Over the

first year second year to fifth year fifth year Total

US$’000

At December 31, 2013

Trade and other payables 13,071 — — — 13,071

At December 31, 2012

Trade and other payables 27,787 — — — 27,787

(b) Capital risk management

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for Shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in the consolidated balance sheet), net of cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves as disclosed in Notes 24 and 25, respectively.

SANDS CHINA LTD. Annual Report 2013

3. FINANCIAL RISK MANAGEMENT (CONTINUED) (b) Capital risk management (continued)

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

December 31,

2013 2012

US$’000

Interest bearing borrowings, net of deferred financing costs 3,139,593 3,124,014

Less: cash and cash equivalents(2,943,424)(1,948,414)

restricted cash and cash equivalents(5,663)(4,479)

Net debt 190,506 1,171,121

Total equity 6,449,882 5,586,126

Total capital 6,640,388 6,757,247

Gearing ratio 2.9% 17.3%

The decrease in the gearing ratio during the year ended December 31, 2013 was primarily due to strong cash flows generated from operating activities.

(c) Fair value estimation

The table below analyzes financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

Quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1).

Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (Level 2).

Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (Level 3).

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED) (c) Fair value estimation (continued)

The following table presents the Group’s assets that are measured at fair value:

Level 1 Level 2 Level 3 Total

US$’000

At December 31, 2013

Interest rate caps — 15 — 15

At December 31, 2012

Interest rate caps — 183 — 183

The carrying amounts of cash and cash equivalents, restricted cash and cash equivalents, trade and other receivables, borrowings and trade and other payables approximate their fair values.

The Group has six (2012: seven) interest rate cap agreements with an aggregate fair value of approximately US$15,000 (2012: US$183,000), based on quoted market values from the institutions holding the agreements as at December 31, 2013.

There were no transfers of financial assets between Levels 1 and 2 fair value hierarchy classifications during the years ended December 31, 2013 and 2012.

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a) Development projects

The Group’s primary projects under development are The Parisian Macao and the remaining phase of Sands Cotai Central. The Group may elect to arrange additional financing to fund the balance of these Cotai Strip developments. If the Group is unable to obtain sufficient funding or applicable government approvals such that completion of the projects is not probable, or should management decide to abandon certain projects, all or a portion of the investment to date on the projects could be lost and would result in an impairment charge. This could adversely affect the financial condition, results of operations or cash flows from these planned facilities.

SANDS CHINA LTD. Annual Report 2013

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED) (a) Development projects (continued)

Development of The Parisian Macao and Sands Cotai Central

Under the land concession for Sands Cotai Central, the Group is required to complete the development by May 2014. The land concession for The Parisian Macao contains a similar requirement, which was extended by the Macao Government in July 2012, that the development be completed by April 2016. The Group has applied for an extension from the Macao Government to complete Sands Cotai Central, as it will be unable to meet the May 2014 deadline. Should the Group determine that it is unable to complete The Parisian Macao by April 2016, the Group would then also expect to apply for another extension from the Macao Government. If the Group is unable to meet The Parisian Macao deadline and the deadlines for either development are not extended, it could lose its land concessions for Sands Cotai Central or The Parisian Macao, which would prohibit the Group from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$4.24 billion or US$404.6 million in capitalized construction costs including land, as at December 31, 2013, related to Sands Cotai Central or The Parisian Macao, respectively.

(b) Useful lives of investment properties and property and equipment

The Group depreciates investment properties and property and equipment on a straight-line basis over their estimated useful lives. The estimated useful lives are based on the nature of the assets, as well as current operating strategy and legal considerations, such as contractual life. Future events, such as property expansions, property developments, new competition or new regulations, could result in a change in the manner in which the Group uses certain assets and could have an impact on the estimated useful lives of such assets.

(c) Impairment of assets

The Group follows the guidance of IAS 36 “Impairment of Assets” to determine when assets are impaired, which requires significant judgment. In making this judgment, the Group evaluates, among other factors, the duration and extent to which the recoverable amount of assets is less than their carrying balance, including factors such as the industry performance and changes in operational and financing cash flows. The recoverable amount of the CGU has been determined based on value-in-use calculations. These calculations require the use of estimates, including operating results, income and expenses of the business, future economic conditions on growth rates and future returns.

Changes in the key assumptions on which the recoverable amount of the assets is based could significantly affect the Group’s financial condition and results of operations.

(d) Allowance for doubtful trade receivables

The allowance for doubtful trade receivables represents the Group’s best estimate of the amount of probable credit losses in the Group’s existing trade receivables balance. The Group determines the allowance based on specific customer information, historical write-off experience and current industry and economic data. Account balances are charged off against the allowance when the Group believes it is probable the recoverable amount of the receivables will be less than their carrying amounts. Management believes that there are no concentrations of credit risk for which an allowance has not been established. Although management believes that the allowance is adequate, it is possible that the estimated amount of cash collections with respect to trade receivables could change.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED) (e) Litigation provisions

The Group is subject to various claims and legal actions. The accruals for these claims and legal actions are estimated in accordance with IAS 37 “Provisions, Contingent Liabilities and Contingent Assets”. Based on consultations with legal counsel, management estimated that no significant loss would be incurred beyond the amounts provided. Actual results could differ from these estimates.

(f) Share-based compensation

The Group’s employees participate in equity award plans of LVS and/or the Company. Management of the Group uses the Black-Scholes option-pricing model to determine the total fair value of the options granted, which is based on fair value and various attributes of the underlying shares of LVS and the Company, depending on the type of the equity award plan. Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield, volatility of the underlying shares and the expected life of the options. The total fair value of options, restricted shares (“RSs”) and restricted share units (“RSUs”) granted is measured on the grant date based on the fair value of the underlying shares. In addition, the Group is required to estimate the expected percentage of grantees that will remain in employment with the Group at the end of the vesting period. The Group only recognizes an expense for those options, RSs or RSUs expected to vest over the vesting period during which the grantees become unconditionally entitled to the options, RSs or RSUs. These estimates and assumptions could have a material effect on the determination of the fair value of the share options, RSs and RSUs and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share-based compensation expense.

The fair value of the options, RSs and RSUs at the time of grant is to be expensed over the vesting period of the options, RSs and RSUs based on an accelerated graded attribution approach. Under the accelerated graded attribution approach, each vesting installment of a graded vesting award is treated as a separate share option, RSs or RSUs grant, which means that each vesting installment will be separately measured and attributed to expense, resulting in accelerated recognition of share-based compensation expense.

SANDS CHINA LTD. Annual Report 2013

5. NET REVENUES AND INTEREST INCOME

Year ended December 31,

2013 2012

US$’000

Net revenues

Casino 7,904,565 5,738,609

Mall

— Income from right of use 284,468 208,652

— Management fees and other 39,920 30,421

Rooms 310,757 226,864

Food and beverage 153,182 106,484

Convention, ferry, retail and other 214,967 200,344

8,907,859 6,511,374

Interest income

Bank deposits 13,591 15,547

Total net revenues and interest income 8,921,450 6,526,921

6. SEGMENT INFORMATION

Management has determined the operating segments based on the reports reviewed by a group of senior management to make strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and ferry and other operations. The Group’s primary projects under development are The Parisian Macao and the remaining phase of Sands Cotai Central. The Parisian Macao, formerly reported under “Other developments” in 2012, is reported separately in the current year.

Revenue comprises turnover from sale of goods and services in the ordinary course of the Group’s activities. The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and The Parisian Macao, once in operation will, derive their revenue primarily from casino, mall, hotel, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

The Group’s segment information is as follows:

Year ended December 31,

2013 2012

US$’000

Net revenues

The Venetian Macao 3,834,998 3,025,498

Sands Cotai Central 2,678,763 1,045,244

The Plaza Macao 1,061,332 1,083,309

Sands Macao 1,226,919 1,242,804

Ferry and other operations 128,757 133,409

The Parisian Macao — —

Inter-segment revenues(22,910)(18,890)

8,907,859 6,511,374

Year ended December 31,

2013 2012

US$’000

Adjusted EBITDA (Unaudited) (Note)

The Venetian Macao 1,500,735 1,143,882

Sands Cotai Central 737,920 212,800

The Plaza Macao 304,709 287,914

Sands Macao 361,696 349,723

Ferry and other operations(4,606)(16,645)

The Parisian Macao — —

2,900,454 1,977,674

Note: Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), impairment loss, gain/(loss) on disposal of property and equipment and investment properties, fair value losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

SANDS CHINA LTD. Annual Report 2013

6. SEGMENT INFORMATION (CONTINUED)

Year ended December 31,

2013 2012

US$’000

Depreciation and amortization

The Venetian Macao 142,812 146,038

Sands Cotai Central 263,871 112,020

The Plaza Macao 45,572 50,110

Sands Macao 33,020 31,695

Ferry and other operations 14,055 14,158

The Parisian Macao 9 —

499,339 354,021

The following is a reconciliation of adjusted EBITDA to profit for the year attributable to equity holders of the Company:

Year ended December 31,

2013 2012

Note US$’000

Adjusted EBITDA (Unaudited) 2,900,454 1,977,674

Share-based compensation granted to employees by LVS

and the Company, net of amount capitalized(i)(12,026)(11,688)

Corporate expense(a)(61,670)(52,528)

Pre-opening expense(b)(11,789)(140,800)

Depreciation and amortization(499,339)(354,021)

Amortization of show production costs — 566

Net foreign exchange (losses)/gains(6,315) 6,118

Impairment loss —(143,649)

Loss on disposal of property and equipment and

investment properties(18,987)(96)

Fair value losses on financial assets at fair value

through profit or loss(208)(413)

Operating profit 2,290,120 1,281,163

Interest income 13,591 15,547

Interest expense, net of amounts capitalized(86,925)(57,435)

Loss on early retirement of debt —(1,752)

Profit before income tax 2,216,786 1,237,523

Income tax expense(1,904)(1,842)

Profit for the year attributable to equity holders

of the Company 2,214,882 1,235,681

(i) Amount includes share-based compensation of US$27,000 (2012: US$848,000) related to pre-opening expense.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

(a) Corporate expense

Year ended December 31,

2013 2012

Note US$’000

Royalty fees 32(a)(v) 44,000 40,000

Management fees 32(a)(ii) 7,298 4,650

Employee benefit expenses 482 343

Other support services 9,407 7,095

Other expenses 483 440

61,670 52,528

(b) Pre-opening expense

Year ended December 31,

2013 2012

Note US$’000

Contract labor and services 2,797 11,602

Employee benefit expenses 2,020 69,352

Utilities and operating supplies 1,581 5,693

Advertising and promotions 1,149 17,371

Management fees 32(a)(ii) 705 2,925

Suspension costs 397 12,817

Other support services 2,146 5,469

Other expenses 994 15,571

11,789 140,800

SANDS CHINA LTD. Annual Report 2013

6. SEGMENT INFORMATION (CONTINUED)

	Year ended December 31, 2013 US$'000	2012 US$'000
Capital expenditures		
The Venetian Macao	**96,204**	111,728
Sands Cotai Central	**261,232**	815,683
The Plaza Macao	**15,009**	27,748
Sands Macao	**26,491**	24,958
Ferry and other operations	**1,292**	1,160
The Parisian Macao	**209,697**	20,074
	609,925	1,001,351

	December 31, 2013 US$'000	2012 US$'000
Total assets		
The Venetian Macao	**4,350,700**	3,226,597
Sands Cotai Central	**4,731,217**	4,890,665
The Plaza Macao	**1,295,093**	1,359,310
Sands Macao	**385,450**	416,660
Ferry and other operations	**298,385**	349,509
The Parisian Macao	**404,655**	144,738
	11,465,500	10,387,479

	December 31, 2013 US$'000	2012 US$'000
Total non-current assets		
Held locally	**7,497,681**	7,437,778
Held in foreign countries	**184,235**	196,595
Deferred income tax assets	**195**	153
Financial assets at fair value through profit or loss	**—**	183
	7,682,111	7,634,709

131

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS’ EMOLUMENTS)

Year ended December 31,

2013 2012

US$’000

Wages, salaries, bonus and termination costs 797,391 662,956

Staff meals 49,942 42,360

Pension costs — defined contribution plan 28,575 22,921

Share-based compensation, net of amount capitalized 12,026 11,688

Other employee benefit expenses 23,066 21,621

911,000 761,546

Total amounts of share-based compensation and the amounts capitalized are as below:

Year ended December 31,

2013 2012

Note US$’000

Share-based compensation costs:

Charged by LVS 33 484 2,039

Incurred under the Equity Award Plan of the Company 33 12,470 10,594

Less: amount capitalized as part of property and equipment(928)(945)

Share-based compensation expensed in

the consolidated income statement 12,026 11,688

(a) Pension costs — defined contribution plan

Contributions totaling US$4.7 million (2012: US$4.3 million) remained payable to the provident fund as at December 31, 2013. Forfeited contributions totaling US$3.8 million (2012: US$2.9 million) were utilized during the year leaving US$1.4 million (2012: US$0.9 million) available at the year end to reduce future contributions.

SANDS CHINA LTD. Annual Report 2013

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

(b) Directors' emoluments

The remuneration of the Company's Directors is as follows:

	Fees	Salaries, allowances and benefits in kind	Discretionary bonuses[1]	Pension costs	Subtotal	Share-based compensation	Total
				US$'000			
Year ended December 31, 2013							
Executive Directors							
Edward Matthew Tracy[2]	—	1,526	1,614	70	3,211	1,773	4,984
Toh Hup Hock	—	837	739	38	1,614	298	1,912
Non-Executive Directors							
Sheldon Gary Adelson	—	—	—	—	—	—	—
Michael Alan Leven	—	—	—	—	—	—	—
Jeffrey Howard Schwartz[3]	88	—	—	—	88	—	88
Irwin Abe Siegel[4]	88	—	—	—	88	—	88
Lau Wong William[5]	88	—	—	—	88	—	88
Independent Non-Executive Directors							
Iain Ferguson Bruce	115	—	—	—	115	—	115
Chiang Yun	88	—	—	—	88	—	88
David Muir Turnbull	115	—	—	—	115	—	115
Victor Patrick Hoog Antink	88	—	—	—	88	—	88
Steven Zygmunt Strasser[6]	56	—	—	—	56	—	56
	724	2,364	2,353	109	5,549	2,071	7,620

133

5.3 **NOTES TO THE**
CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

(b) Directors' emoluments (continued)

	Fees	Salaries, allowances and benefits in kind	Discretionary bonuses(1)	Pension costs US$'000	Subtotal	Share-based compensation	Total
Year ended December 31, 2012							
Executive Directors							
Edward Matthew Tracy(2)	—	916	1,543	60	2,519	601	3,120
Toh Hup Hock	—	751	521	34	1,306	270	1,576
Non-Executive Directors							
Sheldon Gary Adelson	—	—	—	—	—	—	—
Michael Alan Leven	—	—	—	—	—	—	—
Jeffrey Howard Schwartz	75	—	—	—	75	—	75
Irwin Abe Siegel	75	—	—	—	75	—	75
Lau Wong William	75	—	—	—	75	—	75
Independent Non-Executive Directors							
Iain Ferguson Bruce	100	—	—	—	100	—	100
Chiang Yun	75	—	—	—	75	—	75
David Muir Turnbull	100	—	—	—	100	—	100
Victor Patrick Hoog Antink	5	—	—	—	5	—	5
	505	1,667	2,064	94	4,330	871	5,201

(1) The discretionary bonuses are determined by reference to the individual performance of the Directors and the Chief Executive and the Group's performance, and approved by the Remuneration Committee.
(2) Edward Matthew Tracy is an Executive Director who is also the Chief Executive.
(3) Jeffrey Howard Schwartz will resign as a Non-Executive Director with effect from May 30, 2014.
(4) Irwin Abe Siegel will retire as a Non-Executive Director with effect from the conclusion of the Company's 2014 annual general meeting.
(5) Lau Wong William will retire as a Non-Executive Director with effect from the conclusion of the Company's 2014 annual general meeting.
(6) Steven Zygmunt Strasser was elected as an Independent Non-Executive Director on May 31, 2013.

In addition to the Directors' emoluments disclosed above, Sheldon Gary Adelson and Michael Alan Leven received emoluments (inclusive of share-based compensation) from LVS of US$0.6 million and US$0.2 million, respectively, (2012: US$0.3 million and US$0.6 million, respectively) of which are in respect of their services to the Group for the year ended December 31, 2013.

No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office during the year (2012: nil).

None of the Directors waived or has agreed to waive any emoluments during the year (2012: nil).

134

SANDS CHINA LTD. Annual Report 2013

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

(c) Five highest paid individuals

The five individuals whose emoluments were the highest in the Group include two (2012: two) Directors whose emoluments are reflected in the analysis presented above. The emoluments payable to the remaining three (2012: three) individuals during the year are as follows:

	Year ended December 31,	
	2013	2012
	US$'000	
Basic salaries and allowances	**2,400**	2,426
Bonus	**1,689**	1,712
Pension costs	**97**	112
Share-based compensation	**1,397**	1,497
	5,583	5,747

The emoluments of the above mentioned individuals fall within the following bands:

	Year ended December 31,	
	2013	2012
	Number of individuals	
HK$8,500,001 (approximately US$1,097,000) — HK$9,000,000 (approximately US$1,161,000)	**—**	1
HK$9,000,001 (approximately US$1,161,000) — HK$9,500,000 (approximately US$1,226,000)	**1**	—
HK$14,000,001 (approximately US$1,806,000) — HK$14,500,000 (approximately US$1,871,000)	**—**	1
HK$15,500,001 (approximately US$2,000,000) — HK$16,000,000 (approximately US$2,065,000)	**1**	—
HK$18,000,001 (approximately US$2,323,000) — HK$18,500,000 (approximately US$2,387,000)	**1**	—
HK$21,500,001 (approximately US$2,774,000) — HK$22,000,000 (approximately US$2,839,000)	**—**	1
	3	3

No emoluments were paid to any of the five highest paid individuals as an inducement to join or upon joining the Group or as compensation for loss of office during the year ended December 31, 2013 (2012: nil).

135

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

8. OTHER EXPENSES AND LOSSES

(a) An analysis of the operating expenses is as follows:

Year ended December 31,

2013 2012

Note US$’000

Gaming tax 3,846,069 2,859,298

Inventories consumed 90,400 69,085

Employee benefit expenses 911,000 761,546

Depreciation and amortization 499,339 354,021

Gaming promoter/agency commissions 373,675 330,025

Other expenses and losses(i) 897,256 856,236

Operating expenses 6,617,739 5,230,211

(i) Analysis of other expenses and losses is as follows:

Year ended December 31,

2013 2012

Note US$’000

Utilities and operating supplies 224,505 194,064

Advertising and promotions 116,328 80,367

Contract labor and services 99,800 89,683

Provision for doubtful accounts 56,601 58,213

Repairs and maintenance 53,438 38,113

Royalty fees 48,654 42,733

Management fees 32(a)(ii) 47,070 33,502

Operating lease payments 28,304 19,366

Loss on disposal of property and equipment

and investment properties 18,987 96

Net foreign exchange losses/(gains) 6,315(6,118)

Auditor’s remuneration 2,085 1,375

Suspension costs(1) 397 12,817

Fair value losses on financial assets at

fair value through profit or loss 208 413

Impairment loss(2) — 143,649

Other support services 119,119 83,885

Other operating expenses 75,445 64,078

897,256 856,236

(1) Suspension costs are primarily comprised of fees paid to trade contractors and legal costs as a result of the project suspension.

(2) The impairment loss of US$143.6 million for the year ended December 31, 2012, consisted primarily of a US$100.7 million write-off of capitalized construction costs related to the Group’s former Cotai Strip development on Parcels 7 and 8 and a US$42.9 million impairment due to the closure of the ZAiA show at The Venetian Macao.

SANDS CHINA LTD. Annual Report 2013

8. OTHER EXPENSES AND LOSSES (CONTINUED)

(b) The operating expenses can also be analyzed as follows:

Year ended December 31,

2013 2012

US$’000

Casino 4,935,792 3,709,710

Mall 37,766 32,487

Rooms 75,970 56,452

Food and beverage 128,333 98,572

Convention, ferry, retail and other 203,693 197,311

Provision for doubtful accounts 56,601 58,213

General and administrative expense 581,249 391,229

Corporate expense 61,670 52,528

Pre-opening expense 11,816 141,648

Depreciation and amortization 499,339 354,021

Net foreign exchange losses/(gains) 6,315(6,118)

Impairment loss — 143,649

Loss on disposal of property and equipment and

investment properties 18,987 96

Fair value losses on financial assets at fair value

through profit or loss 208 413

Operating expenses 6,617,739 5,230,211

9. INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED

Year ended December 31,

2013 2012

US$’000

Bank borrowings 56,324 70,057

Amortization of deferred financing costs 24,435 24,133

Finance lease liabilities 7,563 9,706

Standby fee and other financing costs 3,967 3,777

92,289 107,673

Less: interest capitalized (5,364) (50,238)

Interest expense, net of amounts capitalized 86,925 57,435

A capitalization rate of 2.3% to 2.4% (2012: 2.3% to 3.2%) was used, representing the effective finance costs of the loans to finance the assets under construction.

5.3 **NOTES TO THE** CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAX EXPENSE

	Note	Year ended December 31, 2013	2012
		US$'000	
Current income tax			
Lump sum in lieu of Macao complementary tax on dividends		**1,802**	1,802
Other overseas taxes		**232**	189
Overprovision in prior years			
Macao complementary tax		**—**	(25)
Other overseas taxes		**(88)**	(1)
Deferred income tax	17	**(42)**	(123)
Income tax expense		**1,904**	1,842

(a) Macao complementary tax

Macao complementary tax is levied at progressive rates ranging from 3% to 9% on the taxable income above MOP32,000 (equivalent to US$4,000) but below MOP300,000 (equivalent to US$37,500), and thereafter at a fixed rate of 12%. For the year ended December 31, 2013, a special complementary tax incentive was provided to the effect that the tax free income threshold was increased from MOP32,000 to MOP300,000 (equivalent to US$4,000 to US$37,500) with the profit above MOP300,000 (equivalent to US$37,500) being taxed at a fixed rate of 12%. For the year ended December 31, 2012, the special complementary tax incentive provided was to the effect that the tax free income threshold was increased from MOP32,000 to MOP200,000 (equivalent to US$4,000 to US$20,000) with the next MOP100,000 (equivalent to US$12,500) of profit being taxed at a fixed rate of 9% and thereafter at a fixed rate of 12%.

Pursuant to the Despatch No. 250/2004 issued by the Chief Executive of Macao on September 30, 2004, VML was exempt from Macao complementary tax on its gaming activities for five years from the tax year 2004 to the tax year 2008. On May 21, 2008, VML was granted, pursuant to the Despatch No. 167/2008 issued by the Chief Executive of Macao, an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, effective from the tax year 2009 to the tax year 2013. On October 3, 2013, VML was granted, pursuant to the Despatch No. 320/2013 issued by the Chief Executive of Macao, an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, effective from the tax year 2014 to the tax year 2018. Regarding the other subsidiaries, during the year ended December 31, 2013, Macao complementary tax is calculated progressively at a maximum of 12% of the estimated assessable profit (2012: same).

(b) Lump sum in lieu of Macao complementary tax on dividends

VML entered into a Shareholder Dividend Tax Agreement with the Macao Government. The agreement provides for an annual payment in lieu of Macao complementary tax otherwise due by VML's Shareholders on dividend distributions to them from gaming profits, effective through the end of 2013. In November 2013, VML applied to the Macao Government for an extension of the agreement through 2018 to correspond to the Macao complementary tax exemption on its gaming activities (see also Note 10(a)). The application is being reviewed by the Macao Government.

138

SANDS CHINA LTD. Annual Report 2013

10. INCOME TAX EXPENSE (CONTINUED)

(c) Hong Kong profits tax

The Company's subsidiaries that carry on business in Hong Kong are subject to the Hong Kong profits tax rate at 16.5% for the year ended December 31, 2013 (2012: same).

The tax on the Group's profit before income tax differs from the theoretical amount that would arise using the domestic tax rates applicable to profits of the consolidated entities in the respective jurisdictions as follows:

	Year ended December 31,	
	2013	2012
	US$'000	
Profit before income tax	**2,216,786**	1,237,523
Tax calculated at domestic rates applicable to profits in the respective jurisdictions	**485,912**	348,848
Tax effects of:		
Income not subject to tax(i)	**(1,220,640)**	(919,740)
Expenses not deductible for tax purposes(i), (ii)	**664,937**	488,428
Amortization of pre-opening expenses previously not recognized	**(7,628)**	(8,847)
Pre-opening expenses for which no deferred tax assets were recognized	**—**	13,726
Tax losses for which no deferred income tax assets were recognized	**77,068**	75,931
Lump sum in lieu of Macao complementary tax of dividends	**1,802**	1,802
Other	**453**	1,694
Income tax expense	**1,904**	1,842

(i) During the year ended December 31, 2013, VML was exempt from Macao complementary tax on its gaming activities (see also Note10(a)). In addition, lease/right of use income recorded in VML, Venetian Cotai Limited ("VCL") and Venetian Orient Limited ("VOL") were subject to property tax (Note (ii)), and should, therefore, also be excluded from Macao complementary tax calculations. Accordingly, casino revenues and lease/right of use income and their corresponding expenses incurred were presented as "Income not subject to tax" and "Expenses not deductible for tax purposes", respectively, in the calculations above (2012: same).

Additionally, during the year ended December 31, 2013, the Company received dividend income from a subsidiary. The dividend income is not subject to Hong Kong profits tax. Accordingly, dividend income was also presented as "Income not subject to tax" in the calculation above (2012: same).

(ii) Lease/right of use income recorded in VML, VCL and VOL are exempt from property tax for the first four and six years for the newly constructed buildings in Macao and on Cotai, respectively, pursuant to Article 9(1)(a) of Lei no. 19/78/M. This exemption expired in August 2012 and August 2013 for the Sands Macao and The Venetian Macao, respectively. Regarding The Venetian Macao, The Plaza Macao and Sands Cotai Central, the procedures for registration at the tax department are being completed and the exact date of expiration of the exemption for The Plaza Macao and Sands Cotai Central cannot be determined at this stage.

The notional weighted average applicable tax rate was 22% (2012: 28%). The decrease is due to the increase in dividend income received by a subsidiary which is subject to a lump sum in lieu of tax on dividends.

139

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

11. EARNINGS PER SHARE

(a) Basic and diluted earnings per share

Basic earnings per share is calculated by dividing the profit for the year attributable to equity holders of the Company by the weighted average number of ordinary shares in issue during the year.

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the year ended December 31, 2013, the Company has outstanding share options and restricted share units that will potentially dilute the ordinary shares.

The calculation of basic and diluted earnings per share is based on the following:

Year ended December 31,

2013 2012

Profit attributable to equity holders of the Company (US$’000) 2,214,882 1,235,681

Weighted average number of shares for basic earnings

per share (thousand shares) 8,058,505 8,051,324

Adjustments for share options and restricted share units

(thousand shares) 8,156 6,020

Weighted average number of shares for diluted earnings

per share (thousand shares) 8,066,661 8,057,344

Earnings per share, basic US27.49 cents US15.35 cents

Earnings per share, basic(i) HK213.18 cents HK118.97 cents

Earnings per share, diluted US27.46 cents US15.34 cents

Earnings per share, diluted(i) HK212.95 cents HK118.89 cents

SANDS CHINA LTD. Annual Report 2013

11. EARNINGS PER SHARE (CONTINUED)

(b) Adjusted basic and diluted earnings per share

To enable an investor to better understand the Group’s results, the pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao for the year ended December 31, 2012 are excluded from the adjusted earnings per share as management does not consider these non-recurring expenses to be indicators of the Group’s operating performance. The reconciliation of the reported earnings to the adjusted earnings (net of tax) is as follows:

Year ended December 31,

2013 2012

Profit attributable to equity holders of the Company (US$’000) 2,214,882 1,235,681

Adjustments for:

Pre-opening expenses of Sands Cotai Central (US$’000) 5,844 137,151

Impairment loss (US$’000) — 143,649

Adjusted profit attributable to equity holders

of the Company (US$’000) 2,220,726 1,516,481

Weighted average number of shares for basic earnings

per share (thousand shares) 8,058,505 8,051,324

Adjusted earnings per share, basic US27.56 cents US18.84 cents

Adjusted earnings per share, basic(i) HK213.73 cents HK146.02 cents

Weighted average number of shares for diluted earnings

per share (thousand shares) 8,066,661 8,057,344

Adjusted earnings per share, diluted US27.53 cents US18.82 cents

Adjusted earnings per share, diluted(i) HK213.49 cents HK145.86 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7549 (2012: US$1.00 to HK$7.7505). No representation is made that the HK$ amounts have been, could have been or could be converted into US$, or vice versa, at that rate, at any other rates or at all.

5.3 **NOTES TO THE**
CONSOLIDATED FINANCIAL STATEMENTS

12. DIVIDENDS

	Year ended December 31, 2013 US$'000	2012
2013 interim dividend of HK$0.87 (equivalent to US$0.112) per ordinary share declared on January 24, 2014 and paid	**905,118**	—
2013 special dividend of HK$0.77 (equivalent to US$0.099) per ordinary share declared on January 24, 2014 and paid	**801,082**	—
2013 final dividend of HK$0.86 (equivalent to US$0.111) per ordinary share proposed	**893,604**	—
2012 interim dividend of HK$0.67 (equivalent to US$0.086) per ordinary share declared on January 25, 2013 and paid	—	696,366
2012 final dividend of HK$0.66 (equivalent to US$0.085) per ordinary share declared on May 31, 2013 and paid	—	685,180
	2,599,804	1,381,546

On January 24, 2014, the Board declared an interim dividend of HK$0.87 (equivalent to US$0.112) per share and a special dividend of HK$0.77 (equivalent to US$0.099) per share, in each case, payable to Shareholders whose names appeared on the register of members of the Company on February 14, 2014. Both the interim and the special dividends, amounting in aggregate to HK$13.23 billion (equivalent to US$1.71 billion), were paid on February 26, 2014.

On March 14, 2014, the Board proposed the payment of a final dividend of HK$0.86 (equivalent to US$0.111) per share, which is subject to approval by Shareholders in the forthcoming annual general meeting. Based on the ordinary shares and share-based awards in issue as at February 28, 2014, the total amount of the final dividend to be distributed is estimated to be approximately HK$6.94 billion (equivalent to US$893.6 million). It is proposed that the final dividend will be partly paid out of profits and partly paid out of the share premium account of the Company.

All of the interim, special and final dividends have not been recognized as a liability as at December 31, 2013. They will be reflected as appropriations of reserves during 2014.

13. INVESTMENT PROPERTIES, NET — GROUP

	December 31, 2013 US$'000	2012
At beginning of year	**913,126**	747,126
Additions	**12,889**	14,700
Adjustments to project costs	**(1,104)**	4,036
Disposals	**(11,535)**	—
Transfer from property and equipment	**9,588**	169,821
Depreciation	**(31,006)**	(25,642)
Exchange difference	**(728)**	3,085
At end of year	**891,230**	913,126

142

SANDS CHINA LTD. Annual Report 2013

13. INVESTMENT PROPERTIES, NET — GROUP (CONTINUED)

December 31,

2013 2012

US$’000

Cost 1,033,320 1,024,210

Accumulated depreciation (142,090) (111,084)

Net book amount 891,230 913,126

The Group’s investment properties, which are located in Macao, are revalued by an independent professional qualified valuer, CBRE Pte. Ltd., on an annual basis. In determining the fair value of the investment properties, the valuer uses assumptions and estimates that reflect, amongst other factors, comparable market transactions in an active market, lease/right of use income from current leases/rights of use and assumptions about lease/right of use income from future leases/rights of use in light of current market conditions, capitalization rates, terminal yield and reversionary income potential. Valuations were based on income and an open market value approach for all properties as follows:

December 31,

2013 2012

US$’000

Fair value of the investment properties 5,418,000 4,284,000

In estimating the fair value of the properties, the highest and best use of the properties is their current use. The fair value of the Group’s investment properties was measured on Level 3 fair value measurement.

The following amounts have been recognized in the consolidated income statement:

Year ended December 31,

2013 2012

US$’000

Mall income 324,388 239,073

Direct operating expenses arising from investment properties that generate right of use income 35,622 31,583

Direct operating expenses that did not generate right of use income 1,948 2,292

5.3 **NOTES TO THE**
CONSOLIDATED FINANCIAL STATEMENTS

14. PROPERTY AND EQUIPMENT, NET — GROUP

The movements of property and equipment for the year are as follows:

	Leasehold interests in land	Land improvements	Buildings and building improvements	Leasehold improvements	Vehicles US$'000	Ferries	Furniture, fittings & equipment	Construction-in-progress	Total
At January 1, 2012									
Cost	628,860	146,871	2,673,434	6,433	20,198	249,535	698,484	3,035,511	7,459,326
Accumulated depreciation	(32,162)	(40,670)	(528,128)	(5,708)	(12,932)	(41,668)	(548,372)	—	(1,209,640)
At January 1, 2012	596,698	106,201	2,145,306	725	7,266	207,867	150,112	3,035,511	6,249,686
Year ended December 31, 2012									
Opening net book amount	596,698	106,201	2,145,306	725	7,266	207,867	150,112	3,035,511	6,249,686
Additions	1,760	937	26,843	11	13,233	49	191,483	778,358	1,012,674
Adjustments to project costs	—	—	(5,010)	—	—	—	(13)	224	(4,799)
Disposals	—	—	(93)	—	(244)	—	(606)	(291)	(1,234)
Transfers	(14,519)	70,053	2,362,501	363	—	—	160,402	(2,748,621)	(169,821)
Impairment	—	—	(12,313)	—	—	—	(2,774)	(100,743)	(115,830)
Depreciation	(10,179)	(12,045)	(183,908)	(424)	(4,449)	(12,485)	(101,596)	—	(325,086)
Exchange difference	(1,136)	283	6,224	(6)	18	—	577	5,180	11,140
Closing net book amount	572,624	165,429	4,339,550	669	15,824	195,431	397,585	969,618	6,656,730
At January 1, 2013									
Cost	614,965	218,251	5,065,527	6,829	31,656	249,584	1,028,187	969,618	8,184,617
Accumulated depreciation	(42,341)	(52,822)	(725,977)	(6,160)	(15,832)	(54,153)	(630,602)	—	(1,527,887)
At January 1,2013	572,624	165,429	4,339,550	669	15,824	195,431	397,585	969,618	6,656,730
Year ended December 31, 2013									
Opening net book amount	**572,624**	**165,429**	**4,339,550**	**669**	**15,824**	**195,431**	**397,585**	**969,618**	**6,656,730**
Additions	**738**	**845**	**28,321**	**65**	**7,753**	**—**	**63,924**	**446,358**	**548,004**
Adjustments to project costs	**—**	**152**	**(420)**	**—**	**—**	**—**	**1,816**	**—**	**1,548**
Disposals	**—**	**(62)**	**(1,900)**	**—**	**(25)**	**(8)**	**(647)**	**(4,978)**	**(7,620)**
Transfers	**—**	**40,174**	**860,762**	**15**	**1,593**	**—**	**56,473**	**(968,605)**	**(9,588)**
Depreciation	**(13,552)**	**(16,942)**	**(276,608)**	**(396)**	**(5,050)**	**(12,487)**	**(138,341)**	**—**	**(463,376)**
Exchange difference	**185**	**(123)**	**(3,075)**	**(10)**	**(6)**	**—**	**(284)**	**201**	**(3,112)**
Closing net book amount	**559,995**	**189,473**	**4,946,630**	**343**	**20,089**	**182,936**	**380,526**	**442,594**	**6,722,586**
At December 31, 2013									
Cost	**615,888**	**259,203**	**5,948,308**	**6,781**	**40,744**	**249,574**	**1,131,003**	**442,594**	**8,694,095**
Accumulated depreciation	**(55,893)**	**(69,730)**	**(1,001,678)**	**(6,438)**	**(20,655)**	**(66,638)**	**(750,477)**	**—**	**(1,971,509)**
At December 31, 2013	**559,995**	**189,473**	**4,946,630**	**343**	**20,089**	**182,936**	**380,526**	**442,594**	**6,722,586**

Interest expense of US$5.4 million (Note 9) (2012: US$50.2 million) and other direct costs of US$21.4 million (2012: US$15.8 million) have been capitalized for the year ended December 31, 2013.

144

SANDS CHINA LTD. Annual Report 2013

14. PROPERTY AND EQUIPMENT, NET — GROUP (CONTINUED)

Equipment includes the following amounts where the Group is the lessee under finance leases:

	December 31, 2013 US$'000	2012
Cost	**10,296**	8,358
Accumulated depreciation	**(2,307)**	(1,209)
Net book amount	**7,989**	7,149

The Group leases various equipment under non-cancelable finance lease agreements. The lease terms are between two and five years and ownership of the assets resides with the Group.

The Group received land concessions from the Macao Government to build on Parcels 1, 2, 3 and 5 and 6 of Cotai, including the sites on which The Venetian Macao (Parcel 1), The Plaza Macao (Parcel 2) and Sands Cotai Central (Parcels 5 and 6) are, and The Parisian Macao (Parcel 3) will be, located. The Group does not own these land sites; however, the land concession, which has an initial term of 25 years and is renewable at the Group's option, in accordance with Macao law, grants the Group exclusive use of the land. As specified in the land concession, the Group is required to pay premiums, which are either payable in a single lump sum upon acceptance of the land concession or in seven semi-annual installments bearing interest at 5.0% per annum, as well as annual rent for the term of the land concession, which may be revised every five years by the Macao Government. The land lease premiums for Parcels 1, 2 and 3 and 5 and 6 have been fully paid. The finance lease obligations for land are disclosed in Note 28(a).

The Group's rights arising from the land concession of the parcels are collateralized by a first-priority security for the Group's indebtedness under the 2011 VML Credit Facility (see Note 27 (a)). In addition, the Group's rights over the parcels of land are charged as security to a financial institution for issuing a bank guarantee to the Macao Government to guarantee the annual rent payments.

During the year ended December 31, 2013, the Group made a payment of US$44.5 million (2012: US$42.3 million) as final payment of the land premium for Sands Cotai Central.

145

5.3 **NOTES TO THE** CONSOLIDATED FINANCIAL STATEMENTS

15. FINANCIAL INSTRUMENTS BY CATEGORY

		Group			Company
	Note	Financial assets at fair value through profit or loss	Loans and receivables US$'000	Total	Loans and receivables US$'000
Assets					
At December 31, 2013					
Financial assets at fair value through profit or loss	18	**15**	**—**	**15**	**—**
Notes receivables from subsidiaries	32(b)	**—**	**—**	**—**	**192,302**
Trade and other receivables, net	20	**—**	**780,373**	**780,373**	**427,746**
Restricted cash and cash equivalents	21	**—**	**5,663**	**5,663**	**—**
Cash and cash equivalents	23	**—**	**2,943,424**	**2,943,424**	**81,968**
Deposits	19	**—**	**1,286**	**1,286**	**—**
Total		**15**	**3,730,746**	**3,730,761**	**702,016**
At December 31, 2012					
Financial assets at fair value through profit or loss	18	183	—	183	—
Notes receivables from subsidiaries	32(b)	—	—	—	187,456
Trade and other receivables, net	20	—	749,446	749,446	381,247
Restricted cash and cash equivalents	21	—	4,479	4,479	—
Cash and cash equivalents	23	—	1,948,414	1,948,414	105,046
Deposits	19	—	1,951	1,951	—
Total		183	2,704,290	2,704,473	673,749

	Note	Group Financial liabilities at amortized cost US$'000	Company Financial liabilities at amortized cost US$'000
Liabilities			
At December 31, 2013			
Trade and other payables	26	**1,306,828**	**13,071**
Borrowings	27	**3,229,689**	**—**
Total		**4,536,517**	**13,071**
At December 31, 2012			
Trade and other payables	26	1,212,567	27,787
Borrowings	27	3,260,584	—
Total		4,473,151	27,787

146

SANDS CHINA LTD. Annual Report 2013

16. INTANGIBLE ASSETS, NET — GROUP

	Trademarks	Computer software	Show production costs	Total
		US$'000		
At January 1, 2012				
Cost	171	21,199	39,083	60,453
Accumulated amortization	(109)	(14,358)	(14,162)	(28,629)
At January 1, 2012	62	6,841	24,921	31,824
Year ended December 31, 2012				
Opening net book amount	62	6,841	24,921	31,824
Additions	—	12,110	—	12,110
Impairment	—	(95)	(24,339)	(24,434)
Amortization	(12)	(2,715)	(566)	(3,293)
Exchange difference	—	11	(16)	(5)
Closing net book amount	50	16,152	—	16,202
At December 31, 2012				
Cost	171	33,358	—	33,529
Accumulated amortization	(121)	(17,206)	—	(17,327)
At December 31, 2012	50	16,152	—	16,202
Year ended December 31, 2013				
Opening net book amount	**50**	**16,152**	**—**	**16,202**
Additions	**—**	**9,606**	**—**	**9,606**
Adjustments to project costs	**—**	**(686)**	**—**	**(686)**
Amortization	**(10)**	**(4,947)**	**—**	**(4,957)**
Exchange difference	**—**	**(18)**	**—**	**(18)**
Closing net book amount	**40**	**20,107**	**—**	**20,147**
At December 31, 2013				
Cost	**171**	**42,252**	**—**	**42,423**
Accumulated amortization	**(131)**	**(22,145)**	**—**	**(22,276)**
At December 31, 2013	**40**	**20,107**	**—**	**20,147**

147

5.3 **NOTES TO THE** CONSOLIDATED FINANCIAL STATEMENTS

17. DEFERRED INCOME TAX ASSETS — GROUP

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off and when the deferred income taxes relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

The movements of the deferred tax assets are as follows:

	Decelerated depreciation allowance	Tax losses	Accrued employee benefit expenses	Total
		US$'000		
At January 1, 2012	18	12	—	30
Credit for the year	23	—	100	123
At January 1, 2013	41	12	100	153
Credit/(charge) for the year	17	(1)	26	42
At December 31, 2013	**58**	**11**	**126**	**195**

Deferred tax assets are recognized for tax loss carryforwards to the extent that realization of the related tax benefit through future taxable profits is probable. The unrecognized deferred income tax assets in respect of losses that can be carried forward against future taxable income and pre-opening expenses are as follows:

	December 31, 2013	2012
	US$'000	
Arising from unused tax losses	**244,605**	191,539
Arising from pre-opening expenses	**32,432**	42,292
	277,037	233,831

As at December 31, 2013, subject to the agreement by tax authorities, out of the total unrecognized tax losses of approximately US$1,983.8 million (2012: US$1,546.5 million), approximately US$145.5 million (2012: US$131.2 million) can be carried forward indefinitely. The remaining amount of approximately US$1,838.3 million (2012: US$1,415.3 million) will expire in one to five years.

148

SANDS CHINA LTD. Annual Report 2013

18. FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS — GROUP

The Group’s financial assets at fair value through profit or loss are derivative financial instruments, which consist of six (2012: seven) interest rate cap agreements (collectively, the “Cap Agreements”) that the Group uses to manage the interest rate risk associated with the Group’s variable-rate borrowings (see Note 27). The notional principal amounts of the outstanding Cap Agreements as at December 31, 2013 were US$1.60 billion (2012: US$1.68 billion). The Cap Agreements do not qualify for hedge accounting and are stated at fair value based on quoted market values from the financial institutions holding the agreements.

Changes in fair values of financial assets at fair value through profit or loss are recorded in “Other expenses and losses” in the consolidated income statement (Note 8).

19. OTHER ASSETS, NET — GROUP

December 31,

2013 2012

US$’000

Tenant improvement allowance 24,529 24,543

Less: amortization of tenant improvement allowance (16,441) (14,654)

Deferred leasing fees 12,760 12,162

Less: amortization of deferred leasing fees (11,024) (10,594)

Other deferred incentive allowance 7,375 6,379

Less: amortization of other deferred incentive allowance (3,647) (3,267)

Deposits 1,286 1,951

Other 17,723 19,599

32,561 36,119

The maximum exposure to credit risk at the reporting date for deposits and others is their carrying values. No impairment charges related to these assets were recorded during the year ended December 31, 2013 (2012: same).

The deposits are denominated in the following currencies:

2013 2012

US$’000

HK$ 886 894

MOP 214 175

Renminbi (“RMB”) 186 178

US$ — 704

1,286 1,951

December 31,

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

20. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET

Group Company

December 31, December 31,

2013 2012 2013 2012

Note US$’000 US$’000

Trade receivables 936,353 874,422 — —

Less: provision for doubtful trade receivables (171,957) (140,231) — —

Trade receivables, net (a) 764,396 734,191 — —

Other receivables 12,927 13,028 87 52

Notes’ interest receivable from subsidiaries 32(b) — — 1,226 1,216

Receivables from related companies — non-trade 32(c) 3,050 2,227 426,433 379,979

Other receivables 15,977 15,255 427,746 381,247

Prepayments 35,714 30,296 115 123

Deferred rent 118,081 108,724 — —

Less: amortization of deferred rent (96,119) (79,380) — —

provision for doubtful deferred rent (1,731) (12,082) — —

Prepayments, net 55,945 47,558 115 123

Trade and other receivables and prepayments, net 836,318 797,004 427,861 381,370

Less: non-current portion:

prepayments (774) — — —

deferred rent (14,618) (12,196) — —

(15,392) (12,196) — —

Current portion 820,926 784,808 427,861 381,370

SANDS CHINA LTD. Annual Report 2013

20. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)

The trade and other receivables, net of provision, are denominated in the following currencies:

	Group December 31,		Company December 31,	
	2013	2012	**2013**	2012
	US$'000		US$'000	
HK$	**734,139**	717,370	**86**	45
MOP	**42,633**	29,647	**1**	4
US$	**3,597**	2,410	**427,659**	381,198
Other currencies	**4**	19	**—**	—
	780,373	749,446	**427,746**	381,247

(a) Trade receivables, net, of the Group

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

	December 31,	
	2013	2012
	US$'000	
0–30 days	**705,837**	673,102
31–60 days	**19,557**	23,295
61–90 days	**15,728**	20,571
Over 90 days	**23,274**	17,223
	764,396	734,191

The carrying values of trade receivables approximate their fair values at each balance sheet date. The maximum exposure to credit risk is the fair values of trade receivables at each balance sheet date.

Trade receivables mainly consist of casino receivables. The Group extends credit to approved casino customers following background checks and investigations of creditworthiness. Credit is granted to certain gaming promoters on a revolving basis. All gaming promoter credit lines are generally subject to monthly review and regular settlement procedures to evaluate the current status of liquidity and financial health of these gaming promoters. Credit is granted based on the performance and financial background of the gaming promoter and, if applicable, the gaming promoter's guarantor. The receivables from gaming promoters can be offset against the commissions payable and front money deposits made by the gaming promoters. Absent special approval, the credit period granted to selected premium and mass market players is typically 7-15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit subject to terms of the relevant credit agreement. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security.

151

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

20. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED) (a) Trade receivables, net, of the Group (continued)

The Group currently has a legally enforceable right to offset the commissions payable and front money deposits against the casino receivables and intends to settle on a net basis. As at December 31, 2013, the gross amount of casino receivables after provision for doubtful accounts was US$790.0 million (2012: US$728.3 million). As at December 31, 2013, the commissions payable and front money deposits in an aggregate amount of US$177.1 million (2012: US$127.9 million) have been offset against the casino receivables, resulting in net amounts of casino receivables after provision for doubtful accounts of US$612.9 million (2012: US$600.4 million).

As at December 31, 2013, included in trade receivables after provision for doubtful accounts are casino receivables of US$612.9 million (2012: US$600.4 million). There is a concentration of credit risk related to net casino receivables as 44.2% (2012: 45.5%) of the casino receivables as at December 31, 2013 were from the top five customers. Other than casino receivables, there is no other concentration of credit risk with respect to trade receivables as the Group has a large number of customers. The Group has policies to mitigate concentration of credit risk (see Note 3(a)(ii)) and believes its provision is adequate.

As at December 31, 2013, net trade receivables of approximately US$85.7 million (2012: US$75.8 million) were past due but not impaired. These relate to a number of independent customers that have a good track record with the Group. Extension of the credit period, with terms and conditions subject to special approvals, has been granted to these customers. The aging analysis of these trade receivables that were past due but not impaired based on the original terms is as follows:

December 31,

2013 2012

US$’000

Past due 1–30 days 28,849 30,704

Past due 31–60 days 21,993 21,709

Past due 61–90 days 6,170 5,930

Past due over 90 days 28,677 17,475

85,689 75,818

SANDS CHINA LTD. Annual Report 2013

20.	TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)
(a)	Trade receivables, net, of the Group (continued)

As at December 31, 2013, trade receivables of US$179.4 million (2012: US$157.3 million) were past due and partially impaired. As at December 31, 2013, the amount of the provision was US$142.1 million (2012: US$117.7 million). The receivables mainly relate to casino customers and mall retailers, which are in unexpected difficult economic situations. It was assessed that a portion of the receivables is expected to be recovered and thus not impaired. The aging of these past due receivables is as follows:

December 31,

2013 2012

US$’000

Past due 1–30 days 3,356 269

Past due 31–60 days 6,264 21,987

Past due 61–90 days 5,272 6,302

Past due over 90 days 164,478 128,752

179,370 157,310

The Group maintains an allowance for doubtful accounts and regularly evaluates the balances. The factors the Group considered in determining whether allowance for doubtful accounts were made are disclosed in Note 3(a) (ii).

Movements of provision of doubtful trade receivables are as follows:

December 31,

2013 2012

US$’000

At beginning of year 140,231 91,928

Provision made for the year 82,725 72,838

Amounts written back (26,203) (15,955)

Amounts written-off (24,716) (8,787)

Exchange difference (80) 207

At end of year 171,957 140,231

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

20. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED) (b) Other receivables and deferred rent

The carrying values of other receivables approximate their fair values at each balance sheet date, which also represent the Group’s maximum exposure to credit risk as at December 31, 2013. The Group holds security deposits, bank guarantees and letters of credit for certain other receivables and deferred rent. Impairment charges of US$0.1 million (2012: US$1.3 million) related to deferred rent were recorded for the year ended December 31, 2013 and included in “Other expenses and losses” in the consolidated income statement. Amounts are charged to the provision account and generally written off when the recoverability is remote.

21. RESTRICTED CASH AND CASH EQUIVALENTS — GROUP

December 31,

2013 2012

US$’000

Cash at bank 655 471

Short-term bank deposit 5,008 4,008

5,663 4,479

Restricted cash and cash equivalents represent sinking funds set aside to cover the costs of capital expenses, including repairs, renovations, replacements and maintenance of a substantial but infrequent or irregular nature of the Group’s shopping malls. The restricted cash and cash equivalents are denominated in MOP (2012: same).

As at December 31, 2013, the effective interest rate on the short-term bank deposit is 1.00% (2012: 1.27%). The deposit has a maturity of 88 days (2012: 88 days).

The maximum exposure to credit risk is the carrying amount of restricted cash and cash equivalents at each balance sheet date.

22. INVENTORIES — GROUP

December 31,

2013 2012

US$’000

Food and beverage 7,519 7,837

Retail products 2,402 3,302

Ferry parts 1,384 1,383

General operating supplies and other 2,056 2,547

13,361 15,069

As at December 31, 2013, all inventories were carried at cost (2012: same).

SANDS CHINA LTD. Annual Report 2013

23. CASH AND CASH EQUIVALENTS

	Group December 31, 2013 US$'000	Group December 31, 2012 US$'000	Company December 31, 2013 US$'000	Company December 31, 2012 US$'000
Cash at bank and on hand	**892,944**	698,926	**3,490**	2,300
Short-term bank deposits	**2,050,480**	1,249,488	**78,478**	102,746
	2,943,424	1,948,414	**81,968**	105,046

The cash and cash equivalents are denominated in the following currencies:

	Group December 31, 2013 US$'000	Group December 31, 2012 US$'000	Company December 31, 2013 US$'000	Company December 31, 2012 US$'000
HK$	**2,780,541**	1,700,170	**77,339**	89,297
MOP	**59,995**	93,828	**1,936**	8,334
US$	**51,933**	26,387	**2,693**	7,415
Singapore dollar	**26,725**	123,399	**—**	—
Japanese Yen	**19,426**	3,156	**—**	—
RMB	**4,804**	1,474	**—**	—
	2,943,424	1,948,414	**81,968**	105,046

As at December 31, 2013, the effective interest rates on short-term bank deposits ranged from 0.8% to 1.3% (2012: 0.1% to 1.5%) per annum. These deposits have maturities ranging from 9 to 88 days (2012: 2 to 88 days).

The carrying values of cash equivalents are their fair values as at December 31, 2013 (2012: same).

The maximum credit exposure of cash and cash equivalents of the Group and the Company as at December 31, 2013, amounted to US$2,749.9 million and US$82.0 million, respectively (2012: US$1,768.0 million and US$105.0 million, respectively).

155

5.3 **NOTES TO THE** CONSOLIDATED FINANCIAL STATEMENTS

24. SHARE CAPITAL

	Ordinary shares of US$0.01 each	US$'000
Authorized		
At January 1, 2012, December 31, 2012 and December 31, 2013	16,000,000,000	160,000
Issued and fully paid:		
At January 1, 2012	8,049,283,284	80,493
Shares issued upon exercise of share options	6,130,975	61
At December 31, 2012	8,055,414,259	80,554
Shares issued upon exercise of share options	7,779,586	78
At December 31, 2013	**8,063,193,845**	**80,632**

25. RESERVES

(a) Group

The amount of the Group's reserves and the movements therein for the current and prior years are set out in the consolidated statement of changes in equity.

(i) Capital reserve

The capital reserve represents the combined share premium of Venetian Venture Development Intermediate Limited ("VVDIL"), Cotai WaterJets (HK) Limited and CotaiJet Holdings (II) Limited.

(ii) Statutory reserve

The statutory reserve represents amounts set aside from the income statement that are not distributable to Shareholders/quotaholders of the group companies incorporated.

The Macao Commercial Code #432 requires that companies incorporated in Macao that are limited by shares should set aside a minimum of 10% of the company's profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 25% of the company's capital.

For companies incorporated in Macao that are limited by quotas, the Macao Commercial Code #377 requires that a company should set aside a minimum of 25% of the company's profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 50% of the company's capital.

156

SANDS CHINA LTD. Annual Report 2013

25. RESERVES (CONTINUED)

(b) Company

	Capital reserve	Share premium	Share-based compensation reserves	Currency translation reserve	Accumulated losses	Total
			US$'000			
Balance at January 1, 2012	105,533	2,131,283	12,098	(5,215)	(21,330)	2,222,369
Profit for the year	—	—	—	—	1,116,456	1,116,456
Other comprehensive income for the year, net of tax	—	—	—	5,826	—	5,826
Total comprehensive income	—	—	—	5,826	1,116,456	1,122,282
Exercise of share options	—	11,511	—	—	—	11,511
Transfer to share premium upon exercise of share options	—	7,434	(7,434)	—	—	—
Forfeiture of share options	—	—	(103)		103	—
Share-based compensation of the Company	—	—	10,594	—	—	10,594
Dividends to equity holders of the Company	—	—	—	—	(1,201,488)	(1,201,488)
Balance at December 31, 2012	**105,533**	**2,150,228**	**15,155**	**611**	**(106,259)**	**2,165,268**
Profit for the year	**—**	**—**	**—**	**—**	**1,412,456**	**1,412,456**
Other comprehensive loss for the year, net of tax	**—**	**—**	**—**	**(2,009)**	**—**	**(2,009)**
Total comprehensive income	**—**	**—**	**—**	**(2,009)**	**1,412,456**	**1,410,447**
Exercise of share options	**—**	**19,296**	**—**	**—**	**—**	**19,296**
Transfer to share premium upon exercise of share options	**—**	**10,971**	**(10,971)**	**—**	**—**	**—**
Share-based compensation of the Company	**—**	**—**	**12,470**	**—**	**—**	**12,470**
Dividends to equity holders of the Company (Note 12)	**—**	**—**	**—**	**—**	**(1,381,546)**	**(1,381,546)**
Balance at December 31, 2013	**105,533**	**2,180,495**	**16,654**	**(1,398)**	**(75,349)**	**2,225,935**

The profit/loss attributable to equity holders of the Company is dealt with in the financial statements of the Company to the extent of a profit of US$1.41 billion (2012: US$1.12 billion).

157

5.3 **NOTES TO THE** CONSOLIDATED FINANCIAL STATEMENTS

26. TRADE AND OTHER PAYABLES

	Note	Group December 31, 2013 US$'000	Group December 31, 2012 US$'000	Company December 31, 2013 US$'000	Company December 31, 2012 US$'000
Trade payables	(a)	**29,525**	21,425	**4**	9
Outstanding chips and other casino liabilities		**604,665**	520,057	**—**	—
Other tax payables		**419,574**	308,052	**206**	450
Deposits		**255,891**	213,681	**—**	—
Construction payables and accruals		**172,164**	214,760	**—**	—
Accrued employee benefit expenses		**132,340**	105,522	**—**	—
Interest payables		**31,797**	27,091	**—**	—
Payables to related companies — non-trade	32(c)	**12,201**	12,430	**12,702**	26,050
Other payables and accruals		**125,804**	115,798	**365**	1,728
		1,783,961	1,538,816	**13,277**	28,237
Less: non-current portion		**(59,618)**	(35,542)	**—**	—
Current portion		**1,724,343**	1,503,274	**13,277**	28,237

The trade and other payables are denominated in the following currencies:

	Group December 31, 2013 US$'000	Group December 31, 2012 US$'000	Company December 31, 2013 US$'000	Company December 31, 2012 US$'000
HK$	**836,423**	698,996	**120**	11,257
MOP	**429,133**	487,660	**7,375**	7,357
US$	**38,287**	24,939	**5,576**	9,144
Other currencies	**2,985**	972	**—**	29
	1,306,828	1,212,567	**13,071**	27,787

158

SANDS CHINA LTD. Annual Report 2013

26. TRADE AND OTHER PAYABLES (CONTINUED) (a) Trade payables of the Group

The aging analysis of trade payables is as follows:

December 31,

2013 2012

US$’000

0–30 days 18,086 13,106

31–60 days 8,892 4,917

61–90 days 1,297 2,237

Over 90 days 1,250 1,165

29,525 21,425

27. BORROWINGS — GROUP

December 31,

2013 2012

Note US$’000

Non-current portion

Bank loans, secured (a) 3,008,315 3,209,839

Finance lease liabilities on leasehold interests

in land, secured 28 78,341 82,189

Other finance lease liabilities, secured 28 5,523 5,465

3,092,179 3,297,493

Less: deferred financing costs (69,276) (85,825)

3,022,903 3,211,668

Current portion

Bank loans, secured (a) 200,554 —

Finance lease liabilities on leasehold interests

in land, secured 28 3,845 47,069

Other finance lease liabilities, secured 28 2,387 1,847

206,786 48,916

Total borrowings 3,229,689 3,260,584

5.3 **NOTES TO THE**
CONSOLIDATED FINANCIAL STATEMENTS

27. BORROWINGS — GROUP (CONTINUED)

The Group's borrowings are denominated in the following currencies:

	December 31, 2013	2012
	US$'000	
US$	**1,476,412**	1,473,721
HK$	**1,357,504**	1,347,028
MOP	**395,773**	439,835
	3,229,689	3,260,584

The maturities of bank loans are as follows:

	December 31, 2013	2012
	US$'000	
Repayable within 1 year	**200,554**	—
Repayable between 1 and 2 years	**922,550**	200,096
Repayable between 2 and 5 years	**2,085,765**	3,009,743
	3,208,869	3,209,839

The estimated fair value of the Group's bank loans as at December 31, 2013 was approximately US$3.19 billion (2012: US$3.13 billion).

(a) 2011 VML Credit Facility

On September 22, 2011, two subsidiaries of the Group, VMLF, the Borrower, and VML, as guarantor, entered into the 2011 VML Credit Facility, providing for up to US$3.7 billion (or equivalent in HK$ or MOP), which consists of a US$3.2 billion term loan (the "2011 VML Term Facility") that was fully drawn on November 15, 2011, and a US$500.0 million revolving facility (the "2011 VML Revolving Facility"), none of which was drawn as at December 31, 2013, that is available until October 15, 2016. Borrowings under the facility were used to repay outstanding indebtedness under previous credit facilities (the "VML Credit Facility" and the "VOL Credit Facility") and will be used for working capital requirements and general corporate purposes, including for the development, construction and completion of certain components of Sands Cotai Central.

The indebtedness under the 2011 VML Credit Facility is guaranteed by VML, VCL, VOL and certain of the Group's other foreign subsidiaries (collectively, the "2011 VML Guarantors"). The obligations under the 2011 VML Credit Facility are collateralized by a first-priority security interest in substantially all of the Borrower's and the 2011 VML Guarantors' assets, other than (1) capital stock and similar ownership interests, (2) certain furniture, fixtures, fittings and equipment and (3) certain other excluded assets. Net book value of the property and equipment pledged as at December 31, 2013 was US$7.04 billion (2012: US$7.24 billion).

160

SANDS CHINA LTD. Annual Report 2013

27. BORROWINGS — GROUP (CONTINUED) (a) 2011 VML Credit Facility (continued)

The 2011 VML Term Facility will mature on November 15, 2016. Commencing with the quarterly period ending December 31, 2014, and at the end of each subsequent quarter through September 30, 2015, the Borrower is required to repay the outstanding 2011 VML Term Facility on a pro rata basis in an amount equal to 6.25% of the aggregate principal amount outstanding as at November 15, 2011. Commencing with the quarterly period ending December 31, 2015, and at the end of each subsequent quarter through June 30, 2016, the Borrower is required to repay the outstanding 2011 VML Term Facility on a pro rata basis in an amount equal to 10.0% of the aggregate principal amount outstanding as at November 15, 2011. The remaining balance on the 2011 VML Term Facility and any balance on the 2011 VML Revolving Facility are due on the maturity date. In addition, the Borrower is required to further repay the outstanding 2011 VML Term Facility with a portion of its excess free cash flow (as defined by the 2011 VML Credit Facility) after the end of each year, unless the Borrower is in compliance with a specified consolidated leverage ratio (the “CLR”).

Borrowings under the 2011 VML Credit Facility bear interest at either the adjusted Eurodollar rate or an alternative base rate (in the case of US$ denominated loans) or Hong Kong Interbank Offerred Rate (“HIBOR”) (in the case of HK$ and MOP denominated loans), as applicable, plus an initial spread of 2.25%. Beginning May 14, 2012, the spread for all outstanding loans is subject to reduction based on the CLR (interest rates set at 1.7% for the US$, HK$ and MOP denominated loans as at December 31, 2013). The Borrower will also pay standby fees of 0.5% per annum on the undrawn amounts under the 2011 VML Revolving Facility (which commenced September 30, 2011) and the 2011 VML Term Facility (which commenced October 31, 2011). The weighted average interest rate on the 2011 VML Credit Facility was 1.8% (2012: 2.1%) during the year ended December 31, 2013.

To meet the requirements of the 2011 VML Credit Facility, the Group entered into four interest rate cap agreements in September 2012 with a combined notional amount of US$1.3 billion, which expire in November 2014. During 2013, the Group entered into two additional interest rate cap agreements with a combined notional amount of US$300.0 million, which expire in November 2014. The provisions of the interest rate cap agreements entitle the Borrower to receive from the counterparty the amounts, if any, by which the selected market interest rate exceeds the strike rate (which range from 2.0% to 2.25%). These interest rate cap agreements were in addition to the following interest rate cap agreements for the VML and VOL Credit Facilities. To meet the requirements of the previous VML Credit Facility, the Borrower entered into an interest rate cap agreement in September 2009 with a notional amount of US$1.59 billion, which expired in September 2012. The provisions of the interest rate cap agreement entitled the Borrower to receive from the counterparty the amounts, if any, by which the selected market interest rate exceeded the strike rate of 9.5%. To meet the requirements of the previous VOL Credit Facility, VOL entered into three interest rate cap agreements in September 2010 with a combined notional amount of US$375.0 million, which expired in September 2013. The provisions of the interest rate cap agreement entitled VOL to receive from the counterparty the amounts, if any, by which the selected market interest rate exceeded the strike rate of 3.5%. There was no net effect on interest expense as a result of the interest rate cap agreements for the year ended December 31, 2013 (2012: same).

The 2011 VML Credit Facility contains affirmative and negative covenants customary for such financings, including, but not limited to, limitations on liens, loans and guarantees, investments, acquisitions and asset sales, restricted payments and other distributions, affiliate transactions, certain capital expenditures and use of proceeds from the facility. The 2011 VML Credit Facility also requires the Borrower and VML to comply with financial covenants, including maximum ratios of total indebtedness to Adjusted EBITDA and minimum ratios of Adjusted EBITDA to net interest expense. The maximum leverage ratio is 4.0:1.0 for the quarterly periods ending December 31, 2013 through December 31, 2014, decreases to 3.5:1.0 for the quarterly periods ending March 31 through December 31, 2015, and then decreases to, and remains at, 3.0:1.0 for all quarterly periods thereafter through maturity. The 2011 VML Credit Facility also contains events of default customary for such financings.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

27. BORROWINGS — GROUP (CONTINUED) (a) 2011 VML Credit Facility (continued)

The Group is currently in the process of amending and restating its 2011 VML Credit Facility. The amendment will allow each lender holding term loans under the 2011 VML Credit Facility to extend the maturity of its term loans to 2020 and will provide for new revolving loan commitments of US$2.0 billion. The Group will also have the option to raise incremental senior secured and unsecured debt under existing baskets within the amended credit facility. Proceeds from the amended credit facility, together with cash on hand, may be used to repay outstanding term loans that are not extended under the amended credit facility and fund ongoing development projects pursuant to the terms of the amended credit facility and general corporate operations. The amendment, which is subject to approval of the lenders and certain Macao Government approvals, is anticipated to close during the first quarter of 2014. In conjunction with the amendment, the Group anticipates recording a loss on modification or extinguishment of debt.

(b) Ferry Financing

In January 2008, in order to finance the purchase of ten ferries, which were respectively owned by ten ferry owning companies that are subsidiaries within the Group, Cotai Ferry Company Limited, a subsidiary within the Group, entered into a HK$1.21 billion (approximately US$155.9 million at exchange rates in effect on December 31, 2013) secured credit facility, which was available for borrowing for up to 18 months after closing. The proceeds from the secured credit facility were used to reimburse related companies for cash spent to date on the construction of the ferries and to finance the completion of the remaining ferries. The facility was collateralized by the ferries and guaranteed by VML.

In July 2008, the Group exercised the accordion option on the secured credit facility agreement that financed the Group’s original ten ferries and executed a supplement to the secured credit facility agreement. The supplement increased the secured credit facility by an additional HK$561.6 million (approximately US$72.4 million at exchange rates in effect on December 31, 2013). The proceeds from this supplemental facility were used to reimburse related companies for cash spent to date on construction of four additional ferries and to finance the remaining progress payments on those ferries. The supplemental facility was collateralized by the additional ferries and guaranteed by VML.

The facility, as amended on August 20, 2009, was set to mature in December 2015 and was subject to 26 quarterly payments of HK$68.1 million (approximately US$8.8 million at exchange rates in effect on December 31, 2013), which commenced in October 2009.

As part of the amendment, the credit spread increased by 50 basis points to 2.5% per annum for borrowings made in HK$ and accrued interest at HIBOR, or 2.5% per annum for borrowings made in US$ and accrued interest at LIBOR. The weighted average interest rate for the facility was 2.9% for the year ended December 31, 2012.

The Group repaid the US$131.6 million outstanding balance under the ferry financing facility and recorded a US$1.8 million loss on early retirement of debt during the year ended December 31, 2012.

SANDS CHINA LTD. Annual Report 2013

28. FINANCE LEASE LIABILITIES — GROUP

The Group is a lessee under finance leases for land and equipment.

Lease liabilities are effectively secured, as the rights of the leased assets will revert to the lessor in the event of default.

(a) The future minimum lease payments (including interest) and the present value of the minimum lease payments under finance lease obligations for land are as follows:

December 31,

2013 2012

US$’000

Minimum finance lease payments:

No later than 1 year 5,249 49,696

Later than 1 year and no later than 2 years 5,249 5,249

Later than 2 years and no later than 5 years 15,748 15,748

Later than 5 years 221,160 226,409

247,406 297,102

Future finance charges on finance lease obligations (165,220) (167,844)

Present value of finance lease liabilities 82,186 129,258

Present value of minimum finance lease payments:

No later than 1 year 3,845 47,069

Later than 1 year and no later than 2 years 3,657 3,845

Later than 2 years and no later than 5 years 9,933 10,443

Later than 5 years 64,751 67,901

82,186 129,258

(b) The future minimum lease payments (including interest) and the present value of the minimum lease payments under finance lease obligations for equipment are as follows:

December 31,

2013 2012

US$’000

Minimum finance lease payments:

No later than 1 year 2,625 2,073

Later than 1 year and no later than 2 years 2,236 1,713

Later than 2 years and no later than 5 years 3,517 4,039

8,378 7,825

Future finance charges on finance lease obligations (468) (513)

Present value of finance lease liabilities 7,910 7,312

Present value of minimum finance lease payments:

No later than 1 year 2,387 1,847

Later than 1 year and no later than 2 years 2,099 1,570

Later than 2 years and no later than 5 years 3,424 3,895

7,910 7,312

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

29. NOTE TO CONSOLIDATED STATEMENT OF CASH FLOWS

Cash generated from operations is as follows:

Year ended December 31,

2013 2012

US$’000

Profit before income tax 2,216,786 1,237,523

Adjustments for:

Interest income (13,591) (15,547)

Interest and other finance costs 62,490 33,302

Depreciation and amortization 499,339 354,021

Amortization of deferred financing costs 24,435 24,133

Amortization of deferred rent 7,002 7,703

Amortization of other assets 2,817 4,361

Loss on disposal of property and equipment and investment properties 18,987 96

Impairment loss — 143,649

Loss on early retirement of debt — 1,745

Provision for doubtful accounts 56,601 58,213

Share-based compensation expense, net of amounts capitalized 12,026 11,688

Fair value losses on financial assets at fair value through profit or loss 208 413

Net foreign exchange losses/(gains) 4,399 (6,925)

Changes in working capital:

Other assets (51) (13,370)

Inventories 1,697 (4,556)

Trade and other receivables and prepayments (102,609) (294,472)

Trade and other payables 290,089 360,813

Cash generated from operations 3,080,625 1,902,790

30. COMMITMENTS AND CONTINGENCIES (a) Capital commitments

Property and equipment commitments not provided for are as follows:

December 31,

2013 2012

US$’000

Contracted but not provided for 1,227,377 190,774

Authorized but not contracted for 2,031,275 553,083

3,258,652 743,857

SANDS CHINA LTD. Annual Report 2013

30. COMMITMENTS AND CONTINGENCIES (CONTINUED) (b) Operating lease commitments

(i) The Group as the lessee

The Group had future aggregate minimum lease payments under non-cancelable operating leases for property and equipment as follows:

December 31,

2013 2012

US$’000

No later than 1 year 5,205 3,915

Later than 1 year and no later than 5 years 2,178 1,313

7,383 5,228

(ii) The Group as the lessor/grantor of the right of use

The future aggregate minimum lease/base fee receivables under non-cancelable agreements are as follows:

December 31,

2013 2012

US$’000

No later than 1 year 211,985 149,898

Later than 1 year and no later than 5 years 570,900 350,717

Later than 5 years 330,818 163,844

1,113,703 664,459

Turnover fees earned during the year ended December 31, 2013 are US$109.9 million (2012: US$93.4 million).

(c) Litigation

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on the Group’s financial condition, results of operations or cash flows.

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

30. COMMITMENTS AND CONTINGENCIES (CONTINUED) (d) Cotai Strip development projects

Under the land concession for Sands Cotai Central, the Group is required to complete the development by May 2014. The land concession for The Parisian Macao contains a similar requirement, which was extended by the Macao Government in July 2012, that the development be completed by April 2016. The Group has applied for an extension from the Macao Government to complete Sands Cotai Central as it will be unable to meet the May 2014 deadline. Should the Group determine that it is unable to complete The Parisian Macao by April 2016, the Group would then also expect to apply for another extension from the Macao Government. If the Group is unable to meet The Parisian Macao deadline and the deadlines for either development are not extended, it could lose its land concessions for Sands Cotai Central or The Parisian Macao, which would prohibit the Group from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$4.24 billion or US$404.6 million in capitalized construction costs including land, as at December 31, 2013, related to Sands Cotai Central or The Parisian Macao, respectively.

(e) Concession and Subconcession

On June 26, 2002, the Macao Government granted a concession to operate casinos in Macao through June 26, 2022, subject to certain qualifications, to Galaxy, a consortium of Macao and Hong Kong-based investors. During December 2002, VML and Galaxy entered into a subconcession agreement that was recognized and approved by the Macao Government and allows VML to develop and operate casino projects, including the Sands Macao, The Venetian Macao, The Plaza Macao, Sands Cotai Central and The Parisian Macao, once opened, separately from Galaxy. Beginning on December 26, 2017, the Macao Government may redeem the subconcession agreement by providing the Group at least one year’s prior notice.

Under the subconcession, the Group is obligated to pay to the Macao Government an annual premium with a fixed portion and a variable portion based on the number and type of gaming tables it employs and gaming machines it operates. The fixed portion of the premium is equal to MOP30.0 million (approximately US$3.8 million at exchange rates in effect on December 31, 2013). The variable portion is equal to MOP300,000 per gaming table reserved exclusively for certain kinds of games or players, MOP150,000 per gaming table not so reserved and MOP1,000 per electrical or mechanical gaming machine, including slot machines (approximately US$37,558, US$18,779 and US$125, respectively, at exchange rates in effect on December 31, 2013), subject to a minimum of MOP45.0 million (approximately US$5.6 million at exchange rates in effect on December 31, 2013). The Group is also obligated to pay a special gaming tax of 35% of gross gaming revenues and applicable withholding taxes. The Group must also contribute 4% of its gross gaming revenue to utilities designated by the Macao Government, a portion of which must be used for promotion of tourism in Macao. Based on the number and types of gaming tables employed and gaming machines in operation as at December 31, 2013, the Group was obligated under its subconcession to make minimum future payments of approximately US$43.8 million in each of the next five years and approximately US$153.4 million thereafter. These amounts are expected to increase as the Group completes its remaining Cotai Strip developments.

SANDS CHINA LTD. Annual Report 2013

30. COMMITMENTS AND CONTINGENCIES (CONTINUED)

(f) Construction labor

The Group has utilized an imported construction labor quota granted to it by the Macao Department of Labor for purposes of constructing the Sands Cotai Central (including the St. Regis Tower) and The Parisian Macao project at Parcel 3 and for additions and alterations work in The Venetian Macao, Four Seasons Serviced Apartments and Plaza Casino at Parcel 2 and within Sands Cotai Central (the "Group Quota"). The Group Quota covers the importation of overseas staff and workers that represents only part of the imported staff and labor required to complete the construction work. The remainder of the imported staff and labor are covered by separate quotas awarded by the Macao Government directly to the various construction companies contracted by the Group for the construction work (the "Contractor Quota").

The Group is primarily liable for all employer costs associated with persons employed under the Group Quota. Such employees are managed and supervised by the Group's contractors. The contractors utilizing the Group Quota are contractually obligated to pay all employer costs and to indemnify the Group for any costs they may incur as a result of the persons employed. In addition, the Group has the right of offsetting such costs they may incur against any amounts due to the contractors. However, the Group may still have the contingency for the payments to the construction labor if the contractors fail to pay the salaries and the amounts owed by the Group to the construction companies are not sufficient to offset the amounts due to the construction labor. As at December 31, 2013, the Group continues to employ imported staff and labor under the Group Quota.

The Group is not directly liable for employer costs associated with staff and labor imported by contractors under the Contractor Quota.

31. INTERESTS IN SUBSIDIARIES

	Note	December 31, 2013	2012
		US$'000	
Unlisted shares — at cost		**105,533**	105,533
Deemed equity contributions arising from share-based compensation		**36,655**	24,185
Equity contribution upon capitalization of an amount due from a subsidiary		**250,000**	250,000
Equity contribution upon capitalization of note receivable from a subsidiary		**125,100**	125,100
Notes receivable from subsidiaries	32(b)	**1,052,633**	1,047,428
Note interest receivable from a subsidiary	32(b)	**3,973**	4,120
Receivables from subsidiaries	32(c)	**43,819**	43,821
		1,617,713	1,600,187

Receivables from subsidiaries are unsecured, interest free and not repayable in the coming twelve months.

167

5.3 **NOTES TO THE** CONSOLIDATED FINANCIAL STATEMENTS

31. INTERESTS IN SUBSIDIARIES (CONTINUED)

Details of the Group's principal subsidiaries as at December 31, 2013 are as follows:

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
Directly held:				
Venetian Venture Development Intermediate Limited	Cayman Islands, June 21, 2002	Investment holding	US$1	100%
SCL IP Holdings, LLC	United States of America, September 29, 2009	Holder of trademark licenses	US$100	100%
Indirectly held:				
Cotai Ferry Company Limited	Macao, July 19, 2007	High speed ferry transportation services	MOP10,000,000	100%
Cotai Strip Lot 2 Apart Hotel (Macau) Limited	Macao, October 27, 2008	Hotel apartments	MOP4,100,000 MOP3,121,000 (preference shares)	100% 100%
Cotai Strip Lot 7 & 8 Development Limited	Macao, April 29, 2010	Hotels, restaurants, shopping mall, and conference and convention	MOP100,000	100%
Cotai WaterJets (HK) Limited	Hong Kong, July 11, 2007	Holding investments	HK$1	100%
CotaiJet 311 Limited	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 312 Limited	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 313 Limited	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 314 Limited	Cayman Islands, September 12, 2007	Ferry leasing	US$1	100%
CotaiJet 315 Limited	Cayman Islands, September 12, 2007	Ferry leasing	US$1	100%

168

SANDS CHINA LTD. Annual Report 2013

31. INTERESTS IN SUBSIDIARIES (CONTINUED)

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
CotaiJet 316 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 317 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 318 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 319 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 320 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 350 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 351 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 352 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 353 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet Holding (II) Limited (Note (i))	Hong Kong, November 23, 2007	Holding investments	HK$1	100%
Sands Cotai East Holdings Limited	Cayman Islands, May 25, 2011	Holder of hotel franchise agreement	US$1	100%
Sands Cotai West Holdings Limited	Cayman Islands, May 25, 2011	Holder of hotel franchise agreement	US$1	100%
Sands Venetian Security Limited	Macao, June 22, 2011	Security services	MOP1,000,000	100%
Venetian Cotai Hotel Management Limited	Macao, March 12, 2008	Human resources administration	MOP500,000	100%

Note:

(i) The company was dissolved on January 10, 2014.

169

5.3 **NOTES TO THE** CONSOLIDATED FINANCIAL STATEMENTS

31. INTERESTS IN SUBSIDIARIES (CONTINUED)

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
Venetian Cotai Limited	Macao, November 11, 2004	Hotels, restaurants, shopping mall, and conference and convention	MOP200,000,000	100%
Venetian Macau Finance Company	Cayman Islands, July 23, 2003	Financing (dormant since May 2005)	US$1	100%
Venetian Macau Limited (Note (ii))	Macao, June 21, 2002	Gaming and other related activities	MOP200,000,000	100%
Venetian Orient Limited	Macao, February 2, 2006	Hotels, restaurants, shopping mall, and conference and convention	MOP100,000	100%
Venetian Retail Limited	Macao, June 15, 2007	Mall management	MOP1,500,000	100%
Venetian Travel Limited	Macao, October 16, 2006	Travel and tourism agency services	MOP2,100,000	100%
V-HK Services Limited	Hong Kong, September 6, 2004	Marketing and customer development services for VML	HK$1	100%
VML US Finance LLC	United States of America, January 3, 2006	Financing	Nil	100%
Zhuhai Cotai Information Services Outsourcing Company Limited (Note (iii))	PRC, September 30, 2010	Outsourcing services, including information technology, accounting, hotel reservation and marketing	US$800,000	100%
Zhuhai Cotai Logistics Hotel Services Company Limited (Note (iii))	PRC, September 27, 2007	Procurement, marketing and administrative services	US$4,500,000	100%

Notes:

(ii) 10% of the company's issued share capital is held through an usufruct agreement whereby VVDIL has the sole and exclusive benefit. Accordingly, the profits and losses and assets and liabilities of the company have been consolidated as to 100% thereof into the consolidated financial statements.

(iii) These entities are wholly foreign owned enterprises established in the PRC.

170

SANDS CHINA LTD. Annual Report 2013

32. RELATED PARTY TRANSACTIONS

For the purposes of these consolidated financial statements, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, significant Shareholders and/or their close family members) or other entities, and include entities which are under the significant influence of related parties of the Group where those parties are individuals. The Group’s immediate holding company is VVDI (II). LVS is the Group’s ultimate holding company. Related companies represent the group companies of the LVS group.

Save as disclosed elsewhere in the consolidated financial statements, the Group had the following transactions during the year:

(a) Transactions during the year — Group

(i) Management fee income

Year ended December 31,

2013 2012

US$’000

LVS 1,163 1,132

Intermediate holding companies 485 166

Fellow subsidiary 2,256 1,361

3,904 2,659

Management services are provided by the Group to LVS group companies. These services include, but are not limited to, accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at actual costs incurred or on a cost-plus basis, allowing a margin of 5%.

(ii) Management fee expense

Year ended December 31,

2013 2012

US$’000

LVS 19,869 15,425

Intermediate holding company 426 890

Fellow subsidiaries 16,328 11,621

36,623 27,936

Management services are provided by LVS group companies. These services include, but are not limited to, human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls and other various types of marketing and promotion activities for the Group. Management fees are charged at actual costs incurred or on a cost-plus basis, allowing a margin of 5%.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32. RELATED PARTY TRANSACTIONS (CONTINUED) (a) Transactions during the year — Group (continued)

(ii) Management fee expense (continued)

Management fee expense disclosed below can be reconciled to the management fees as disclosed in Note 6(a), Note 6(b) and Note 8(a)(i) as follows:

Year ended December 31,

2013 2012

Note US$’000

Total management fees disclosed in

“Related party transactions” 36,623 27,936

Less: amounts capitalized as

“Construction-in-progress” (5,965) (4,416)

Net amounts expensed in the

consolidated income statement 30,658 23,520

Represented by management fees

presented within:

Segment information — Corporate expense 6(a) 7,298 4,650

Segment information — Pre-opening expense 6(b) 705 2,925

Other operating and administrative departments 22,655 15,945

30,658 23,520

Reconciled to management fees presented

with “Other expenses and losses”

as below:

Net management fees charged by

related parties and expensed through

the consolidated income statement 30,658 23,520

Management fees charged by third parties 16,412 9,982

Total management fees expensed 8(a)(i) 47,070 33,502

(iii) Expenses billed to/paid by other LVS group companies

During the year, the Group incurred certain expenses on behalf of other LVS group companies, or vice versa. The Group charged/reimbursed other LVS group companies for these expenses at cost.

SANDS CHINA LTD. Annual Report 2013

32. RELATED PARTY TRANSACTIONS (CONTINUED) (a) Transactions during the year — Group (continued)

(iv) Key management personnel remuneration

No transactions have been entered into with the Directors of the Company (being the key management personnel) during the year ended December 31, 2013 other than the emoluments paid to them (being the key management personnel remuneration) as disclosed in Note 7 (2012: same).

(v) Royalty fees

In November 2009, the Group entered into an agreement with Las Vegas Sands, LLC (“LVSLLC”), an intermediate holding company incorporated in the United States of America, for the use of the trademarks and other intellectual property rights as defined in the agreement. For each of the full fiscal years through the full fiscal year ended December 31, 2012, the Group was required to pay LVSLLC an annual royalty in the amount of 1.5% of non-gaming revenue and Paiza-related gaming revenue of the Sands Macao, 1.5% of all revenue of The Venetian Macao, and 1.5% of all gaming revenue of the Plaza Casino at The Plaza Macao (the “Relevant Royalty”), provided that the total royalty payable in connection with these three properties in each fiscal year was capped at US$20.0 million per full fiscal year. For each of the subsequent full fiscal years through the full fiscal year ending December 31, 2022, the Group is required to pay an annual royalty being the lesser of the Relevant Royalty or the annual caps reflecting an increase of 20.0% for each subsequent year. Each subsequent Casino Gaming property that the Group operates which utilizes any of the licensed marks in connection with generating the relevant revenue will pay for each of the first three fiscal calendar years after commencement of operations of each subsequent property, a royalty fee of 1.5% of the respective gross revenues of the operations in connection with which such licensed marks are used (each, the “Subsequent Casino Gaming Property Royalty”), subject to a US$20.0 million cap per fiscal year. For the fiscal calendar years thereafter until expiration of the initial term, the Group will pay LVSLLC an annual royalty being the lesser of the Subsequent Casino Gaming Property Royalty or the annual caps reflecting an increase of 20.0% for each subsequent year. After the commencement of the operation of Sands Cotai Central in April 2012, the Group is required to pay a royalty fee in connection with this property. During the year ended December 31, 2013, the Group incurred US$44.0 million (2012: US$40.0 million) of royalty fees.

(vi) Share-based compensation

The Group participates in the share-based compensation plan of LVS (Notes 7 and 33).

5.3 NOTES TO THE

32. CONSOLIDATED FINANCIAL STATEMENTS

(b) RELATED PARTY TRANSACTIONS (CONTINUED)

Notes receivable from subsidiaries — non-trade

Company

December 31,

2013 2012

Note US$’000

Interest bearing at prevailing market rates 1,123,275 1,102,243

Non-interest bearing 121,660 132,641

1,244,935 1,234,884

Notes receivable capitalized in interests in subsidiaries 31 1,052,633 1,047,428

Notes receivable as shown in the Company

balance sheet 192,302 187,456

1,244,935 1,234,884

As at December 31, 2013, notes receivable from subsidiaries are unsecured and not repayable in the coming twelve months (2012: same). As at December 31, 2013, the interest rates of the interest bearing notes range from a rate per annum equal to the interest rate in effect under the 2011 VML Credit Facility to 3.59% (2012: same.)

As at December 31, 2013, the balance of notes’ interest receivable from subsidiaries is as follows:

Company

December 31,

2013 2012

Note US$’000

Notes’ interest receivable from subsidiaries 5,199 5,336

Less: amount capitalized in interest in a subsidiary 31 (3,973) (4,120)

Amount included in other receivables 20 1,226 1,216

SANDS CHINA LTD. Annual Report 2013

32. RELATED PARTY TRANSACTIONS (CONTINUED)

(c) Year-end balances between the Group and related companies

		Group		Company	
		December 31,		December 31,	
		2013	2012	**2013**	2012
	Note	US$'000		US$'000	
Receivables from related companies:					
Intermediate holding company		**64**	—	**—**	—
Fellow subsidiaries		**2,986**	2,227	**—**	—
Subsidiaries		**—**	—	**470,252**	423,800
Less: non-current portion	31	**—**	—	**(43,819)**	(43,821)
	20	**3,050**	2,227	**426,433**	379,979
Payables to related companies:					
LVS		**4,731**	3,227	**319**	811
Intermediate holding companies		**344**	2,572	**—**	—
Fellow subsidiaries		**7,126**	6,631	**—**	—
Subsidiaries		**—**	—	**12,383**	25,239
	26	**12,201**	12,430	**12,702**	26,050

As at December 31, 2013, receivables from subsidiaries of approximately US$43.8 million (2012: US$43.8 million) are unsecured, interest-free and not repayable in the coming twelve months. The remaining receivables and payables are unsecured, interest-free and have no fixed terms of repayment.

33. SHARE-BASED COMPENSATION

(a) Share options of the Company

The Company adopted the Equity Award Plan for grants of options to purchase ordinary shares of the Company. The purpose of the Equity Award Plan is to give the Company a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide the Company with a share plan providing incentives directly related to increases in its Shareholder value. Subject to certain criteria as defined in the Equity Award Plan, the Company's subsidiaries' or affiliates' employees, directors or officers and many of its consultants are eligible for awards under the Equity Award Plan. The Equity Award Plan provides for an aggregate of 804,786,508 shares of the Company's ordinary shares to be available for awards, representing 10% of the outstanding shares upon completion of the Global Offering. The Equity Award Plan has a term of ten years and no further awards may be granted after the expiration of the term. The Company's Remuneration Committee may grant awards of share options, share appreciation rights, restricted share awards, restricted share units, share bonus awards, performance compensation awards or any combination of the foregoing. As at December 31, 2013, there were 769,242,301 shares available for grant under the Equity Award Plan.

175

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

33. SHARE-BASED COMPENSATION (CONTINUED) (a) Share options of the Company (continued)

Share option awards are granted with an exercise price not less than (i) the closing price of the Company’s ordinary shares on the date of grant or (ii) the average closing price of the Company’s ordinary shares for the five business days immediately preceding the date of grant. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all share option grants, which all have graded vesting, is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. The Company estimates the fair value of share options using the Black-Scholes option-pricing model. Expected volatilities are based on a combination of the Company’s historical volatilities and the historical volatilities from a selection of companies from the Company’s peer group due to the Company’s lack of historical information. The risk-free interest rate for periods equal to the expected term of the share option is based on the Hong Kong Exchange Fund Note rate in effect at the time of grant. The expected dividend yield is based on the estimate of annual dividends expected to be paid at the time of the grant. The Group has no legal or constructive obligation to repurchase or settle the options in cash.

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the Equity Award Plan operated by the Company are as follows:

Year Ended December 31,

2013 2012

Weighted Weighted

Number of average Number of average

options exercise price options exercise price

’000 US$ ’000 US$

Outstanding at January 1 23,324 2.66 23,817 2.07

Granted 4,537 5.60 7,762 3.74

Exercised (7,780) 2.48 (6,131) 1.88

Forfeited (2,474) 2.79 (2,124) 2.23

Outstanding at December 31 17,607 3.49 23,324 2.66

Exercisable at December 31 3,059 2.37 2,834 2.03

The weighted average share price at the date of exercise for share options exercised during the year was US$5.79 (2012: US$3.88).

As a result of the special dividend declared on January 24, 2014, the exercise price of the outstanding share options granted under the Equity Award Plan as at February 14, 2014 have been reduced by HK$0.77 (equivalent to US$0.099) per share option. For details, please refer to the Company’s announcement dated January 24, 2014.

SANDS CHINA LTD. Annual Report 2013

33. SHARE-BASED COMPENSATION (CONTINUED)

(a) Share options of the Company (continued)

The range of exercise prices and the weighted average remaining contractual life of the above share options outstanding as at the dates indicated are as follows:

	December 31,			
	2013		2012	
Range of exercise prices US$	**Number of options outstanding '000**	**Weighted average remaining contractual life (years)**	Number of options outstanding '000	Weighted average remaining contractual life (years)
1.01–2.00	**3,812**	**6.33**	8,148	7.37
2.01–3.00	**4,418**	**7.41**	7,155	8.41
3.01–4.00	**3,943**	**8.44**	7,124	9.37
4.01–5.00	**2,384**	**9.05**	897	9.92
5.01–6.00	**1,242**	**9.37**	—	—
6.01–7.00	**1,058**	**9.72**	—	—
7.01–8.00	**750**	**9.86**	—	—
	17,607	**8.01**	23,324	8.40

The significant inputs into the Black-Scholes option-pricing model in determining the fair value of the share options granted by the Company during the year are as follows:

	Year ended December 31,	
	2013	2012
Expected volatility[i]	**67.7%**	70.0%
Expected life (years)	**6.3**	6.2
Risk-free annual interest rate	**0.7%**	0.5%
Expected dividends	**3.1%**	4.0%
Weighted average share price (US$)	**5.57**	3.70
Weighted average exercise price (US$)	**5.60**	3.74
Weighted average fair value of each share option granted by the Company (US$)	**2.63**	1.65

(i) Expected volatility is calculated based on a combination of the Company's historical volatilities and the historical volatilities from a selection of companies from the Company's peer group.

177

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

33. SHARE-BASED COMPENSATION (CONTINUED) (b) Restricted share units of the Company

Movements in the number of restricted share units outstanding and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted share units granted by the Company are as follows:

Year Ended December 31,

2013 2012

Weighted

Number of average Number of Weighted

restricted grant date restricted average grant

share units(i) fair value(ii) share units(i) date fair value(ii)

’000 US$ ’000 US$

Outstanding at January 1 —— — —

Granted 2,608 6.64 — —

Vested —— — —

Forfeited —— — —

Outstanding at December 31 2,608 6.64 — —

(i) Number of restricted share units outstanding represents the number of ordinary shares of the Company to be given to the employees upon vesting.

(ii) Grant date fair value represents the fair value of the ordinary shares of the Company.

(c) Share options of LVS

The Group participates in the equity settled share-based compensation plan of LVS and is a party to a nonqualified share option plan, the 2004 Plan, which is described below. The plan provides for the granting of share options pursuant to the applicable provisions of the Internal Revenue Code and regulations in the United States of America.

LVS adopted the 2004 Plan, to which the Group is a party, for grants of option to purchase its common shares. The purpose of the 2004 Plan is to give LVS and its subsidiaries (collectively the “LVS Group”) a competitive edge in attracting, retaining, and motivating employees, directors and consultants and to provide the LVS Group with a share plan providing incentives directly related to increases in its Shareholder value. Any of the LVS Group’s employees, directors or officers and many of its consultants are eligible for awards under the 2004 Plan. The 2004 Plan provides for an aggregate of 26,344,000 shares of LVS’s common shares to be available for awards. The 2004 Plan has a term of ten years and no further awards may be granted after the expiration of the term. LVS’s compensation committee may grant awards of nonqualified share options, incentive (qualified) share options, share appreciation rights, restricted share awards, restricted share units, share bonus awards, performance compensation awards or any combination of the foregoing. As at December 31, 2013, there were 6,413,843 shares available for grant under the 2004 Plan.

SANDS CHINA LTD. Annual Report 2013

33. SHARE-BASED COMPENSATION (CONTINUED) (c) Share options of LVS (continued)

Share option awards are granted with an exercise price equal to the fair market value (as defined in the 2004 Plan) of LVS’s share on the date of grant. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all share option grants, which all have graded vesting, is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. LVS estimates the fair value of share options using the Black-Scholes option-pricing model. Expected volatilities are based on LVS’s historical volatility for a period equal to the expected life of the share options. The expected option life is based on the contractual term of the option as well as historical exercise and forfeiture behavior. The risk-free interest rate for periods equal to the expected term of the share options is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the estimate of annual dividends expected to be paid at the time of the grant. LVS has no legal or constructive obligation to repurchase or settle the options in cash.

For the purpose of financial reporting of the Group, share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as its expense with the corresponding increase in the share option reserve under equity in the relevant companies comprising the Group.

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the 2004 Plan operated by LVS are as follows:

Year Ended December 31,

2013

Weighted

Number of average

options exercise price

’000 US$

Outstanding at January 1 873 60.35

Granted — —

Transfer-in(i) 40 56.24

Exercised (148) 32.53

Transfer-out(i) — —

Forfeited (8) 8.15

Expired (86) 73.30

Outstanding at December 31 671 65.23

Exercisable at December 31 646 66.28

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

33. SHARE-BASED COMPENSATION (CONTINUED) (c) Share options of LVS (continued)

Year Ended December 31,

2012

Weighted

Number of average

options exercise price

’000 US$

Outstanding at January 1 1,010 61.53

Granted — —

Transfer-in(i) 143 50.86

Exercised (129) 36.57

Transfer-out(i) — —

Forfeited (8) 72.91

Expired (116) 73.36

Outstanding at December 10 900 61.68

Outstanding at December 11 (ii) 900 58.93

Granted — —

Exercised (23) 2.28

Forfeited (4) 66.85

Outstanding at December 31 873 60.35

Exercisable at December 31 814 62.13

(i) Transfer-in and transfer-out represent movement of options owned by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa.

(ii) As a result of LVS paying a special cash dividend of US$2.75 per common share on December 18, 2012, to common shareholders of record on December 10, 2012, LVS reduced the exercise price of all share options outstanding on December 10, 2012, by US$2.75.

This adjustment was the result of an antidilution provision in LVS’s 2004 Plan and did not result in any additional compensation expense.

There were no options granted under the 2004 Plan during the years ended December 31, 2013 and 2012.

SANDS CHINA LTD. Annual Report 2013

33. SHARE-BASED COMPENSATION (CONTINUED)

(c) Share options of LVS (continued)

The range of exercise prices and the weighted average remaining contractual life of the above share options outstanding as at the dates indicated are as follows:

	December 31,			
	2013		2012	
Range of exercise prices US$	**Number of options outstanding '000**	**Weighted average remaining contractual life (years)**	Number of options outstanding '000	Weighted average remaining contractual life (years)
0.00–10.00	**11**	**5.42**	43	6.31
20.01–30.00	**98**	**2.53**	133	3.51
30.01–40.00	**13**	**2.69**	62	3.17
40.01–50.00	**21**	**2.71**	33	3.61
60.01–70.00	**154**	**4.31**	187	5.31
70.01–80.00	**200**	**3.27**	220	4.28
80.01–90.00	**154**	**4.23**	175	5.23
90.01–100.00	**10**	**3.62**	10	4.62
110.01–120.00	**10**	**3.86**	10	4.86
	671	**3.64**	873	4.58

Options exercised during the year ended December 31, 2013 resulted in 148,380 (2012: 151,850) shares of LVS being issued at a weighted average price of US$32.53 (2012: US$32.21). The related weighted average share price at the time of exercise was US$62.56 (2012: US$49.60) during the year.

181

5.3 NOTES TO THE

CONSOLIDATED FINANCIAL STATEMENTS

33. SHARE-BASED COMPENSATION (CONTINUED) (d) Restricted shares and Units of LVS

Movements in the number of restricted shares and units outstanding and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted shares and units granted by LVS are as follows:

Year Ended December 31,

2013 2012

Weighted Weighted

Number of average Number of average

restricted grant date restricted grant date

shares(i) fair value(ii) shares(i) fair value(ii)

’000 US$ ’000 US$

Outstanding at January 1 6 46.72 2 38.81

Granted 11 56.31 2 45.69

Transfer-in(iii) —— 4 47.14

Vested (2) 45.69 (2) 38.81

Transfer-out(iii) —— — —

Outstanding at December 31 15 53.91 6 46.72

(i) Number of restricted shares and units outstanding represents the number of ordinary shares of LVS to be given to the employees upon vesting.

(ii) Grant date fair value represents the fair value of the ordinary shares of LVS.

(iii) Transfer-in and transfer-out represent movement of restricted shares and units owned by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa.

SANDS CHINA LTD. Annual Report 2013

5.4 FINANCIAL SUMMARY

CONSOLIDATED INCOME STATEMENTS

	Year ended December 31,				
	2009	2010	2011	2012	**2013**
			US$'000		
	(restated)				
Net revenues	3,301,114	4,142,304	4,880,787	6,511,374	**8,907,859**
Operating profit	374,995	785,686	1,202,272	1,281,163	**2,290,120**
Profit before income tax	215,217	670,344	1,135,321	1,237,523	**2,216,786**
Income tax expense	(201)	(3,894)	(2,271)	(1,842)	**(1,904)**
Profit for the year attributable to equity holders of the Company	215,016	666,450	1,133,050	1,235,681	**2,214,882**

CONSOLIDATED BALANCE SHEETS

	December 31,				
	2009	2010	2011	2012	**2013**
			US$'000		
	(restated)				
Assets					
Non-current assets	6,397,196	6,995,999	7,065,066	7,634,709	**7,682,111**
Current assets	1,230,536	1,478,550	3,062,619	2,752,770	**3,783,389**
Total assets	7,627,732	8,474,549	10,127,685	10,387,479	**11,465,500**
Equity and liabilities					
Equity	3,698,894	4,362,367	5,515,772	5,586,126	**6,449,882**
Non-current liabilities	2,963,419	2,761,467	3,349,513	3,247,210	**3,082,521**
Current liabilities	965,419	1,350,715	1,262,400	1,554,143	**1,933,097**
Total liabilities	3,928,838	4,112,182	4,611,913	4,801,353	**5,015,618**
Total equity and liabilities	7,627,732	8,474,549	10,127,685	10,387,479	**11,465,500**

Note: The consolidated financial statements for the year ended December 31, 2009 has been restated to reflect the adoption of the amendment to IAS 17 "Leases", which is effective for annual periods commencing on or after January 1, 2010.

183

6. CORPORATE INFORMATION

(as at the Latest Practicable Date)

DIRECTORS

Executive Directors

Mr. Edward Matthew Tracy
(President and Chief Executive Officer)
Mr. Toh Hup Hock
(Chief Financial Officer and Executive Vice President)

Non-Executive Directors

Mr. Sheldon Gary Adelson *(Chairman)*
Mr. Michael Alan Leven
(Mr. David Alec Andrew Fleming as his alternate)
Mr. Jeffrey Howard Schwartz
Mr. Irwin Abe Siegel
Mr. Lau Wong William

Independent Non-Executive Directors

Mr. Iain Ferguson Bruce
Ms. Chiang Yun
Mr. David Muir Turnbull
Mr. Victor Patrick Hoog Antink
Mr. Steven Zygmunt Strasser

REGISTERED OFFICE IN CAYMAN ISLANDS

Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005
Cayman Islands

PRINCIPAL PLACE OF BUSINESS AND HEAD OFFICE IN MACAO

The Venetian Macao-Resort-Hotel
Executive Offices, L2
Estrada da Baia de N. Senhora da Esperanca, s/n
Taipa, Macao

PRINCIPAL PLACE OF BUSINESS IN HONG KONG

Level 54, Hopewell Centre
183 Queen's Road East
Hong Kong

COMPANY'S WEBSITE

www.sandschinaltd.com

COMPANY SECRETARY

Mr. David Alec Andrew Fleming

BOARD COMMITTEES

Audit Committee

Mr. Iain Ferguson Bruce *(Chairman)*
Ms. Chiang Yun
Mr. Irwin Abe Siegel
Mr. Lau Wong William
Mr. Victor Patrick Hoog Antink

Remuneration Committee

Mr. David Muir Turnbull *(Chairman)*
Mr. Iain Ferguson Bruce
Mr. Jeffrey Howard Schwartz
Mr. Lau Wong William
Mr. Victor Patrick Hoog Antink

Nomination Committee

Mr. Sheldon Gary Adelson *(Chairman)*
Mr. Iain Ferguson Bruce
Mr. David Muir Turnbull

Sands China Capital Expenditure Committee

Mr. Michael Alan Leven *(Chairman)*
Mr. Edward Matthew Tracy
Mr. Jeffrey Howard Schwartz
Mr. Victor Patrick Hoog Antink

AUTHORIZED REPRESENTATIVES

Mr. Toh Hup Hock
Mr. David Alec Andrew Fleming
The Venetian Macao-Resort-Hotel
Executive Offices, L2
Estrada da Baia de N. Senhora da Esperanca, s/n
Taipa, Macao

CAYMAN ISLANDS PRINCIPAL SHARE REGISTRAR AND TRANSFER OFFICE

Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005
Cayman Islands

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited
Shops 1712-1716, 17th Floor
Hopewell Centre
183 Queen's Road East
Wanchai
Hong Kong

PRINCIPAL BANKERS

Banco Nacional Ultramarino S.A.
Avenida Almeida Ribeiro, 22
Macao

Bank of China Limited, Macao Branch
Bank of China Building
Avenida Doutor Mario Soares
Macao

STOCK CODE

1928

184

SANDS CHINA LTD. Annual Report 2013

7. CONTACT US

ANNUAL REPORT

This 2013 Annual Report is printed in English and Chinese languages and is available on our website at www.sandschinaltd.com from March 27, 2014 and was posted to Shareholders on March 28, 2014.

Those Shareholders who (a) received our 2013 Annual Report electronically and would like to receive a printed copy or vice versa; or (b) received our 2013 Annual Report in either English or Chinese language only and would like to receive a printed copy of the other language version or to receive printed copies of both language versions in the future, may at any time change their means of receipt or choice of the language of the Company’s corporate communications free of charge by reasonable notice in writing to the Company c/o the Hong Kong Share Registrar by post at Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong or by email to sandschina.ecom@computershare.com.hk.

Those Shareholders who have chosen to receive this 2013 Annual Report by electronic means and who, for any reason, have difficulty in receiving or gaining access to this 2013 Annual Report, may also request to be sent a copy of this 2013 Annual Report in printed form free of charge by submitting a written request to the Company c/o the Hong Kong Share Registrar by post or by email.

REGISTER OF MEMBERS

The Register of Members of the Company will be closed on the following dates:

Book Closure Period/Date Purpose Final Lodging Date

May 20, 2014 to May 30, 2014 To determine the identity of Shareholders May 19, 2014 who are entitled to attend and vote at the AGM

June 9, 2014 To determine the identity of Shareholders June 6, 2014 who are entitled to the final dividend

ANNUAL GENERAL MEETING (AGM)

To be held on May 30, 2014. The Notice of the AGM, which constitutes part of the circular to Shareholders, and the proxy form will be sent to the Shareholders together with this 2013 Annual Report. The Notice of the AGM and the proxy form will also be available on the Company’s website.

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited

Address: Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong

Telephone: +852 2862 8628

Facsimile: +852 2865 0990

Email: hkinfo@computershare.com.hk

CONTACT US

Address: Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong

Telephone: +853 8118 2888

Facsimile: +853 2888 3382

Email: scl-enquiries@sands.com.mo

8. GLOSSARY

“adjusted EBITDA” adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains or losses, impairment loss,

gain or loss on disposal of property and equipment and investment properties, fair value gains or losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. With respect to adjusted EBITDA for each of our properties, we make allocations of the shared support expenses based on revenue attributable to each property.

Adjusted EBITDA is used by management as the primary measure of operating performance of our Group’s properties and to compare the operating performance of our Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation;

construed as an alternative to profit or operating profit; as an indicator of our IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA presented in the report may not be comparable to other similarly titled measures of other companies. In addition, our adjusted EBITDA presented in the report may differ from adjusted EBITDA presented by LVS for its Macao segment in its filings with the U.S. Securities and Exchange Commission

“ADR” the average daily rate per occupied room in a given time period, calculated as room revenue divided by the number of rooms sold

“Board” the board of directors of the Company

“cage” a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash

“CAGR” compound annual growth rate

“casino(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games

“Chief Executive” a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the board of directors for the conduct of the business of the

Company

“China” or the “PRC” the People’s Republic of China excluding, for the purpose of this Annual Report only, Hong Kong,

Macao and Taiwan, unless the context otherwise requires

“chip(s)” tokens issued by a casino to players in exchange for cash or credit, which may be used to place bets on gaming tables, in lieu of cash

SANDS CHINA LTD. Annual Report 2013

“Company”, “our”, Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as an

“we”, “us”, or exempted company with limited liability and, except where the context otherwise requires, all of

“Sands China” its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we”, “us”, or “our” refers exclusively to VML

“Concessionaire(s)” the holder(s) of a concession for the operation of casino games in the MSAR. As at the Latest

Practicable Date, the Concessionaires were Galaxy, SJM and Wynn Macau

“Controlling has the meaning ascribed to it under the Listing Rules and, with respect to our Company, the

Shareholder(s)” controlling Shareholders as referred to in “Relationship with Our Controlling Shareholders” of our Prospectus

“Cotai” the name given to the land reclamation area in the MSAR between the islands of Coloane and

Taipa

“Cotai Strip” integrated resort projects on Cotai being developed by us and inspired by the Las Vegas Strip in

Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong Kong and Macao

“Cotai Strip Resorts the name given to our integrated resorts on Cotai

Macao”

“DICJ” Gaming Inspection and Coordination Bureau (“Direcçăo de Inspecçăo e Coordenaçăo de Jogos”)

under the Secretary for Economy and Finance of the MSAR

“Director(s)” member(s) of the board of directors of the Company

“DSEC” the Statistics and Census Service of the MSAR

“Deloitte” Deloitte Touche Tohmatsu

“EBITDA” earnings before interest, taxes, depreciation and amortization

“Equity Award Plan” the Equity Award Plan conditionally adopted by our Company on November 8, 2009

“Exchange Rate” save as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted, for the purposes of illustration only, in this Annual Report at:

US$1.00: HK$7.7549

US$1.00: MOP7.9876

HK$1.00: MOP1.03

“First Trademark License the trademark license agreement dated May 25, 2006 entered into between VML and Venetian

Agreement” Cotai Limited (as licensees) with LVS, Las Vegas Sands, LLC and Venetian Casino Resort, LLC (as

licensors)

8. GLOSSARY

“Four Seasons Hotel” refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by FS

Macau Lda., an affiliate of Four Seasons Hotels Limited

“Galaxy” Galaxy Casino S.A. (also known as Galaxy Casino Company Limited), a company incorporated in

Macao on November 30, 2001 and one of the three Concessionaires

“gaming area(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao Government

“Gaming Promoter(s)” individuals or corporations licensed by and registered with the Macao Government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation, accommodation, dining and entertainment, whose activity is regulated by Administrative Regulation No. 6/2002

“GDP” gross domestic product

“Global Offering” the offer of Shares in the Company by subscription for cash at HK$10.38 on November 30, 2009 on and subject to the terms outlined in the Prospectus

“Group” our Company and its subsidiaries and, in respect of the period before our Company became the holding company of such subsidiaries, the entities that carried on the business of the present

Group at the relevant time

“HIBOR” the Hong Kong Interbank Offered Rate

“HK$” or “HK dollars” Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong” the Hong Kong Special Administrative Region of the PRC

“IFRS” International Financial Reporting Standards

“integrated resort(s)” a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas

“Latest Practicable Date” March 21, 2014

“LIBOR” London Interbank Offered Rate

“Listing” the listing of the Shares on the Main Board on November 30, 2009

“Listing Date” November 30, 2009, the date on which dealings in the Shares first commenced on the Main

Board

SANDS CHINA LTD. Annual Report 2013

“Listing Rules” the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time)

“LVS” Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange

“LVS Group” LVS and its subsidiaries (excluding our Group)

“Macao” or “MSAR” the Macao Special Administrative Region of the PRC

“Macao Government” the local government of the MSAR, established on December 20, 1999 and the local administration before this date

“Main Board” the stock exchange (excluding the option market) operated by the Stock Exchange which is independent of and operated in parallel with the Growth Enterprise Market of the Stock

Exchange

“mass market player(s)” Non-Rolling Chip players

“Melco Crown” Melco Crown Jogos (Macau), S.A., a private company limited by shares (“sociedade anónima”)

incorporated on May 10, 2006 under the laws of Macao and one of the three Subconcessionaires

“MGM Grand Paradise” MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of Macao and one of the three Subconcessionaires

“MICE” Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting

“MOP” or “pataca(s)” Macao pataca, the lawful currency of Macao

“Parcel 1” a land parcel in Cotai totaling 291,479 square meters described under Registration No. 23225 by the Macau Property Registry, on which The Venetian Macao has been constructed

“Parcel 2” a land parcel in Cotai totaling 53,700 square meters described under Registration No. 23223 by the Macau Property Registry, on which The Plaza Macao has been constructed

“Parcel 3” a land parcel in Cotai totaling 60,479 square meters described under Registration No. 23224 by the Macau Property Registry, on which The Parisian Macao is being developed

8. GLOSSARY

“Parcels 5 and 6” land parcels in Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macau Property Registry, on

which Sands Cotai Central has been constructed

“Parcels 7 and 8” land parcels in Cotai totaling 110,200 square meters adjacent to Sands Cotai Central

“premium player(s)” Rolling Chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of Gaming Promoters

“Prospectus” our Listing prospectus dated November 16, 2009, which is available from our website at

www.sandschinaltd.com

“PwC” PricewaterhouseCoopers Hong Kong

“RMB” or “Renminbi” Renminbi, the lawful currency of China

“Rolling Chip play” play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips

“Rolling Chip volume” casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players)

“Sands Cotai Central” Our integrated resort development on Parcels 5 and 6. On April 11, 2012, the first hotel tower on parcel 5 opened and features 636 rooms and suites under the Conrad hotel brand and 1,224 rooms under the Holiday Inn hotel brand. The Group also opened significant gaming, MICE,

retail space and other integrated resort amenities, all of which are operated by the Group. On

September 20, 2012, the first hotel tower on parcel 6 opened and features 1,796 Sheraton-

branded hotel rooms and suites, along with additional gaming area, retail, entertainment, dining and MICE facilities, which are operated by the Group. On January 28, 2013, the second hotel tower on parcel 6 opened and features 2,067 additional Sheraton-branded hotel rooms and suites. The remaining phase of the integrated resort will include a fourth hotel and mixed-use tower, located on parcel 5, under the St. Regis brand. The Group has begun construction on the remaining phase concurrent with updating the design and final cost estimates for the project

“Sands Macao” the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater

“Second Trademark the trademark sub-license agreement dated November 8, 2009 entered into between Las Vegas

Sub-License Sands, LLC and SCL IP Holdings, LLC

Agreement”

“SFO” the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong) as

amended, supplemented or otherwise modified from time to time

“Shared Services the shared services agreement dated November 8, 2009 and renewed on December 21, 2011,

Agreement” entered into between LVS and our Company to regulate their relationship with respect to the provision of certain shared services

SANDS CHINA LTD. Annual Report 2013

“Share(s)” ordinary shares in our Company with a nominal value of US$0.01 each

“Shareholder(s)” holder(s) of Shares

“SJM” Sociedade de Jogos de Macau, S.A., a private company limited by shares (“sociedade anónima”), incorporated on November 28, 2001 under the laws of Macao and one of the three

Concessionaires

“Stock Exchange” The Stock Exchange of Hong Kong Limited

“Subconcession” or the tripartite Subconcession Contract for the operation of casino games dated December 26,

“Subconcession 2002 among Galaxy, the Macao Government and VML

Contract”

“Subconcessionaire(s)” the holder(s) of a subconcession for the operation of casino games in the MSAR. As at the Latest

Practicable Date, the Subconcessionaires were VML (one of our subsidiaries), Melco Crown and

MGM Grand Paradise

“table games” typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as

“sic bo”) as well as craps and roulette

“The Parisian Macao” an integrated resort being developed on Parcel 3, which is intended to include a gaming area,

hotel, a shopping mall and other integrated resort amenities

“The Plaza Macao” an integrated resort which includes (i) the Four Seasons Hotel; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, Shoppes at Four Seasons, restaurants and a spa,

each of which are operated by us; and (iv) a luxury apart-hotel tower, which is anticipated to be branded and serviced by Four Seasons; except where the context indicates otherwise

“The Venetian Macao” The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas,

a hotel, MICE space, Shoppes at Venetian, over 50 different restaurants and food outlets, a

15,000-seat arena and other entertainment venues

“TTFT” the Taipa Temporary Ferry Terminal, a ferry terminal in Taipa, Macao, which was developed and is owned by the Macao Government. The terminal opened in October 2007 and is an interim facility. It is expected to be replaced by a permanent ferry terminal in Taipa, which is currently under construction by the Macao Government

“United States”, “U.S.” the United States of America, including its territories and possessions and all areas subject to its or “U.S.A.” jurisdiction

“US$” or “U.S. dollars” United States dollars, the lawful currency of the United States

8. GLOSSARY

“U.S. GAAP” accounting principles generally accepted in the United States

“VIP player(s)” Rolling Chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from Gaming Promoters

“VIP room(s)” rooms or designated areas within a casino or gaming area where VIP players and premium players gamble

“visit(s)” or “visitation(s)” with respect to visitation of our properties, the number of times a property is entered during a fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties which use video signal image processor detection and include repeat visitors to our properties on a given day

“VML” our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of

Macao, one of the three Subconcessionaires and the holder of the Subconcession

“VOL” Venetian Orient Limited, a wholly owned subsidiary of the Company and owner and developer of

Sands Cotai Central

“VVDIL” our subsidiary, Venetian Venture Development Intermediate Limited, a company incorporated in the Cayman Islands on June 21, 2002 as an exempted company with limited liability

“VVDI (II)” Venetian Venture Development Intermediate II, a company incorporated in the Cayman Islands on January 23, 2003 as an exempted company with limited liability and an indirect, wholly owned subsidiary of LVS and our immediate Controlling Shareholder

“Wynn Macau” Wynn Resorts (Macau) S.A., a private company limited by shares (“sociedade anónima”)

incorporated on October 17, 2001 under the laws of Macao and one of the three

Concessionaires

Sands Macao The Venetian Macao The Plaza Macao Sands Cotai Central The Parisian Macao

May, 2004 August, 2007 August, 2008 April, 2012 2015

www.sandschinaltd.com

This annual report is printed on recycled paper using soy ink

Sands China Ltd.

(Incorporated in the Cayman Islands with limited liability)

Stock Code : 1928

www.sandschinaltd.com